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                                                                   Exhibit 10.2


                       DATED THE 29th DAY OF NOVEMBER 1996

                                     Between

                          FLEXTRONICS INTERNATIONAL LTD
                                  as Purchaser

                       FICO FOREST INDUSTRIAL CO. LIMITED
                                    as Vendor

                                       and

                         FICO INVESTMENT HOLDING LIMITED
                                 as the Company

                          SALE AND PURCHASE AGREEMENT
                       relating to 4,000 ordinary shares
                                  consisting of
                         40% of all the ordinary shares
                             in the share capital of
                         FICO INVESTMENT HOLDING LIMITED
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                               TABLE OF CONTENTS

Clause       Heading                                                     Page
------       -------                                                     ----

1.           DEFINITIONS AND INTERPRETATION .........................      2
2.           SALE OF THE SALE SHARES ................................      6
3.           CONDITIONS .............................................      6
4.           CONSIDERATION FOR THE SALE SHARES ......................      7
5.           POST-CLOSING ADJUSTMENT ................................      8
6.           COMPLETION .............................................      8
7.           VENDOR'S WARRANTIES ....................................     11
8.           VENDOR'S AND COMPANY'S UNDERTAKINGS ....................     14
9.           INDEMNITY ..............................................     14
10.          PROFIT TARGET ..........................................     15
11.          COVENANTS AND UNDERTAKINGS .............................     16
12.          CONFIDENTIALITY ........................................     19
13.          RESTRICTION ON ANNOUNCEMENTS ...........................     20
14.          COSTS ..................................................     20
15.          GENERAL ................................................     20
16.          ILLEGALITY .............................................     21
17.          NOTICES ................................................     21
18.          REMEDIES AND WAIVERS ...................................     22
19.          TIME OF ESSENCE ........................................     22
20.          GOVERNING LAW AND DISPUTE RESOLUTION ...................     22
21.          COUNTERPARTS ...........................................     23

             SCHEDULE 1    PARTICULARS OF THE COMPANY ...............     25
             SCHEDULE 2    CALL OPTION AGREEMENT ....................     26
             SCHEDULE 3    CHARGE ...................................     46
             SCHEDULE 4    EMPLOYMENT AGREEMENT - LAW SING HONG .....     55
                           EMPLOYMENT AGREEMENT - LAW SHUN HANG .....     64
                           EMPLOYMENT AGREEMENT - LAW KIN PING ......     73
             SCHEDULE 5    ESCROW AGREEMENT .........................     82
             SCHEDULE 6    FICO CALL OPTION AGREEMENT ...............     89
             SCHEDULE 7    PARTICULARS OF FICO(PRC) .................     97
             SCHEDULE 8    DEED OF INDEMNITY ........................     98
             SCHEDULE 9    MEMORANDUM OF DISCLOSURE .................    105
             SCHEDULE 10   PRC PROPERTY .............................    108
             SCHEDULE 11   PUT OPTION AGREEMENT .....................    109
             SCHEDULE 12   SHAREHOLDERS' AGREEMENT ..................    117
             SCHEDULE 13   REPRESENTATIONS AND WARRANTIES ...........    136
             SCHEDULE 14   ASSUMPTIONS AND POLICIES REGARDING
                            THE PROFIT TARGET UNDER CLAUSE 10 .......    158

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THIS AGREEMENT is made on the 29th day of November 1996 BETWEEN

 (1) FLEXTRONICS INTERNATIONAL LTD, a company incorporated in Singapore and having its registered office at 36 Robinson Road, City House, #18-01, Singapore 068877 ("Purchaser");

 (2) FICO FOREST INDUSTRIAL CO. LIMITED, a company incorporated in Hong Kong and having its registered office at Unit 10, 5 & 4 18/F, Blk B, Kong Nam Ind. Building, 603 Castle Peak Road, Tsuen Wan, New Territories, Hong Kong ("Vendor"); and

 (3) FICO INVESTMENT HOLDING LIMITED, a company incorporated in Hong Kong and having its registered office at Rm 10, 18/F, Blk B, Kong Nam Ind. Building, 603 Castle Peak Road, Tsuen Wan, New Territories, Hong Kong ("Company").

WHEREAS:

 (A) The Company and FICO(PRC) (as defined below) are in the business of the sale and manufacture of plastic material products and its by-products.

 (B) The Company was incorporated in Hong Kong on 12 September 1996 and has, at the date hereof, an authorized share capital of 10,000 ordinary shares of HK$1.00 each of which 10,000 ordinary shares are issued and paid-up. The relevant particulars of the Company are set out in
         Schedule 1.

 (C) FICO(PRC) has, at the date hereof, an authorised capital of HK$55,000,000 and pursuant to the Capital Verification Certificate dated 9 April 1996 from Shenzhen Baoan Certified Public Accountants, HK$42,981,525 has been paid up.

 (D) The Vendor is the legal and beneficial owner of all the issued shares in the share capital of the Company and the owner of FICO(PRC).

 (E) The Vendor has agreed to transfer ownership of FICO(PRC) to the Company such that, by the Completion Date of this Agreement, FICO(PRC) shall be a subsidiary of the Company. FICO(PRC) will be the only subsidiary of the Company.

 (F) The Vendor has offered to sell to the Purchaser 4,000 Shares (as defined below) consisting of forty percent. (40%) of the issued and paid-up share capital of the Company, which are or shall, be legally and beneficially held by the Vendor by the Completion Date of this Agreement.

 (G) The Vendor is desirous of selling, and the Purchaser is desirous of purchasing, all the Sale Shares (as defined below) for the consideration and on the terms and subject to the conditions, contained in this Agreement and further to that, have agreed to the terms and execution of, and agreed to procure the execution of the Employment Agreements (as defined below), the Put Option Agreement (as defined below), the Call Option Agreement (as defined below), the Escrow Agreement (as defined below), the Fico Call Option Agreement (as defined below), the Shareholders' Agreement (as defined below) the Deed of Indemnity (as defined below) and the Charge (as defined below), upon the Completion of this Agreement.
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NOW IT IS HEREBY AGREED as follows:

1        DEFINITIONS AND INTERPRETATION

1.1 In this Agreement and in the Schedules unless the context requires otherwise:

         "Articles" means the articles of association of each Group Company;

         "Audited Accounts" means the consolidated pro-forma audited accounts for the financial period ended the Balance Sheet Date prepared by the Purchaser's Auditors;

         "Audited Net Asset Value" shall have the meaning ascribed to it in Clause 5.1;

         "Balance Consideration" shall have the meaning ascribed to it in Clause 4.2(ii);

         "Balance Sheet Date" means 30 September 1996;

         "Business" shall have the meaning ascribed to it in Clause 11.3(vi);

         "Business Day" means a day (other than a Saturday, a Sunday or a public holiday in Hong Kong) on which commercial banks are open for business in Hong Kong;

         "Call Option Agreement" means the conditional call option agreement to be entered into between the Vendor and the Purchaser substantially in the form set out in Schedule 2;

         "Charge" means the first fixed charge to secure the various covenants, guarantees and undertakings of the Vendor under and pursuant to this Agreement, the Call Option Agreement, Fico Call Option Agreement, Put Option Agreement, Escrow Agreement, Deed of Indemnity and the Shareholders' Agreement, over the Shares constituting sixty per cent. (60%) of the issued and paid-up capital of the Company, to be executed by the Vendor in favour of the Purchaser substantially in the form set out in Schedule 4;

         "Chinese Party" means any governmental, regulatory, provincial, state or statutory authority in the PRC or any person exercising such functions;

         "Companies Ordinance" means the Hong Kong Companies Ordinance;

         "Completion" means completion of the sale and purchase of the Sale Shares as specified in Clause 6;

         "Completion Date" means the date falling twenty (20) Business Days after the fulfillment of the last of the conditions in Clause 3.1 but in any event, not later than 15 December 1996 or such other date as the parties may mutually agree;

         "Confidential Information" means any information which is proprietary and confidential to a party including but not limited to the terms and conditions of this Agreement, information concerning or relating in any way whatsoever to its distributorship arrangements, principals, any of the trade secrets or confidential operations, processes or inventions carried on or used by a party, any information concerning the Organisation, business, finances, transactions or affairs of a party, dealings of a party, secret or confidential information which relates to the business or party or any of its principals', clients' or customers' transactions or affairs, any party's technology, designs, documentation, manuals, budgets, financial statements or information, accounts, dealers' lists, customer lists, marketing studies, drawings, notes, memoranda and the information contained therein, any information therein in respect of trade secrets, technology and technical or other information relating to the development, manufacture, clinical testing, analysis, marketing,

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         sale or supply or proposed development, manufacture, clinical testing, analysis, marketing, sale or supply of any products or services by a party; and plans for the development or marketing of such products or services and information and material which is either marked confidential or is by its nature intended to be exclusively for its knowledge of the recipient alone;

         "Consideration" means the consideration for the Sale Shares as specified in Clause 4;

         "Deed of Indemnity" means a deed of indemnity entered or to be entered into between the Vendor, the Purchaser and the Group Companies substantially in the form set out in Schedule 8;

         "Deferred Consideration Payment Date" means the date falling four (4) calendar months after the Completion Date;

         "Encumbrance" means any mortgage, assignment of receivables, debenture, lien, charge, pledge, title retention, right to acquire, security interest, options, rights of first refusal and any other encumbrance or condition whatsoever;

         "Employment Agreements" means the employment agreements to be executed by Law Sing Hong, Law Shun Hang and Law Kin Ping substantially in the forms respectively set out in Schedule 4;

         "Escrow Agent" means Ernst & Young, an international accounting firm having its place of business at 1O/F Tower 2, The Gateway 25-27, Canton Road, Kowloon, Hong Kong, or any successor escrow agent appointed by the Purchaser;

         "Escrow Agreement" means the escrow agreement to be executed by the Vendor, the Purchaser and the Escrow Agent pursuant to the terms of this Agreement which is substantially set out in Schedule 5;

         "Fico Call Option Agreement" means the conditional call option agreement to be entered into between the Vendor and the Purchaser substantially in the form set out in Schedule 6;

         "FICO (PRC)" means Forest Keyboard Manufacturing (Shenzhen) Ltd., a company registered and validly existing in Shenzhen, the PRC, relevant particulars of which are set out in Schedule 7;

         "FICO (PRC) Litigation" means the claim initiated by FICO(PRC) against Shenzhen City Number Four Construction Engineering Company ("Defendant"), a company having its place of business in Shenzhen, PRC, for an order by the Shenzhen City Special Economic Zone Peoples' Court to (i) terminate the Shenzhen City Construction Engineering Works Contract signed between FICO(PRC) and the Defendant on 21 July 1995 for the failure by the Defendant to comply with certain quality standards stipulated in the said contract, (ii) order the Defendant to refund to FICO(PRC) the advance of 600,000 RMB paid by FICO(PRC) for the construction of a factory building located at BaoAn Gong Min Town, YuLui Village, and (iii) order the Defendant to bear the costs and expenses of the FICO(PRC) Litigation;

         "FIL Group Companies" means the Purchaser and the FIL Subsidiaries and "FIL Group Company" means any of them;

         "FIL Subsidiaries" means the subsidiaries and related companies of the Purchaser at any time and from time to time and "FIL Subsidiary" means any of them;

         "Financial Period" shall have the meaning ascribed to it in Clause 10.1(i);

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         "FY96 Audited Accounts" means the consolidated audited accounts of the
         Company for the financial year ending 31 December 1 996 prepared by the Purchaser's Auditors pursuant to Clause 5.4;

         "Group Companies" means the Company and FICO(PRC) and "Group Company" shall mean any one of them;

         "HK$" or "Hong Kong Dollars" means the lawful currency of Hong Kong;

         "HKIAC" means the Hong Kong International Arbitration Centre;

         "HKIAC Rules" means the HKIAC Procedures for Arbitration in force at the date of this Agreement, including such additions to the UNCITRAL Arbitration Rules as are therein contained;

         "Intellectual Property Right" means any trademark, pending trademark application, patent, pending patent application, know-how, registered and unregistered design, copyright, trade secrets, licences relating to any of the above or other similar industrial or commercial right;

         "Management Accounts" means the management accounts of the Group Companies for the month immediately preceding the Completion Date;

         "Memorandum of Disclosure" means the memorandum of disclosure dated on or before the Completion Date from the Vendor to the Purchaser, in the form set out in Schedule 9 disclosing information constituting exceptions to the Warranties;

         "Net Profits After Taxation of the Company" shall have the meaning ascribed to it in Clause 10.1(ii);

         "Notice of Dispute" shall have the meaning ascribed to it in Clause
         20.4;

         "Post-Closing Adjustment" shall have the meaning ascribed to it in Clause 5.3;

         "PRC" means the People's Republic of China;

         "PRC Property" means the land and building currently being constructed by FICO(PRC) at Shenzhen relevant particulars of which are set out in
         Schedule 10;

         "Profit Target" shall have the meaning ascribed to it in Clause 10.1(iii);

         "Purchaser's Auditors" mean each of (a) Ernst & Young, an international accounting firm and having its place of business in Hong Kong and (b) Shenzhen Shekou Schinda Certified Public Accountants having its place of business at Shekou, Shenzhen, PRC;

         "Put Option Agreement" means the conditional put option agreement, to be executed by the Vendor and the Purchaser substantially in the form set out in Schedule 11;

         "RMB" means the Renmimbi, lawful currency of PRC;

         "S$" or "Singapore Dollars" means the lawful currency of Singapore;

         "Sale Shares" means the 4,000 ordinary shares of HK$1.00 each consisting of forty per cent. (40%) of the issued and paid-up share capital of the Company, which collectively, are or shall be, legally and beneficially held by the Vendor immediately prior to or by the Completion Date;

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         "Shares' means all or any part of the ordinary shares of HK$1.00 each in the share capital of the Company;

         "Shareholders' Agreement" means the shareholders' agreement to be executed by the Vendor and the Purchaser substantilly in the form set out in Schedule 12;

         "SIAC" means the Singapore International Arbitration Centre;

         "SIAC Rules" means the SIAC Arbitration Rules in force at the date of this Agreement, including such additions to the UNCITRAL Arbitration Rules as are therein contained;

         "Special Accounts" shall have the meaning ascribed to it in Clause 10.2(i);

         "Specific Indemnities" shall have the meaning ascribed to it in Clause 7.14;

         "Taxes" or "Taxation" means all forms of taxation whether of Singapore, Hong Kong, or the PRC including all state or local taxation, past, present and deferred (including, without limitation, income tax (including net income and gross income), corporate, value added, occupation, real and personal property, social security, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, occupation, premium or windfall profit taxes, estate duty, stamp duty, customs and other import or export duties, or charges of any kind whatsoever, estimated and other taxes, together with any interest and levies and all penalties, charges, costs and additions to tax, payable by or due from any of the Group Companies, or any additional amounts imposed by any government, governmental agency, statutory body or any revenue authority, upon any Group Company;

         "US GAAP" means generally accepted accounting principles in the United States;

         "Warranties" means the representations, warranties, indemnities and undertakings made by the Vendor on the Group Companies contained or referred to in Clause 7 and Schedule 13; and

         "$" or "Dollars" means the lawful currency of the United States of America.

 1.2 References to statutory provisions shall be construed as references to those provisions as respectively amended or re-enacted or as their application is modified by other provisions (whether before or after the date hereof) from time to time and shall include any provisions of which they are re-enactments (whether with or without modification).

 1.3 References herein to Clauses and the Schedules are to clauses in and the schedules to this Agreement (unless the context otherwise requires). The Schedules form part of this Agreement and have the same force and effect as if expressly set out in the body of this Agreement.

 1.4 All warranties, representations, indemnities, covenants, agreements and obligations given or entered into by more than one person are given or entered into jointly and severally.

 1.5 The headings are inserted for convenience only and shall not affect the construction of this Agreement.

 1.6 Words importing the singular shall include the plural and vice versa; words importing a specific gender shall include the other genders (male, female or neuter); and "person" shall include an individual, corporation, company, partnership, firm, trustee, trust, executor, administrator or other legal personal representative, unincorporated association, joint venture, syndicate or other business enterprise, any governmental, administrative or

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         regulatory authority or agency (notwithstanding that "person" may be sometimes used herein in conjunction with some of such words), and their respective successors, legal personal representatives and assigns, as the case may be, and pronouns shall have a similarly extended meaning.

 1.7 Any thing or obligation to be done under this Agreement which requires or falls to be done on a Business Day, shall be done on the next succeeding Business Day, if the day upon which that thing or obligation to be done falls on a day which is not a Business Day.

 1.8 The word "subsidiary" shall have the same meaning in this Agreement as its definition in the Companies Ordinance.

 2.      SALE OF THE SALE SHARES

 2.1 Subject to the terms and conditions of this Agreement, the Vendor shall sell as legal and beneficial owner and the Purchaser, relying on the several representations, warranties and undertakings contained in this Agreement, shall purchase free from all Encumbrances and together with all rights and benefits now and hereafter attaching thereto, all the Sale Shares.

 2.2 The Purchaser shall not be obliged to complete the purchase of any of the Sale Shares unless the purchase of all the Sale Shares is completed simultaneously.

 3.      CONDITIONS

 3.1     The sale and purchase of the Sale Shares is conditional upon:

         (i) the Memorandum of Disclosure to be delivered to the Purchaser on Completion being in form and substance satisfactory to the Purchaser;

         (ii) completion of a special audit by the Purchaser and the Purchaser's Auditors (if the Purchaser so chooses to conduct) and a due diligence exercise over the business and records of the Group Companies and the results of the special audit and the due diligence exercise, being satisfactory to the Purchaser in its sole and absolute discretion;

         (iii) the Warranties remaining true and not misleading in any respect at Completion, as if repeated at Completion and at all times between the date of this Agreement and Completion;

         (iv) the Vendor having performed all of the covenants and agreements required to be performed or caused to be performed by it under this Agreement on or before the Completion Date;

         (v) the Vendor supplying, or procuring each of the Group Companies or its officers to supply to the Purchaser, all of the information (in such detail as may be satisfactory to the Purchaser) requested by the Purchaser from time to time before the Completion Date;

         (vi) all other consents and approvals required under any and all applicable laws for the sale and purchase of the Sale Shares and to give effect to the transactions contemplated hereunder being obtained; and

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         (vii)    the transfer of the ownership of FICO(PRC) to the Company and all consents and approvals required under all applicable laws relating thereto, whether in the PRC or Hong Kong, being obtained.

 3.2 The Vendor shall procure the fulfilment of the conditions set out in Clause 3.1 by the Completion Date. Unless specifically waived by the parties hereto, if any of the conditions stated in Clause 3.1 shall not be fulfilled on or before the Completion Date or such other date as the parties shall mutually agree, this Agreement shall ipso facto cease and determine and neither party shall have any claim against the other for costs, damages, compensation or otherwise, save for any claim by the Purchaser against the Vendor arising from antecedent breach of the terms hereof including its undertaking contained in this Clause 3.2.

 4.      CONSIDERATION FOR THE SALE SHARES

 4.1 The Consideration for the purchase of the Sale Shares shall be the aggregate sum of $5,200,000 (Dollars Five Million Two Hundred Thousand) for all the Sale Shares which shall be paid in accordance with Clause 4.2.

 4.2     The Consideration shall be satisfied:

         (i) by the payment of $3,000,000 (Dollars Three Million) on Completion; and

         (ii) by the payment of the balance of $2,200,000 (Dollars Two Million Two Hundred Thousand) on the Deferred Consideration Payment Date ("Balance Consideration"), as may be adjusted pursuant to Clause 4.2(B),

         Provided that the Balance Consideration shall not be paid unless the Purchaser is satisfied with the state of affairs of the Company as reported in the audited accounts of the Company for the financial year ending 31 December 1996 and that all the Warranties are true in all respects, on the Deferred Consideration Payment Date. In the event that the Purchaser, at its sole and absolute discretion and determination:

         (A) is not satisfied with the state of affairs of the Company as reported in the audited accounts of the Company for the financial year ending 31 December 1996, the Purchaser shall exercise its rights under the Put Option Agreement; and

         (B) is satisfied with the state of affairs of the Company as reported in the FY96 Audited Accounts, the Purchaser shall pay to the Vendor the Balance Consideration pursuant to Clause 4.3 save that the Purchaser shall deduct from the Balance Consideration, such amounts payable by the Vendor to the Company pursuant to Clauses 11.1 (ii) and (iii) and pay the same to the Company on the Deferred Consideration Payment Date and the payment of the Balance Consideration as adjusted hereunder shall constitute full and final payment of all sums due as Consideration under this Agreement and the Vendor shall have no further claim to the same.

 4.3 Payment of the Consideration in the manner set out in Clause 4.2 above shall be effected by way of telegraphic transfer of the amount payable to an account designated by the Vendor and notified to the Purchaser not later than three (3) Business Days prior to the date of payment or by way of a cashier's order or banker's draft issued by a bank licensed in Singapore or in Hong Kong or in such other form as the Vendor and the Purchaser may agree.

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 4.4     The Consideration stated herein to be paid to the Vendor, and the manner in which it is proposed to be paid, may be adjusted further according to the outcome and results of the due diligence investigations and special audit referred to in Clause 3.1 (ii) to be conducted by the Purchaser of the Group Companies.

 5.      POST-CLOSING ADJUSTMENT

 5.1 In the event the net asset value of the Group (excluding the PRC Property) calculated in accordance with US GAAP as recorded in the audited accounts for the financial year ending 31 December 1996 (in this Clause 5.1, the "Audited Net Asset Value") exceeds $5,000,000, the Vendor shall be entitled to be paid by the Company in cash as additional consideration for the transfer of the ownership of FICO(PRC) to the Company an amount equal to the difference between the Audited Net Asset Value and $5,000,000.

 5.2 In the event that the Audited Net Asset Value is less than $5,000,000, the Vendor shall pay to the Company in cash by way of additional moneys payable by the Vendor for the transfer of the ownership of FICO(PRC) to the Company, an amount equal to the difference between $5,000,000 and the Audited Net Asset Value. Such sum shall be credited to the Company's share premium account.

 5.3 The sum payable by the Company or, as the case may be, the Vendor pursuant to Clause 5.1 or Clause 5.2 (as the case may be) shall be referred to as the "Post-Closing Adjustment".

 5.4     The determination of the Audited Net Asset Value shall be as follows:

         (i) As promptly as practicable (but in no event later than 16 April 1997), the Purchaser's Auditors shall submit to the Purchaser and the Vendor the FY96 Audited Accounts of the Group Companies;

         (ii) The FY96 Audited Accounts of the Company and FICO(PRC) shall be prepared according to US GAAP; and

         (iii) The FY96 Audited Accounts shall be final and binding on the Vendor and the Purchaser and shall set forth the Audited Net Asset Value as of 31 December 1996.

 5.5 Payment of the Post-Closing Adjustment determined in accordance with Clause 5.1 or, as the case may be, Clause 5.2 shall be effected on the Deferred Consideration Payment Date.

 6.      COMPLETION

 6.1 Subject to Clause 3, Completion shall take place on the Completion Date in Hong Kong at the Hong Kong branch office of FIL (or at such other place as may be agreed) where all of the events described below shall occur.

 6.2     At Completion, the Vendor shall deliver to or, in the case of Clauses
         6.2 (vi), (vii) and (viii) below make available for inspection by, the
         Purchaser:

         (i) evidence satisfactory to the Purchaser of the satisfaction of the conditions specified in Clause 3.1 above;

         (ii) a certificate signed by a director of the Vendor and a director of the Company confirming that all the representations and warranties contained in Clause 7 and

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
         Schedule 13 have been complied with and would be correct in all respects as if repeated on the Completion Date by reference to the circumstances then existing and that all the undertakings on the part of the Vendor contained in Clause 11 have been fully performed and observed by the Vendor;

 (iii) duly executed transfers and duly executed sold notes in respect of the Sale Shares in favour of the Purchaser (including all powers of attorney or other authorities under which the transfers and sold notes in respect of the Sale Shares have been executed) or as it may direct accompanied by the relative share certificates for the Sale Shares;

 (iv) certified true copies of the resolutions passed by the board of directors of the Company:

         (a) approving the transfer of the Sale Shares to the Purchaser, or the transfer of any part of the Sale Shares to a nominee appointed by the Purchaser, save that such approval shall be conditional on the instruments of transfer being duly stamped in accordance with the Stamp Duty Ordinance;

         (b) authorising the issue of the new share certificates in respect of the Sale Shares in favour of the Purchaser or such nominee of the Purchaser;

         (c) approving the entering in the Register of Members of the Company, the name of the Purchaser as holder of the Sale Shares or that of its nominee, save that such approval shall be conditional on the instruments of transfer being duly stamped in accordance with the Stamp Duty Ordinance;

         (d) appointing as directors of the Company, the persons nominated by the Purchaser as notified to the Vendor in writing upon execution of this Agreement with effect from the Completion Date;

         (e) revoking all existing authorities to bankers in respect of the operation of its bank accounts and giving authority in favor of such persons as the Purchaser and the Vendor may nominate (such nomination to be communicated to the Vendor prior to Completion) to operate such accounts;

         (f) authorising the execution and delivery of the Deed of Indemnity by the Company and its execution under seal of the Company; and

         (g) authorising the execution and delivery by the Company of each of the Shareholders' Agreement and the Employment Agreements;

 (v) certified true copies of the resolutions passed by the shareholders of the Vendor:

         (a)      approving the sale of the Sale Shares to the Purchaser; and

         (b) authorising the execution and delivery by the Vendor of each of the Put Option Agreement, the Call Option Agreement, the Fico Call Option Agreement, the Shareholders' Agreement, the Escrow Agreement, the Charge and the Deed of Indemnity;

 (vi) all necessary corporate or other approvals necessary to be passed by all relevant person or persons for the adoption of the Articles;

         (vii) all the statutory and other books (duly written up to date) of each Group Company, the certificate of incorporation, the common seal and any other papers and documents of each Group Company in the Vendor's possession;

         (viii) the title deeds, land use right certificates, building ownership certificates, leases and tenancy agreements in respect of properties, if any, owned or leased by the Group Companies in Hong Kong and the PRC, together with all other documents relating to such properties and of all other properties of the Group Companies;

         (ix) the certificates of incorporation, certificates of incorporation on change of name, common seals (if any), the memoranda and articles of association, cheque books and statutory books and records and current business registration certificates and business licenses of each Group Company (duly written up-to-date);

         (x) such waivers or consents as may be necessary to enable the Purchaser or its nominee to be registered as holder of any and all of the Sale Shares;

         (xi) deeds executed by the vendor and each of the existing directors of each Group Company confirming that they each have no claim against such Group Company and if there are any claims that they shall release and disclaim all their rights to such claims, which letters shall be in such form as parties shall agree;

         (xii)    the Shareholders' Agreement duly executed by the Vendor;

         (xiii) the Employment Agreements duly executed by each Law Sing Hong, Law Shun Hang and Law Kin Ping;

         (xiv)    the Put Option Agreement duly executed by the Vendor;

         (xv)     the Call Option Agreement duly executed by the Vendor;

         (xvi)    the Fico Call Option Agreement duly executed by the Vendor;

         (xvii)   the Charge duly executed by the Vendor;

         (xviii)  the Deed of Indemnity duly executed by the Vendor;

         (xix) the Escrow Agreement duly executed by the Vendor and the Escrow Agent;

         (xx) a list of all bank accounts maintained by each of the Group Companies; and

         (xxi) a legal opinion by the Vendor's solicitors in a form and substance satisfactory to the Purchaser.

 6.3 On Completion and against compliance with the respective provisions of Clauses 2.2 and 6.2, the Purchaser shall deliver to the Vendor:

         (i) the sum of $3,000,000 referred to in Clause 4.2(i) in the manner set out in Clauses 4.3 and 4.4;

         (ii)     the Shareholders' Agreement duly executed by the Purchaser;

         (iii)    the Put Option Agreement duly executed by the Purchaser;

         (iv)     the Call Option Agreement duly executed by the Purchaser;

         (v)      the Fico Call Option Agreement duly executed by the Purchaser;

         (vi)     the Charge duly executed by the Purchaser;

         (vii)    the Deed of Indemnity duly executed by the Purchaser; and

         (viii)   the Escrow Agreement duly executed by the Purchaser.

6.4      On Completion, the Vendor shall procure:

         (i)      the execution by the Company of the Shareholders' Agreement;

         (ii)     the execution by the Company of the Deed of Indemnity;

         (iii)    the execution by the Company of the Employment Agreements; and

         (iv) that the Company shall hold a shareholders meeting to amend the Articles to conform the Articles with the terms and conditions of the Shareholders' Agreement and for such amendment to be effective by the Completion Date.

6.5 Without prejudice to any other remedies available, if in any respect the provisions of this Clause 6 are not complied with by the Vendor or, as the case may be the Purchaser ("Defaulting Party") on the Completion Date, the party not in default ("Non-Defaulting Party") may:

         (i) defer Completion to a date not more than twenty-eight (28) days after the Completion Date (and so that the provisions of this sub-clause shall apply to Completion as so deferred); or

         (ii) proceed to Completion so far as practicable (without prejudice to their rights hereunder); or

         (iii)    rescind this Agreement.

6.6 No party shall be obliged to perform any of its obligations under Clauses 6.2, 6.3 and 6.4 unless (simultaneously with such performance) the other parties perform their respective obligations under such Clauses.

6.7 In the event that Completion should not take place due to any failure to satisfy any or all the conditions precedent mentioned in Clause 3.1 or the occurrence of any event which is beyond the control of the Purchaser, this Agreement shall ipso facto cease and all parties hereto shall have no claims against each other save for antecedent breaches of any representations or undertakings and all the rights and obligations of the parties hereto shall cease.

7. VENDOR'S WARRANTIES

7.1 The Vendor hereby represents, warrants and undertakes to and with the Purchaser (with the intent that the provisions of this Clause 7.1 shall continue to have full force and effect notwithstanding Completion) that:

         (i) the Vendor is currently the legal and beneficial holder of the Sale Shares, and that the Sale Shares, in aggregate, represent, and shall on Completion represent, forty per cent. (40%) of the issued and paid-up share capital of the Company;

         (ii) on Completion, it shall be the legal and beneficial owner of and is entitled to sell and transfer the Sale Shares to the Purchaser and/or its nominee, free from all and any Encumbrances together with all rights and benefits attaching thereto as at the Completion Date and no other person has or shall have any rights of pre-emption over such Sale Shares;

         (iii) on Completion, the Sale Shares are and shall have been authorised, validly issued, allotted and fully paid-up;

         (iv) on Completion, the ownership of FICO(PRC) shall have been legally and validly transferred, free from Encumbrances, to the Company and that the Company shall be the legal and beneficial owner of FICO(PRC);

         (v) the execution and delivery of, and the performance by it of its obligations under this Agreement shall not:

                  (a) result in a breach of, or constitute a default under, any instrument, contract, document or agreement, to which it or the Company or FICO(PRC) is a party or by which it or the Company or FICO(PRC) is bound; and/or

                  (b) result in a breach of any law, rules, regulations, ordinances, order, judgment or decree of or undertaking to any court, government body, statutory authority or regulatory body (including, without limitation, any relevant stock exchange or securities council) to which it or the Company or FICO(PRC) is a party or by which it or the Company or FICO(PRC) is bound, whether in Hong Kong or the PRC or anywhere else in the world; and

         (vi) each of the Warranties is true and accurate in all respects save as expressly disclosed in the Memorandum of Disclosure, save that notwithstanding specific disclosure has or will be made of the FICO(PRC) Litigation in the Memorandum of Disclosure, the Vendor shall continue to be liable for all costs and expenses arising from the FICO(PRC) Litigation in the manner determined in Clause 8.1.

         Each of the representations, warranties and undertakings above shall be separate and independent and shall not be limited by anything in this Agreement. The representations, warranties and undertakings given under or pursuant to this Clause 7.1 above shall not in any respect be extinguished or affected by Completion except by a specific and duly authorised waiver or release in writing by the Purchaser.

7.2 The Vendor represents and warrants to the Purchaser that the Company is a company duly incorporated and validly existing under the laws of Hong Kong and has all requisite power and authority (corporate and otherwise) to own its properties and assets and carry on its business as now being conducted and that the Company has full power and authority to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby.

7.3 The Vendor further warrants and undertakes to and with the Purchaser (with the intent that the provisions of this Clause 7.3 shall continue to have full force and effect notwithstanding Completion) that:

         (i) all Warranties herein contained will be fulfilled and will be true and correct at Completion in all respects as if they had been entered into afresh at Completion; and

         (ii) in relation to any Warranty which refers to the knowledge, information or belief of the Vendor, that the Vendor has made reasonable enquiry into the subject matter of that Warranty.

 7.4 The Vendor warrants and undertakes to the Purchaser that each of the Group Companies shall be free of any debt or liability of any nature whatsoever (whether actual, contingent or otherwise) as at the Deferred Consideration Payment Date.

 7.5 The Warranties are given subject to matters fully, fairly and specifically disclosed in the Memorandum of Disclosure.

 7.6 The Vendor acknowledges that the Purchaser has entered into this Agreement in reliance upon and on the basis of each of the Warranties.

 7.7 The Warranties shall be separate and independent and save as expressly provided shall not be limited by reference to any other Clause or anything in this Agreement or any other paragraph of Schedule 13, the Specific Indemnities or the Deed of Indemnity.

 7.8 If prior to Completion, any event shall occur which results or may result in any of the Warranties being unfulfilled, untrue or incorrect at Completion, the Vendor shall immediately notify the Purchaser in writing thereof prior to Completion and the Vendor shall make any investigation concerning the event or matter which the Purchaser may reasonably require.

 7.9 The Vendor shall procure that it shall not do, allow or procure any act or omission before Completion which would constitute a breach of any of the Warranties if they were given at Completion or which would make any of the Warranties inaccurate or misleading if they were so given.

 7.10 In the event of it becoming apparent on or before Completion that the Vendor is in breach of any of the Warranties or any other term of this Agreement, the Purchaser may, at its sole discretion, rescind this Agreement by notice in writing to the Vendor. Upon termination of this Agreement under this Clause 7.10, the Purchaser shall, in addition to its rights to damages, be entitled to be paid legal, accounting and other costs and expenses incurred by the Purchaser in connection with this Agreement.

 7.11 The Vendor shall use its best endeavours to give to the Purchaser, and its solicitors, financiers, consultants, advisers and accountants and the Purchaser's Auditors up to Completion all such information and documentation relating to the Company and FICO(PRC) in his power, custody, possession or control as the Purchaser shall require to enable it to be satisfied as to the accuracy and due observance of the Warranties.

 7.12 Save for this Clause 7 and Schedule 13, each of the parties hereto makes no other representations or warranties, express or implied, to the other parties and each of the parties hereto acknowledges to the other parties that it has not relied on or been induced by any other warranties or representations made by the relevant party or its agents or representatives to enter into this Agreement.

 7.13 The Warranties and all other provisions of this Agreement and the Deed of Indemnity insofar as the same shall not have been performed at Completion shall not in any respect be extinguished or affected by Completion, or by any other event or matter whatsoever, except by a specific and duly authorised written waiver or release by the Purchaser.

 7.14 In addition to and without prejudice to all other rights and remedies available to the Purchaser, including the right to damages, the Vendor indemnifies the Purchaser against any claim, action, damage, loss, liability, expense or outgoing (including all expenses of investigation and enforcement of these indemnities and all legal fees and expenses) which the Purchaser or any of the Group Companies (either jointly or severally) pays, suffers, incurs or is liable for in respect of or in connection with the following (collectively, the "Specific Indemnities"):

         (i) any claim by the Chinese Party arising out of the Chinese Party's entitlement or claim of entitlement to any equity or shareholding interest in FICO(PRC);

         (ii) any claim by the Chinese Party or any other third party, including any relevant authorities (whether or not governmental or regulatory) of whatsoever nature in connection with the change in ownership of the Company arising out of the sale and purchase of the Sale Shares under this Agreement; or

         (iii) any claim by the Chinese Party after the Completion Date for the return to it by FICO(PRC) or the Company of all or part of the rights and interests in and to any of the PRC Property that were originally contributed by the Chinese Party to FICO(PRC) or any claim by the Chinese Party to any distribution of the assets of FICO(PRC) upon the liquidation of FICO(PRC).

 8.      VENDOR'S AND COMPANY'S UNDERTAKINGS

 8.1 The Vendor undertakes with the Company and the Purchaser that, notwithstanding Completion:

         (i) any and all losses, costs, damages, claims, demands, actions, proceedings, liabilities and expenses whatsoever (including but not limited to all legal costs or attorney's fees on a full indemnity basis) arising out of the FICO(PRC) Litigation shall be borne solely and fully by the Vendor and the Vendor shall keep the Purchaser and the Group Companies fully and effectively indemnified against any and all such losses, costs, damages, claims, demands, actions, proceedings, liabilities and expenses whatsoever (including but not limited to all legal costs or attorney's fees on a full indemnity basis) that the Purchaser or any Group Company may incur or suffer in connection with or arising from the FICO(PRC) Litigation; and

         (ii) all proceeds arising from the FICO(PRC) Litigation shall be for the benefit of the Vendor and in the event that such monies are received by any Group Company, all such monies shall be paid to the Vendor by the Company or FICO(PRC (as the case may be) within fourteen (14) days of such receipt.

 8.2     The Vendor and the Company jointly and severally undertake:

         (i) to assist and procure that the Company and any and/or all of the Company's directors, officers, agents and servants, provide the necessary assistance to the Purchaser and the Purchaser's Auditors in the conduct of the special audit and due diligence exercise referred to in Clause 3.1(ii) above and the preparation and issue of the Audited Accounts; and

         (ii) pay or cause to be paid, at the times required by any relevant revenue authority all unpaid Taxes, of the Company and FICO(PRC) for all periods, or portions thereof, ended on or before the Completion Date, and all costs and expenses incurred thereon shall be borne by the Vendor.

 8.3 The Vendor agrees that the Group Companies shall adopt the standard employment contract in the form prescribed by the Purchaser from time to time, for the employment of all employees of the Group Companies (save for its directors and executive officers).

 9.      INDEMNITY

 9.1 The Vendor hereby irrevocably undertakes to keep the Purchaser and the Group Companies fully and effectively indemnified against any and all losses, costs, damages, claims, demands, actions, proceedings, liabilities and expenses whatsoever (including but not limited to all legal costs or attorney's fees on a full indemnity basis) that the Purchaser or any Group Company may incur or suffer in connection with or arising from any breach of or inaccuracies of any of the Warranties and/or any breach of the Deed of Indemnity and/or the Specific Indemnities and/or any default by the Vendor of its obligations under this Agreement. The Purchaser shall not make a claim against the Vendor under this Clause 9.1 for losses, costs, damages, claims, demands, actions, proceedings, liabilities and expenses that the Purchaser or any Group Company may incur if such breach of or inaccuracies of any of the Warranties and/or any breach of the Deed of Indemnity and/or the Specific Indemnities and/or any default by the Vendor of its obligations under this Clause shall occur after the date falling after the third anniversary date of this Agreement save in respect of the Warranties contained in Clause 7.1.

 9.2 in the event of default by the Vendor in the payment on demand of any sum due under Clause 8.1 or this Clause 9 determined by agreement or pursuant to an order of a court or by the Purchaser's Auditors hereunder, the liability of the Vendor shall be increased to include interest on such sum from the due date of payment of such sum by the Vendor toward satisfaction of any liability of the Vendor under or pursuant to Clause 9.1 as the case may be, above to the date of actual payment by the Vendor (as well after as before judgment) at a rate per annum being two per cent. (2%) above the prime lending rate for Dollars as quoted by Citibank, Singapore Branch from time to time. Interest determined in accordance with this Clause 9.2 shall be calculated on the basis of a 360-day year and on the actual number of days elapsed and shall accrue from day to day.

 9.3 Where the Vendor is required by law to make any deductions or withholding from any sum payable by it to the Purchaser or any Group Company under this Agreement, the Vendor shall forthwith pay to the Purchaser or such Group Company (as the case may be), such additional amount or amounts so as to ensure that the net amount received by the Purchaser or such Group Company shall be equal to the full amount which it or they would have received had no such deduction or withholding been made or required to be made.

 9.4 Any liability to the Purchaser and any Group Company hereunder may in whole or in part be released, compounded or compromised or time or indulgence given by the Purchaser in its absolute discretion without in any way prejudicing or affecting its rights against the Vendor. Any release or waiver or compromise shall be in writing and shall not be deemed to be a release, waiver or compromise of similar conditions in the future.

10.      PROFIT TARGET

10.1     For the purposes of Clauses 10 and 11

         (i) the expression "Financial Period" shall mean the financial period commencing on 1 January 1997 and ending on 31 December 1997;

         (ii) the expression "Net Profits After Taxation of the Company" shall be determined in accordance with Clause 10.2 below; and

         (iii) the expression "Profit Target" shall mean, in respect of the Financial Period, $2,500,000.

 10.2 The Net Profits After Taxation of the Company shall mean the audited consolidated net profits of the Company and FICO(PRC) and shall be determined as follows:

         (i) the consolidated accounts of the Company and FICO(PRC) for the relevant financial period ("Special Accounts") shall be prepared and audited by the Purchaser's Auditors in accordance with the assumptions and policies set out in Schedule 14 and US GAAP no later than sixty (60) days after the end of the relevant financial period to determine the audited consolidated net profits after taxation of the Company;

         (ii) the Special Accounts will be delivered by the Purchaser's Auditors to the Purchaser, the Vendor and the Company; and

         (iii) the Special Accounts in respect of the relevant financial period shall be binding on each of the Vendor, the Purchaser and the Company.

 10.3 In the event that the Net Profit After Taxation of the Company for the Financial Period as set out in the Special Accounts shall exceed the Profit Target, the Purchaser may exercise its rights under the Call Option Agreement.

 10.4 In the event that the Profit Target shall have exceeded the Net Profit After Taxation of the Company for the Financial Period as set out in the Special Accounts, the Purchaser may exercise its rights under the Put Option Agreement.

 11.     COVENANTS AND UNDERTAKINGS

 11.1    The Vendor hereby undertakes to the Purchaser and the Company that:

         (i) it shall transfer or procure the transfer of the ownership of FICO(PRC) to the Company by the Completion Date and do all necessary things so that such transfer shall be legal and valid pursuant to the relevant laws of the PRC;

         (ii) all products manufactured by FICO(PRC) and sold to the Company up until the Completion Date ("Finished Products") shall be sold at prices not exceeding eighty per cent. (80%) of the price at which the Company is able to sell the Finished Products to its customers. In the event that the Company is unable to sell all such Finished Products at the expiry of three (3) months from the Completion Date, the Vendor undertakes that it shall purchase all such remaining Finished Products from the Company at the same price upon which these same Finished Products were purchased from FICO(PRC);

         (iii) all raw materials purchased by the Company which is not utilised by the Company at the expiry of three (3) months from the Completion Date shall be purchased by the Vendor from the Company at the price at which the said raw materials (or any part thereof) were originally purchased by the Company from its suppliers or the Vendor (as the case may be);

         (iv) it shall purchase from FICO(PRC) the PRC Property so that, by the Completion Date, the PRC Property shall not constitute any part of the assets of FICO(PRC);

         (v) it shall utilise the sum of $3,000,000 paid pursuant to Clause 4.2(i) to discharge all the debts of FICO(PRC) and the Company by the Deferred Consideration Payment Date so that the Group Companies shall be free of debt and all liabilities (whether actual, contingent or otherwise) by the Deferred Consideration Payment Date;

         (vi) the Net Profit After Taxation of the Company for the Financial Period shall be not less than the Profit Target; and

         (vii) neither of the Group Companies shall engage in any transaction or have an interest in any transaction in which any company, partnership, joint venture or sole proprietorship in which it has an interest or shall be engaged or otherwise have an interest, and in the event that payments to be made by the Vendor to the Company under Clauses 11.1(ii) and (iii) above shall not have been discharged in full as at the Deferred Consideration Payment Date, the Vendor herewith authorises the Purchaser (in the event that Clause 4.2(B) shall apply) to deduct all sums payable by the Vendor to the Company under Clauses 11.1(ii) and (iii) above, from the Balance Consideration on the Deferred Consideration Payment Date.

 11.2 The Vendor undertakes to the Purchaser to procure that, between the date of this Agreement and Completion:

         (i) each of the Group Companies shall preserve and maintain in full force and effect its corporate existence;

         (ii) each of the Group Companies shall carry on business only in the ordinary course;

         (iii) each of the Group Companies shall preserve and maintain all of its properties and assets, owned or used in the conduct of its business, in good working order and condition, ordinary wear and tear excepted; and keep insured so much of its properties and assets, in such amounts and against such risks, as are presently insured by each such Group Company as at the date of this Agreement;

         (iv) each of the Group Companies shall comply in all material respects with all applicable laws, rules, regulations and orders to which it is subject;

         (v) each of the Group Companies shall keep such books of record and accounts, in which full and in all material respects correct entries shall be made of all its financial transactions and its assets and business in accordance with the present practice of each such Group Company as at the date of this Agreement and generally accepted accounting principles consistently applied;

         (vi) each of the Group Companies shall pay and discharge in accordance with the present practice of such Group Company as at the date of this Agreement, (a) all taxes, assessments and governmental charges imposed upon it or upon its property and
                  (b) all lawful and valid claims which, if unpaid, might by law become a lien upon its property; and maintain such reserves in respect of taxes, assessments, governmental charges and levies as are required under generally accepted accounting principles consistently applied;

         (vii) each of the Group Companies shall provide the Purchaser, the Purchaser's Auditors and their respective authorised representatives reasonable access during normal business hours to all its books, records, offices and other facilities and properties, and allow the Purchaser and the Purchaser's Auditors to make such inspections thereof and copies of and extracts from such books and records, as the Purchaser or the Purchaser's Auditors may reasonably request, and cause its officers to furnish the Purchaser or the Purchaser's Auditors with such financial and operating data, including all financial statements prepared or used by its management, and other information with respect to its financial condition, business and property, as the Purchaser or the Purchaser's Auditors may from time to time reasonably request whether in connection with the special audit referred to in Clause 3.1(ii), the preparation of the Audited Accounts, the preparation of the Special Accounts or otherwise;

         (viii) each of the Group Companies shall promptly upon obtaining knowledge thereof, give notice to the Purchaser of (a) any litigation, investigation or proceeding affecting it that could reasonably be expected to have a material adverse effect on its business, operations, properties, prospects or financial condition or (b) any event or matter that has resulted in a material adverse change in its business, operations, prospects or financial condition;

         (ix) each of the Group Companies shall not declare any dividends or make any other distributions to its shareholders prior to Completion; and

         (x) the Vendor shall not discuss, negotiate or finalise any arrangements with any third party with a view to or in connection with (a) the sale of the Sale Shares or any of them, (b) any acquisition or purchase of all or substantially all of the assets of any Group Company or (c) any other material transaction incompatible with the acquisition contemplated hereby.

11.3 The Vendor covenants with and undertakes to each of the Purchaser and the Company that it shall not do any of the following without first obtaining the written consent of the Purchaser:

         (i) directly or indirectly carry on (whether alone or in partnership or joint venture with anyone else) or otherwise be concerned with or interested in (whether as trustee, principal, agent, shareholder, unit holder or in any other capacity) any business similar to or competitive with the Business (as defined below) of the Group Companies for two (2) years after Completion, in any countries where the Group Companies carry on the Business and/or sell their products, including, without limitation, Hong Kong and the PRC;

         (ii) solicit or persuade any person or corporation which is a customer or client of either of the Company or any other Group Company, or who was in the twelve (12) month period before the Completion Date a customer or client of or in respect of the Business, to cease doing business with the Company or any other Group Company or reduce the amount of business which the customer or client would normally do in respect of the Business for two (2) years after Completion;

         (iii) accept from a customer or client referred to in Clause 11.3(ii) above any business of the kind ordinarily forming part of the Business for two (2) years after Completion;

         (iv) at any time use or disclose to any third party any trade secrets, product information or Confidential Information of the Business which is not generally known or available in the market place or which but for a breach of this Clause 11.3 would not be generally known or available in the market place;

         (v) at any time induce or attempt to induce any person who is at the time of Completion or who later becomes an employee of the Group Companies in the Business to terminate his or her employment with the Group Companies;

         (vi) for the purposes of this Clause 11.3, the expression "Business" shall mean the sale and manufacture of plastic material products and its by-products (including all associated importation, exportation, marketing and related activities) carried on by the Group Companies anywhere in the world;

         (vii) each and every obligation under this Clause11.3 shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part such part or parts as are unenforceable shall be deleted from this Clause11.3and any such deletion shall not affect the enforceability of all such parts of this Clause 11.3 as remain not so deleted; and

         (viii) while the restrictions contained in this Clause 11.3 are considered by the parties to be reasonable in all the circumstances it is recognised that restrictions of the nature in question may fail for technical reasons unforeseen and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Group Companies and the Purchaser but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope the said restriction shall apply with such modifications as may be necessary to make it valid and effective.

11.4 As a separate and independent obligation, the Vendor hereby undertakes to keep the Purchaser fully and effectively indemnified against any and all losses, costs, damages, claims, demands, actions, proceedings, liabilities and expenses whatsoever (including but not limited to legal costs on an indemnity basis) that the Purchaser may incur or suffer in connection with or arising from the breach by the Vendor of any of the covenants, undertakings and agreements contained in this Clause 11.

11.5 Each of the obligations of the Vendor under this Clause 11 is a separate and independent primary obligation and shall survive and shall not be extinguished in any way by Completion. Each and every such obligation shall be severally enforceable and in the event of any obligation or obligations being or becoming unenforceable shall be deleted from this Clause 11 and any such deletion shall not affect the enforceability of all such parts of this Clause 11 as remain not so deleted.

12.      CONFIDENTIALITY

12.1 Each of the parties agrees to keep strictly secret and confidential, and under no circumstances to disclose to any person or entity which is not a party hereto, any Confidential Information arising from or in connection with this Agreement unless disclosure of such information is expressly permitted by the prior written consent in writing of all the other parties.

12.2 Notwithstanding Clause 12.1, the confidentiality obligation shall not apply to:

         (i) any information obtained from any party hereto which becomes generally known to the public, other than by reason of any wilful or negligent act or omission of any party hereto or any of their agents, advisers or employees;

         (ii) any information which is required to be disclosed to any competent governmental or statutory authority or pursuant to rules or regulations of any relevant regulatory body (including, without limitation, any relevant stock exchange or securities council);

         (iii) any information which is required to be disclosed pursuant to any legal process issued by any court or tribunal whether in Hong Kong, the PRC or elsewhere; and

         (iv) any information disclosed by any of the parties to their respective bankers, financial advisers, consultants and legal or other advisers for the purpose of this Agreement.'

 13.     RESTRICTION ON ANNOUNCEMENTS

         Save as may be required to be disclosed pursuant to any applicable requirement issued by any competent governmental or statutory authority or rules or regulations of any relevant regulatory body (including, without limitation, any relevant stock exchange or securities council), each party undertakes that prior to Completion it will not make any announcement in connection with this Agreement unless the other party hereto shall have given its consent to such announcement (which consent may not be unreasonably withheld).

 14.     COSTS

 14.1 Each party to this Agreement shall pay its own costs of and incidental to this Agreement and the sale and purchase hereby agreed to be made.

 14.2 The Purchaser shall bear any and all stamp duties payable in connection with the transfer of the Sale Shares from the Vendor to the Purchaser.

 15.     GENERAL

 15.1 This Agreement shall be binding upon and inure for the benefit of the successors and estates of the parties and the assignees or nominees of the Purchaser. The Vendor agrees that the Purchaser shall be entitled to assign the benefit of the Warranties and any cause of action in connection therewith to any member of the FIL Group or to any other party. Any reference in this Agreement to either of the parties shall be construed accordingly.

 15.2 The provisions of this Agreement including the representations, warranties, covenants and undertakings herein contained (insofar as the same shall not have been fully performed at Completion) shall remain in full force and effect notwithstanding Completion. Completion shall not prejudice any rights of any of the parties which may have accrued hereunder prior to Completion.

 15.3 The Vendor and the Purchaser shall do and execute or procure to be done and executed all such further acts, deeds, things and documents as may be necessary to give effect to the terms of this Agreement, and to provide such assistance and record as the other may reasonably request in connection with any tax return, tax investigation or audit, judicial or administrative proceeding or other similar matter relating to the Group Companies.

 15.4 This Agreement sets out the entire agreement and understanding between the parties in connection with the sale and purchase of the Sale Shares and none of the parties has entered into this Agreement in reliance upon any representation, warranty or undertaking of any other party which is not set out or referred to in this Agreement. The parties agree that no variations or modifications shall be made to this Agreement unless agreed to by the parties in writing.

 15.5 Save as expressly provided herein, any right of termination conferred upon the Purchaser or the Vendor shall be in addition to and without prejudice to all other rights and remedies available to it and no exercise or failure to exercise such a right of termination shall constitute a waiver of any such other right or remedy.

 15.6 As all parties have participated in the drafting of this agreement, the parties agree that any applicable rule requiring the construction of this Agreement against the party drafting this Agreement, shall not apply.

 16.     ILLEGALITY

         The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

 17.     NOTICES

         Any notice required to be given by any party hereto to any other party shall be deemed validly served by hand delivery or by telefax or by prepaid registered letter or by a recognised courier service sent to its address or facsimile number given herein or such other address or facsimile number as may from time to time be notified for this purpose. The initial addresses and telefax numbers of the parties are:

           The Purchaser:                   Flextronics International Ltd
                                            514 Chai Chee Lane, #04-13
                                            Singapore 469029

           Fax Number:                      (65) 449-9548

           Attention:                       Mr Goh Chan Peng

           The Vendor                       Fico Forest Industrial Co. Limited
                                            Rm 10, 18/F
                                            Blk B, Kong Nam Ind. Building
                                            603 Castle Peak Road, Tsuen Wan
                                            New Territories
                                            Hong Kong

           Fax Number:                      (852) 2412-0791

           Attention                        Mr Law Sing Hong

           The Company                      Fico Investment Holding Limited
                                            Unit 10, 18/F
                                            Blk B, Kong Nam Ind. Building
                                            603 Castle Peak Road, Tsuen Wan
                                            New Territories
                                            Hong Kong

           Fax Number:                      (852) 2412-0791

           Attention:                       Mr Law Sing Hong

Any such notice or communication shall be deemed to have been served:

(i)  if delivered by hand, at the time of delivery; or

         (ii)     if posted by prepaid ordinary mail, at the expiration of three
                  (3) days after the envelope containing the same shall have been put into the post; or

         (iii) if sent by facsimile, upon the receipt by the sender of the confirmation note indicating that the notice or communication has been sent in full to the recipient's facsimile machine, or such other similar medium of receipt; or

         (iv) if sent by courier, at the expiration of two (2) days after the package containing the same shall have been received by the relevant courier company.

         In proving such service it shall be sufficient to prove that delivery by hand was made or that the envelope containing such notice or document was properly addressed and posted as a prepaid ordinary mail letter or that the facsimile confirmation note indicates the transmission was successful, or the package as the case may be containing such notice or document was properly addressed and sent to the relevant courier company.

 18.     REMEDIES AND WAIVERS

         No failure on the part of any party to this Agreement to exercise, and no delay on its part in exercising, any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

 19.     TIME OF ESSENCE

         Any date, time or period mentioned in any provision of this Agreement may be extended by mutual agreement between the parties hereto but as regards any time, date or period originally fixed and not extended or any time, date or period so extended as aforesaid time shall be of the essence.

 20.     GOVERNING LAW AND DISPUTE RESOLUTION

 20.1 This Agreement shall be governed by, and construed in accordance with, the laws of Hong Kong.

 20.2 Any dispute or difference arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Hong Kong on or before 31 March 1997 and thereafter in Singapore. In respect of arbitration in Hong Kong, the arbitration shall be in accordance with the HKIAC Rules. In respect of arbitration in Singapore, the arbitration shall be in accordance with the SIAC Rules. The HKIAC Rules and the SIAC Rules are deemed to be incorporated by reference into this Clause 20.2 save to the extent that they are inconsistent with the express terms of this Agreement.

 20.3 The arbitral tribunal shall consist of three (3) independent arbitrators, one of whom shall be appointed by the Purchaser, one of whom shall be appointed by the Vendor, and the third (who shall act as Chairman of the arbitral tribunal) to be appointed by the Chairman of SIAC or HKIAC, as the case may be.

 20.4 For the purpose of this Agreement a dispute shall be deemed to arise when one party serves on the other party a notice in writing (in this Clause, a "Notice of Dispute") stating the nature of the dispute.

 20.5 The party serving any Notice of Dispute shall appoint one arbitrator in such Notice of Dispute.

 20.6 The party in receipt of any Notice of Dispute shall appoint an arbitrator within twenty-eight (28) days or such longer time as may be agreed between the parties or directed by the Chairman of SIAC or HKIAC, as the case may be. In default of such appointment by any party that arbitrator shall also be appointed by the Chairman of SIAC or HKIAC, as the case may be, within fourteen (14) days after such time period. The third arbitrator shall be appointed by the Chairman of SIAC or HKIAC, as the case may be, within twenty-eight (28) days of the receipt of such Notice of Dispute.

 20.7 The prevailing party in the Arbitration shall be awarded the costs and expenses (including legal fees and expenses) reasonably incurred in connection with any such arbitration.

 21.     COUNTERPARTS

         This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Agreement by signing any such counterpart and each counterpart may be signed and executed by the parties and transmitted by facsimile transmission and shall be as valid and effectual as if executed as an original.

IN WITNESS WHEREOF this Agreement has been entered into on the date appearing at the head hereof.

The Purchaser

SIGNED  by /s/  S. L. Tsui        )
           --------------------   )
for and on behalf of              )
FLEXTRONICS INTERNATIONAL LTD     )
in the presence of:               )

/s/ Christine Knight
-------------------------------
Christine Knight
Solicitor
Hong Kong


The Vendor

SIGNED by                            )    [LOGO] For and On Behalf of
                                     )
-----------------------------------  )    FICO FOREST INDUSTRIAL CO., LTD.
for and behalf of                    )
FICO FOREST INDUSTRIAL                    ------------------
CO. LIMITED                               Authorized Signature
in the presence of:


-----------------

-----------------
Solicitor, Hong Kong

FICO


SIGNED by                            )    [LOGO] For and On Behalf of
                                     )
-----------------------------------  )    FICO INVESTMENT HOLDING LIMITED
for and behalf of                    )
FICO INVESTMENT HOLDING LIMITED           ------------------
in the presence of:                       Authorized Signature

-----------------

-----------------
Solicitor, Hong Kong

                                   SCHEDULE 1

                           PARTICULARS OF THE COMPANY

                                   SCHEDULE 1

                           PARTICULARS OF THE COMPANY

    (i)      Company Registration Number:                565060

    (ii)     Business Registration Certificate:          20258126-000-09-96-1

    (iii)    Registered Office:                          Rm 10, 18/F, Blk B
                                                         Kong Nam Ind. Building
                                                         603 Castle Peak Road
                                                         Tsuen Wan, New Territories
                                                         Hong Kong

    (iv)     Date and Place of Incorporation:            12 September 1996,
                                                         Hong Kong

    (v)      Authorised Share Capital:                   HK$10,000.00

    (vi)     Issued and Fully Paid-up Share Capital:     HK$10,000.00



    (vii)    Shareholders:
             Name                            Number of Shares           Percentage of Shares

             Law Sing Hong                          1                     0.0001%          (held on
                                                                                           trust for
                                                                                           Fico Forrest
                                                                                           Industrial
                                                                                           Co. Limited)

             Fico Forrest Industrial Co.        9,999                    99.9999%
             Limited

    (viii)   Directors:       Law Sing Hong
                              Law Kin Ping
                              Law Shun Hang

    (ix)     Secretary:       Siu Pui Chun

    (x)      Auditors:        (Not currently appointed)

    (xi)     Accounting Reference Date: 31 March

                                  SCHEDULE 2

                             CALL OPTION AGREEMENT


                      DATED THIS 20th Day of December 1996




                                     Between



                          FLEXTRONICS INTERNATIONAL LTD



                                       And


                       FICO FOREST INDUSTRIAL CO. LIMITED




                              CALL OPTION AGREEMENT
                        relating to 6,000 ordinary shares
                                  consisting of
                         60% of all the ordinary shares
                             in the share capital of
                         FICO INVESTMENT HOLDING LIMITED

TABLE OF CONTENTS

Clause   Heading                                                           Page
1.       INTERPRETATION ..................................................   1
2.       CALL OPTION .....................................................   3
3.       PURCHASE PRICE ..................................................   3
4.       ADJUSTMENT TO PURCHASE PRICE ....................................   5
5.       CALL OPTION COMPLETION ..........................................   5
6.       DURATION OF OBLIGATIONS .........................................   6
7.       VENDOR'S WARRANTIES .............................................   6
8.       FIL'S WARRANTIES ................................................   7
9.       COMMUNICATIONS ..................................................   8
10.      GENERAL .........................................................   8
11.      GOVERNING LAW AND DISPUTE RESOLUTION ............................   9
         APPENDIX A   FORM OF FIRST CONSIDERATION NOTE ...................  11
         APPENDIX B   FORM OF SECOND CONSIDERATION NOTE ..................  15

THIS AGREEMENT is made the 20th day of December 1996 BETWEEN:

(1) FLEXTRONICS INTERNATIONAL LTD, a company incorporated in Singapore and having its registered office at 36 Robinson Road, City House, #18-01, Singapore 068877 ("FIL");


(2) FICO FOREST INDUSTRIAL CO. LIMITED, a company incorporated in Hong Kong and having its registered office at Unit 10, 5 & 4 18/F, Blk B, Kong Nam Ind. Building, 603 Castle Peak Road, Tsuen Wan, New Territories, Hong Kong ("VENDOR").

WHEREAS:

(A) Fico Investment Holding Limited ("COMPANY") is a company limited by shares and incorporated in Hong Kong and has at the date hereof an authorised share capital of HK$10,000 ordinary shares of HK$1.00 each, of which 10,000 of the said ordinary shares have been issued and are fully paid-up.

(B) The Vendor is the legal and beneficial owner of 6,000 ordinary shares of HK$1.00 each in the Company consisting sixty per cent, (60%) of the issued and paid-up capital of the Company.

(C) This Agreement is entered into pursuant to a Sale and Purchase Agreement ("SALE AND PURCHASE AGREEMENT") dated 29 November 1996, made between (1) FIL as purchaser, (2) the Vendor and (3) the Company. The Vendor wishes to grant to FIL a call option, being the right of FIL to purchase from the Vendor the Call Option Shares (as defined below) for the consideration and on the terms and conditions set out in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.       INTERPRETATION

1.1 In this Agreement except to the extent that the context otherwise requires:

         "BANKER'S DRAFT" means a banker's draft drawn on a bank in Singapore;

         "CALL OPTION" shall have the meaning ascribed to it in Clause 2.1;

         "CALL OPTION NOTICE" means a notice exercising the Call Option given pursuant to Clause 2.3;

         "CALL OPTION COMPLETION" means the performance by the Vendor and FIL of the obligations assumed by them respectively under Clause 5.2;

         "CALL OPTION COMPLETION DATE" means 11.00 a.m. on the date falling fourteen (14) days from the Exercise Date;

         "CALL OPTION PERIOD" means the period commencing on the date of receipt by FIL of the signed audited accounts (including the profit and loss account and the balance sheet) of the Company for the Financial Period and expiring on the date falling three (3) calendar months of such date (both dates inclusive);

         "CALL OPTION SHARES" means the 6,000 Shares consisting sixty per cent, (60%) of the issued and paid-up capital of the Company;

         "CASH CONSIDERATION" shall mean the amount determined in accordance with Clause 3.3;

         "CONSIDERATION SHARES" shall have the meaning ascribed to it in Clause 3.4;

         "EXERCISE DATE" means the date of service of a Call Option Notice under Clause 2.3;

         "FIL AVERAGE SHARE PRICE" means the average of the "closing prices" per FIL Share on each of the Trading Days for the twenty-one (21) Trading Days prior to the Call Option Completion Date. On any such Trading Day, the "closing price" per FIL Share means the last sale price as reported through the NASDAQ National Market or, if no sale occurred on any such Trading Day, the average of the highest closing "bid" price and the lowest closing "asked" price on such Trading Day as reported through the NASDAQ National Market;

         "FIL SHARES" means ordinary shares of S$0.01 each in the capital of FIL and "FIL SHARE" shall be construed accordingly;

         "FIRST CONSIDERATION NOTE" shall mean the promissory note substantially in the form of Appendix A (or in such other form as FIL and the Vendor may agree in writing) and issued pursuant to Clause 3 of this Agreement;

         "FIRST DEFERRED CONSIDERATION DATE" means the first anniversary date of the Call Option Completion Date;

         "PURCHASE PRICE" shall have the meaning ascribed to it in Clause 3.1;

         "SEC" means the United States Securities and Exchange Commission;

         "SECOND CONSIDERATION NOTE" shall mean the promissory note substantially in the form of Appendix B (or in such other form as FIL and the Vendor may agree in writing) and issued pursuant to Clause 3 of this Agreement;

         "SECOND DEFERRED CONSIDERATION DATE" means the second anniversary date of the Call Option Completion Date;

         "SECOND FINANCIAL PERIOD" shall have the meaning ascribed to it in Clause 3.6;

         "SHARES" means ordinary shares of HK$1.00 each in the share capital of the Company;

        "TRADING DAY" means any day on which the New York Stock Exchange is open for business, provided that any day on which trading on the New York Stock Exchange or the NASDAQ National Market is suspended or halted, or on which trading in FIL Shares is suspended or halted by the SEC, the National Association of Securities Dealers, Inc., NASDAQ or any regulatory or self-regulatory body in the United States of America, shall not be a Trading Day;

         "TRANSFER TERMS" means the entire legal and beneficial interest in all the Call Option Shares shall be sold and purchased free from any Encumbrance and together with all rights attaching thereto as at the Exercise Date or at any time thereafter and that the consideration for the Call Option Shares shall be the Purchase Price;

         "US$" means the lawful currency of the United States of America; and

         "VALUATION" means the fair market value of the Company as determined under Clause 3.3.

1.2 All terms and references used in this Agreement and which are defined or construed in the Sale and Purchase Agreement but are not defined or construed in this Agreement shall have the same meaning and construction in this Agreement. All references in this Agreement to the Sale and Purchase Agreement are to the Sale and Purchase Agreement as from time to time amended, modified or supplemented.

1.3 References to Recitals and Clauses are to recitals and clauses of this Agreement. The headings in this Agreement are for convenience only and shall not affect the interpretation of this Agreement. Words importing the singular number include the plural number and vice versa. References to documents include variations and replacements thereof and supplements thereto. References to a party include its permitted assigns and transferees and its successors-in-title.


2.       CALL OPTION


2.1 In consideration of the sum of US$1.00 (receipt of which the Vendor hereby acknowledges), the Vendor hereby grants to FIL the right to require the Vendor to sell to FIL all the Call Option Shares on the terms and subject to the conditions of this Agreement ("CALL OPTION").

2.2 On the exercise of the Call Option, the Vendor will become bound to sell and FIL will become bound to complete the purchase of the Call Option Shares on the Transfer Terms.

2.3 The Call Option must be exercised by notice in writing by FIL served only during the Call Option Period, failing which it will lapse and cease to have any further effect.


3.       PURCHASE PRICE

3.1 The consideration for the purchase of the Call Option Shares ("PURCHASE PRICE") pursuant to the exercise of the Call Option shall comprise the following:

         (i)      the Cash Consideration (as adjusted by Clause 3.4);

         (ii)     (where Clause 3.4 applies) the Consideration Shares;

         (iii)    the First Consideration Note; and

         (iv)     the Second Consideration Note,

         subject to the rights of FIL under Clause 4. The Purchase Price shall be paid in accordance with Clause 3.2.

3.2      The Purchase Price shall be satisfied:

         (i) by the payment of the Cash Consideration (and where Clause 3.4 applies, the Consideration Shares) on Call Option Completion;

         (ii) by the issue of the First Consideration Note to the Vendor on Call Option Completion, payment in respect of which shall be made on the First Deferred Consideration Date; and

         (iii) by the issue of the Second Consideration Note to the Vendor on Call Option Completion, payment in respect of which shall be made on the Second Deferred Consideration Date,

         subject to the rights of FIL under Clause 4.

3.3 The Cash Consideration as part consideration for the purchase of the Call Option Shares is the sum which is sixty per cent. (60%) of the Valuation. The Valuation is the sum derived by the following formula:

         Y = (A X 10 x 0.6)

         where

         Y = the Valuation;

         A = Net Profit After Taxation of the Company for the Financial Period.

         Payment of the Cash Consideration (or any part thereof, in the event that Clause 3.4 applies) shall be effected by way of telegraphic transfer to an account designated by the Vendor and notified to the Purchaser not later than three (3) Business Days prior to the Call Option Completion Date or by way of a banker's draft or in such other form as the Vendor and FIL may agree.

3.4 FIL shall have the option of satisfying up to a maximum of forty per cent. (40%) of the Cash Consideration by allotting and issuing FIL Shares to the Vendor on Call Option Completion. The number of FIL Shares to be allotted and issued to the Vendor on Call Option Completion rounded downwards to the nearest whole FIL Share ("CONSIDERATION SHARES") shall be derived by dividing that part of the Cash Consideration which FIL elects to have satisfied by the issue of FIL Shares by the FIL Average Share Price. The Cash Consideration payable on Call Option Completion shall be reduced accordingly. FIL shall use its reasonable best efforts to file, within ninety (90) days of the issuance of any Consideration Shares, a registration statement with the SEC covering the resale of such Consideration Shares.

3.5 The First Consideration Note and the Second Consideration Note as part consideration for the purchase of the Call Option Shares shall be issued and delivered to the Vendor on Call Option Completion.

3.6 The liability of FIL to the Vendor under and in respect of the First Consideration Note shall be contingent upon the Net Profit After Taxation of Company for the period commencing 1 January 1998 and ending on 31 December 1998 ("SECOND FINANCIAL Period") (and shall be determined in accordance with the terms of Clause 10.2 of the Sale and Purchase Agreement) exceeding the Net Profit After Taxation of the Company for the Financial Period by twenty per cent. (20%). In such event, the amount payable by FIL to the Vendor under the First Consideration Note shall be a cash sum equal to twenty per cent. (20%) of the Valuation as determined pursuant to Clause 3.3. The First Consideration Note shall not bear interest and the principal amount thereof (as determined in accordance with this Clause 3.6 as adjusted pursuant to Clause 4) shall be due and payable by FIL to the Vendor on the First Deferred Consideration Date.

3.7 The liability of FIL to the Vendor under and in respect of the Second Consideration Note shall be contingent upon the Net Profit After Taxation of the Company for the period commencing on 1 January 1999 and ending on 31 December 1999 (and shall be determined in accordance with the terms of Clause 10.2 of the Sale and Purchase Agreement) exceeding the Net Profit After Taxation of the Company for the Financial Period by forty-four per cent. (44%). In such event, the amount payable by FIL to the Vendor under the Second Consideration Note shall be a cash sum equal to twenty per cent. (20%) of the Valuation as determined pursuant to Clause 3.3. The Second Consideration Note shall not bear interest and the principal amount thereof (as determined in accordance with Clause 3.7 as adjusted pursuant to Clause 4) shall be due and payable by FIL to the Vendor on the Second Deferred Consideration Date.

4.       ADJUSTMENT TO PURCHASE PRICE

4.1 The Cash Consideration and the principal amount of each of the First Consideration Note and the Second Consideration Note shall be subject to any claim in respect of the Deed of Indemnity, the Post-Closing Adjustment, the Warranties and the Specific Indemnities. In the event
         (a) any claim arises under the Deed of Indemnity, (b) the Company is entitled to the Post-Closing Adjustment as against the Vendor under and pursuant to Clause 5 of the Sale and Purchase Agreement, (c) there is a breach of any of the Warranties by the Vendor or (d) any claim arises in respect of any of the Specific Indemnities, such claim, entitlement or breach (and the amount in respect thereof) as determined by FIL shall be offset by FIL deducting such amount of the principal amount and interest thereon from the Cash Consideration and each of the First Consideration Note and the Second Consideration Note as shall in the aggregate equal the amount of such claim, entitlement or breach in the manner as provided in Clause 4.2.

4.2 The rights of offset of FIL in relation to the Deed of Indemnity, the Post-Closing Adjustment, any breach of the Warranties or the Specific Indemnities shall be exercisable by FIL as far as is practicable in the order as each of the Cash Consideration, First Consideration Note and the Second Consideration Note is due to be paid.


5.       CALL OPTION COMPLETION

5.1 Completion of the sale and purchase of the Call Option Shares shall take place in Hong Kong at the Hong Kong branch office of FIL (or at such other place as may be agreed) on the Call Option Completion Date, provided that if a such day is not a Business Day then Call Option Completion shall take place at 12 noon on the first Business Day thereafter.

5.2      On Call Option Completion:

         (a) the Vendor shall deliver to FIL duly executed transfers and duly executed sold notes in favour of FIL or as it may direct in respect of the Call Option Shares accompanied by the relative share certificate(s) and shall do all things and execute such documents as shall be necessary or as FIL may reasonably request to give effect to the sale of the Call Option Shares pursuant to Clause 2 on the Transfer Terms;

         (b) the Vendor shall procure the passing of a board resolution of the Company approving the registration of the said share transfers, subject to the same being duly stamped;

         (c) the Vendor shall procure the resignations of the existing Directors of the Company nominated by them pursuant to Clause 4(B) of the Shareholders' Agreement, which said resignations shall take effect on the Call Option Completion;

         (d) (subject to Clause 4) FIL shall pay the Cash Consideration (or, where Clause 3.4 applies, the relevant part thereof) to the Vendor in any manner contemplated by Clause 3.3;

         (e) FIL shall deliver to the Vendor copies of the board resolutions of FIL authorising:

                  (i) the payment of the Cash Consideration (or, where Clause 3.4 applies, the relevant part thereof);

                  (ii) (where Clause 3.4 applies) the allotment and issue of the Consideration Shares to the Vendor; and

                  (iii) the issuance of the First Consideration Note and the Second Consideration Note;

         (f) (where Clause 3.4 applies), FIL shall deliver to the Vendor the Consideration Shares duly allotted and issued by FIL in the name of the Vendor; and

         (g) FIL shall deliver to the Vendor the First Consideration Note and the Second Consideration Note subject to FIL's rights of offset pursuant to Clause 4.

5.3 If any of the provisions of Clause 5.2 are not complied with on the Call Option Completion Date the party not in default may (without prejudice to his other rights and remedies):

         (a) defer Call Option Completion to a date not more than twenty-eight (28) days after the Call Option Completion Date (and so that the provisions of this Clause 5 shall apply to Call Option Completion as so deferred); or

         (b) proceed to Call Option Completion so far as practicable (without prejudice to his rights hereunder); or

         (c) rescind the contract of sale arising by virtue of the exercise of the Call Option.


6.       DURATION OF OBLIGATIONS

6.1 This Agreement shall terminate on the date falling on the first anniversary of the last day of the Call Option Period if no Call Option Notice shall have been served on or prior to such date.

6.2 If the Call Option Notice shall have been served on or prior to the date mentioned in Clause 6.1 this Agreement shall continue in force after such date until the fulfilment of the parties' obligations hereunder in relation to the Call Option Notice whereupon it shall terminate.

7.       VENDOR'S WARRANTIES

7.1 The Vendor warrants to FIL that it is and will remain until the exercise or expiry of the Call Option the legal and beneficial owner of the Call Option Shares, subject only to the Call Option and has and will have full power and authority to grant an option in respect of the same upon the terms and conditions of this Agreement.

7.2 The Vendor shall not prior to the exercise or expiry of the Call Option transfer, dispose of or permit an Encumbrance save for the Call Option, over its interest in any of the Call Option Shares and the Call Option Shares shall upon Call Option Completion be sold free of any Encumbrance.

7.3 At the date of this Agreement the Call Option Shares represent sixty per cent. (60%) of the issued and paid-up capital of the Company issued or agreed to be issued and there is no option or right outstanding in favour of any third party to subscribe for any share or loan capital of the Company.

7.4 The Vendor warrants that at Call Option Completion, the Call Option Shares shall constitute sixty per cent. (60%) of the issued and paid-up capital of the Company issued or agreed to be issued.

7.5 Such information relating to the Company as is known to the Vendor and which is material to be known by a purchaser for value of the Call Option Shares has been disclosed in writing to FIL prior to the date of this Agreement and, upon the written request of FIL during the Call Option Period, the Vendor shall provide such further information of which the Vendor may become aware.


8.       FIL'S WARRANTIES

8.1      FIL hereby represents and warrants to the Vendor as follows:

         (i) FIL is a company validly existing under the laws of Singapore, and has all requisite power and authority (corporate and otherwise) to own its properties and carry on its business as now being conducted. FIL has full power to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby. Certified copies of the Memorandum and Articles of Association of FIL, as amended to date, have been previously delivered to the Vendor, are complete and correct, and no amendments have been made thereto or have been authorised since the date thereof;

         (ii) On 30 September 1996, FIL's authorised share capital consists of 100,000,000 ordinary shares, S$0.01 par value, of which 13,324,759 ordinary shares were issued and outstanding. All of the outstanding share capital of FIL have been duly and validly issued and are fully paid and not subject to any call;

         (iii) The delivery of this Agreement by FIL, and the agreements provided for herein, and the consummation by FIL of the transactions contemplated hereby and thereby, have been duly authorised by all requisite corporate action. This Agreement and all such other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of FIL, enforceable against FIL in accordance with their respective terms. The delivery and performance of this Agreement and the agreements provided for herein, and the consummation by FIL of the transactions contemplated hereby and thereby, will not in any material respect (a) violate the provisions of any law, rule or regulation applicable to FIL,
                  (b) violate the provisions of FIL's Memorandum or Articles of Association, (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator, or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of FIL pursuant to, any indenture, mortgage, deed of trust or other material agreement or instrument to which FIL is a party;

         (iv) The payment of the Cash Consideration, the issue of the First Consideration Note and the Second Consideration Note, and the allotment and issue of the Consideration Shares in payment of the Call Option Consideration and the transactions contemplated hereby will comply with the constitutional documents of FIL and with all relevant material requirements of all applicable laws, rules and regulations of Singapore;

         (v) The directors of FIL have all necessary powers to pay the Cash Consideration, issue the First Consideration Note and the Second Consideration Note, allot and issue the Consideration Shares in payment of the Call Option Consideration, and to pay the expenses in the manner proposed hereby and to cause FIL to enter into this Agreement;

         (vi) The Consideration Shares, if any, to be issued in connection with the Call Option Consideration will be allotted and issued free from all claims, equities, liens, charges and encumbrances whatsoever and will be issued with all rights attaching and accruing to the FIL shares; and

         (vii) All material consents, approvals, authorisations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by FIL and which are necessary for the consummation of the transactions contemplated by this Agreement have been obtained and satisfied.

8.2 If prior to the Call Option Completion it shall be found that any of the warranties on the part of FIL as set out in Clause 8.1 above have not been carried out or complied with to the Vendor's reasonable satisfaction or are otherwise untrue or misleading in any material respect the Vendor shall be entitled by notice in writing to FIL to terminate this Agreement and neither party shall thereafter have any claim against the other under or in respect of this Agreement.


9.       COMMUNICATIONS

9.1 Except as otherwise provided in the Agreement, all notices required or permitted to be given hereunder shall be in writing and in the English language and shall be sent by facsimile or in writing.

9.2      Any notice hereunder shall be addressed as follows:

In the case of the Vendor: Fico Forest Industrial Co. Limited
                           Unit 10, 18/F
                           Blk B, Kong Nam Ind. Building
                           603 Castle Peak Road, Tsuen Wan
                           New Territories
                           Hong Kong

Fax Number:               (852) 2412-0791
Attention:                Mr Law Sing Hong


In the case of FIL:       Flextronics International Ltd
                          514 Chai Chee Lane, #04-13
                          Singapore 469029

Fax Number:               (65) 449-9548
Attention:                Mr Goh Chan Peng

9.3 Any party may from time to time by notice hereunder change its address or telefax number for notice. Notice given by facsimile shall be deemed to have been served on the next Business Day in the place of address following the day of transmission.


10.      GENERAL

10.1 This Agreement may be assigned in whole or in part by FIL. Notwithstanding this, this Agreement shall not be assigned in whole or in part by the Vendor. It is expressly agreed that this Agreement shall be binding upon and shall enure for the benefit of the parties' successors.

10.2 This Agreement supersedes any previous agreement between the parties hereto in relation to the matters dealt with herein, represents (together with any documents referred to herein) the entire agreement between the parties herein in relation to such matters and no variation hereof shall be effective unless made in writing.

10.3 The failure of any of the parties hereto at any time to require performance by any other party or to claim a breach of any term of this Agreement shall not be deemed to be a waiver of any right under this Agreement.

10.4 The parties hereto shall, and shall use their respective reasonable endeavours to procure that any necessary third parties shall, execute and do all such further deeds, documents and things as either party may reasonably require by notice in writing to the other party to carry the provisions of this Agreement into full force and effect and (so far as they are able) shall do anything necessary (including, without limitation, exercising their powers as shareholders) to give effect to the spirit and intent of this Agreement).

10.5 Any date or period mentioned in this Agreement may be extended by agreement between the parties hereto (or such of the parties as may be affected thereby), but as regards any date or period (whether or not extended as aforesaid) time shall be of the essence of this Agreement.

10.6 Subject as specifically provided herein, each of the parties hereto shall bear its own costs and expenses relating to this Agreement, save that FIL shall bear all stamp duty payable in respect of the grant of the Call Option and the purchase of the Call Option Shares.

10.7 The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

10.8 Notwithstanding the completion of the sale and purchase herein, the terms and condition of this Agreement shall not merge with the transfer or conveyance and be extinguished but shall remain in full force and effect as between the Vendor and FIL insofar as the same shall not have been fulfilled.


11.      GOVERNING LAW AND DISPUTE RESOLUTION

11.1 This Agreement shall be governed by, and construed in accordance with, the laws of Hong Kong.

11.2 Any dispute or difference arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Hong Kong on or before 31 March 1997 and thereafter in Singapore. In respect of arbitration in Hong Kong, the arbitration shall be in accordance with the HKIAC Rules. In respect of arbitration in Singapore, the arbitration shall be in accordance with the SIAC Rules. The HKIAC Rules and the SIAC Rules are deemed to be incorporated by reference into this Clause 11.2 save to the extent that they are inconsistent with the express terms of this Agreement.


11.3 The arbitral tribunal shall consist of three (3) independent arbitrators, one of whom shall be appointed by FIL, one of whom shall be appointed by the Grantors, and the third (who shall act as Chairman of the arbitral tribunal) to be appointed by the Chairman of SIAC or HKIAC, as the case may be.

11.4 For the purpose of this Agreement a dispute shall be deemed to arise when one party serves on the other party a notice in writing (in this Clause, a "NOTICE OF DISPUTE") stating the nature of the dispute.

11.5 The party serving any Notice of Dispute shall appoint one arbitrator in such Notice of Dispute.

11.6 The party in receipt of any Notice of Dispute shall appoint an arbitrator within twenty-eight (28) days or such longer time as may be agreed between the parties or directed by the Chairman of SIAC or HKIAC, as the case may be. In default of such appointment by any party that arbitrator shall also be appointed by the Chairman of SIAC or HKIAC, as the case may be, within fourteen (14) days after such time period. The third arbitrator shall be appointed by the Chairman of SIAC or HKIAC, as the case may be, within twenty-eight (28) days of the receipt of such Notice of Dispute.

11.7 The prevailing party in the arbitration shall be awarded the costs and expenses (including legal fees and expenses) reasonably incurred in connection with any such arbitration.

                                   APPENDIX A


                        FORM OF FIRST CONSIDERATION NOTE


                                 PROMISSORY NOTE

                  Due [name actual date of First Deferred Consideration Date], 1999

[          ], 1996

         This Promissory Note issued pursuant to the call option agreement
         dated [          ] entered into between (1) Flextronics International
         Ltd and (2) Fico Forest Industrial Co. Limited ("CALL OPTION AGREEMENT") Terms defined in the Call Option Agreement shall unless the context otherwise require, bear the same meaning in this First Consideration Note. For value received, Flextronics International Ltd, a corporation organized and existing under the laws of Singapore ("COMPANY"), hereby promises to pay, conditional upon the Net Profit After Taxation of Fico Investment Holding Limited for the Second Financial Period (as defined in the Call Option Agreement) (which shall be determined in accordance with the terms of Clause 10.2 of the Sale and Purchase Agreement) exceeding the Net Profit After Taxation of Fico Investment Holding Limited for the Financial Period by twenty percent. (20%) on the First Deferred Consideration Date, to the order of Fico Forest Industrial Co. Limited a Hong Kong corporation ("HOLDER"), at the offices of the Holder, the sum equal to twenty per cent. (20%) of the Valuation (as defined in the Call Option Agreement), subject to any rights of offset and adjustments pursuant to Clause 4 of the Call Option Agreement.

1.       INTEREST. This Promissory Note does not bear any interest.

2. PRINCIPAL. The Company promises to pay the principal in full on the First Deferred Consideration Date, provided that the Company may at any time prepay the principal or any part of it without premium or penalty at any time.

3. EVENTS OF DEFAULT; ACCELERATION. In case one or more of the following Events of Default shall have occurred and be continuing:

         3.1 Default in the payment of the principal of this Promissory Note as and when the same shall become due and payable either at maturity, by declaration or otherwise; or

         3.2 A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or

         3.3 The Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

         3.4 If all of Law Sing Hong, Law Shun Hang and Law Kin Ping shall have their Employment Agreements terminated by Fico Investment Holding Limited for any reason other than in accordance with Clause 11 of their respective Employment Agreements, then and in each and every such case, unless the principal of this Promissory Note shall have already become due and payable, the Holder of this Promissory Note, by notice in writing to the Company, may declare the principal of this Promissory Note to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable.

4. RIGHT OF OFFSET. The obligations of the Company under this Promissory Note shall at all times be subject to the right of the Company to offset against the principal of this Promissory Note such amount or amounts in the aggregate as shall equal the amount or amounts of (a) any claim under the Deed of Indemnity (as defined in the Call Option Agreement), (b) the Post-Closing Adjustment (as defined in the Call Option Agreement), (c) any damage, loss, liability or expense arising out of or in connection with a breach of any of the Warranties (as defined in the Call Option Agreement) and/or (d) any breach of the Specific Indemnities, in accordance with the terms and conditions of the Call Option Agreement.

5. ASSIGNMENT AND NEGOTIABILITY. This Promissory Note shall be freely assignable and transferable by the Company to any of its affiliates and shall be freely negotiable by the Holder.

6.       GOVERNING LAW AND ARBITRATION.

         6.1 This Promissory Note, and the rights of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, the laws of Hong Kong.

         6.2      (i)      Any dispute or difference arising out of or in
                           connection with this Promissory Note, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Hong Kong on or before 31
                           March 1997 and thereafter in Singapore;

                  (ii) In respect of arbitration in Hong Kong, the arbitration shall be in accordance with the HKIAC Rules (as defined in the Agreement);

                  (iii) In respect of arbitration in Singapore, the arbitration shall be in accordance with the SIAC Rules (as defined in the Agreement); and

                  (iv) The HKIAC Rules and the SIAC Rules are deemed to be incorporated by reference into this Clause 6.2 save to the extent that they are inconsistent with the express terms of this Promissory Note.

         6.3 The arbitral tribunal shall consist of three (3) independent arbitrators, one of whom shall be appointed by the Company, one of whom shall be appointed by the Holder, and the third (who shall act as Chairman of the arbitral tribunal) to be appointed by the Chairman of SIAC or HKIAC (as such terms are defined in the Agreement), as the case may be.

         6.4 For the purpose of this Promissory Note a dispute shall be deemed to arise when one party serves on the other party a notice in writing (in this Clause, a "NOTICE OF DISPUTE") stating the nature of the dispute.

         6.5 The party serving any Notice of Dispute shall appoint one arbitrator in such Notice of Dispute.

         6.6 The party in receipt of any Notice of Dispute shall appoint an arbitrator within twenty-eight (28) days or such longer time as may be agreed between the parties or directed by the Chairman of HKIAC or SIAC, as the case may be. In default of such appointment by any party that arbitrator shall also be appointed by the Chairman of HKIAC or SIAC, as the case may be, within fourteen (14) days after such time period. The third arbitrator shall be appointed by the Chairman of SIAC or HKIAC, as the case may be, within twenty-eight (28) days of the receipt of such Notice of Dispute.

         6.7 The prevailing party in the Arbitration shall be awarded the costs and expenses (including legal fees and expenses) reasonably incurred in connection with any such arbitration.

7. SUCCESSORS. The provisions of this Promissory Note shall inure to the benefit of and be binding upon any successor to the Company.

8. AMENDMENTS. Any amendment of this Promissory Note shall be effective only if made in writing and executed by the Company and the Holder.

IN WITNESS WHEREOF, the Company has caused this Promissory Note to be signed and
dated as of                , 19 .
           ----------------



                          FLEXTRONICS INTERNATIONAL LTD

                                     By:
                                         ----------------------

                                     Name:

                                     Title:






------------------------------------------------------
FLEXTRONICS INTERNATIONAL LTD








Promissory Note Due [                             ],  1999

                                   APPENDIX B


                        FORM OF SECOND CONSIDERATION NOTE

                                 PROMISSORY NOTE

       Due [name actual date of Second Deferred Consideration Date], 2000


[      ], 1996

         This Promissory Note issued pursuant to the call option agreement dated
         [       ]  entered into between (1) Flextronics International Ltd and
         (2) Fico Forest Industrial Co. Limited ("CALL OPTION AGREEMENT"). Terms defined in the Call Option Agreement shall unless the context otherwise require, bear the same meaning in this Second Consideration Note. For value received, Flextronics International Ltd, a corporation organized and existing under the laws of Singapore ("COMPANY"), hereby promises to pay, conditional upon the Net Profit After Taxation of Fico Investment Holding Limited for the period commencing on 1 January 1999 and ending on 31 December 1999 (which shall be determined in accordance with the terms of Clause 10.2 of the Sale and Purchase Agreement) exceeding the Net Profit After Taxation of Fico Investment Holding Limited for the Financial Period by forty-four per cent. (44%) on the Second Deferred Consideration Date, to the order of Fico Forest Industrial Co. Limited, a Hong Kong corporation ("HOLDER"), at the offices of the Holder, the sum equal to twenty per cent. (20%) of the Valuation (as defined in the Call Option Agreement), subject to any rights of offset and adjustments pursuant to Clause 4 of the Call Option Agreement.

1.       Interest. This Promissory Note does not bear any interest.

2. Principal. The Company promises to pay the principal in full on the Second Deferred Consideration Date, provided that the Company may at any time prepay the principal or any part of it without premium or penalty at any time.

3. EVENTS OF DEFAULT; ACCELERATION. In case one or more of the following Events of Default shall have occurred and be continuing:

         3.1 Default in the payment of the principal of this Promissory Note as and when the same shall become due and payable either at maturity, by declaration or otherwise; or

         3.2 A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or

         3.3 The Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

         3.4 If all of Law Sing Hong, Law Shun Hang and Law Kin Ping shall have their Employment Agreements terminated by Fico Investment Holding Limited for any reason other than in accordance with Clause 11 of their respective Employment Agreements, then and in each and every such case, unless the principal of this Promissory Note shall have already become due and payable, the Holder of this Promissory Note, by notice in writing to the Company, may declare the principal of this Promissory Note to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable.

4. Right of Offset. The obligations of the Company under this Promissory Note shall at all times be subject to the right of the Company to offset against the principal of this Promissory Note such amount or amounts in the aggregate as shall equal the amount or amounts of (a) any claim under the Deed of Indemnity (as defined in the Call Option Agreement), (b) the Post-Closing Adjustment (as defined in the Call Option Agreement), (c) any damage, loss, liability or expense arising out of or in connection with a breach of any of the Warranties (as defined in the Call Option Agreement) and/or (d) any breach of the Specific Indemnities, in accordance with the terms and conditions of the Call Option Agreement.

5. Assignment and Negotiability. This Promissory Note shall be freely assignable and transferable by the Company to any of its affiliates and shall be freely negotiable by the Holder.

6.       Governing Law and Arbitration.

         6.1 This Promissory Note, and the rights of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, the laws of Hong Kong.

         6.2      (i)      Any dispute or difference arising out of or in
                           connection with this Promissory Note, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Hong Kong on or before 31
                           March 1997 and thereafter in Singapore;

                  (ii) In respect of arbitration in Hong Kong, the arbitration shall be in accordance with the HKIAC Rules (as defined in the Agreement);

                  (iii) In respect of arbitration in Singapore, the arbitration shall be in accordance with the SIAC Rules (as defined in the Agreement); and

                  (iv) The HKIAC Rules and the SIAC Rules are deemed to be incorporated by reference into this Clause 6.2 save to the extent that they are inconsistent with the express terms of this Promissory Note.

         6.3 The arbitral tribunal shall consist of three (3) independent arbitrators, one of whom shall be appointed by the Company, one of whom shall be appointed by the Holder, and the third (who shall act as Chairman of the arbitral tribunal) to be appointed by the Chairman of SIAC or HKIAC (as such terms are defined in the Agreement), as the case may be.

         6.4 For the purpose of this Promissory Note a dispute shall be deemed to arise when one party serves on the other party a notice in writing (in this Clause, a "NOTICE OF DISPUTE") stating the nature of the dispute.

         6.5 The party serving any Notice of Dispute shall appoint one arbitrator in such Notice of Dispute.

         6.6 The party in receipt of any Notice of Dispute shall appoint an arbitrator within twenty-eight (28) days or such longer time as may be agreed between the parties or directed by the Chairman of HKIAC or SIAC, as the case may be. In default of such appointment by any party that arbitrator shall also be appointed by the Chairman of HKIAC or SIAC, as the case may be, within fourteen (14) days after such time period. The third arbitrator shall be appointed by the Chairman of SIAC or HKIAC, as the case may be, within twenty-eight (28) days of the receipt of such Notice of Dispute.

         6.7 The prevailing party in the Arbitration shall be awarded the costs and expenses (including legal fees and expenses) reasonably incurred in connection with any such arbitration.

7. Successors. The provisions of this Promissory Note shall inure to the benefit of and be binding upon any successor to the Company.

8. Amendments. Any amendment of this Promissory Note shall be effective only if made in writing and executed by the Company and the Holder.

IN WITNESS WHEREOF, the Company has caused this Promissory Note to be signed and
dated as of            , 19 .




                               FLEXTRONICS INTERNATIONAL LTD



                                          By:
                                                 --------------------------

                                          Name:

                                          Title:






--------------------------------------------------
FLEXTRONICS INTERNATIONAL LTD








Promissory Note Due [                            ],  2000

IN WITNESS WHEREOF the parties have hereunto entered into this Agreement the date first above written.




FIL

SIGNED by                                            )
                                                     )
                                                     )
-----------------                                    )
    S. L. Tsui                                       )   /s/ S.L. TSUI
                                                     )
for and on behalf of                                 )
FLEXTRONICS INTERNATIONAL LTD                        )
in the presence of:                                  )


/s/  COSMAS WONG CIN TZIEH
      ------------------------------------
          Cosmas Wong Cin Tzieh
             Advocate & Solicitor
                      Singapore

FICO(HK)



SIGNED by                                            )
                                                     )
for and on behalf of                                 )
FICO FOREST INDUSTRIAL                               )
CO.  LIMITED                                         )
in the presence of:                                  )

IN WITNESS WHEREOF the parties have hereunto entered into this Agreement the date first above written.




FIL


SIGNED by                                            )
                                                     )
for and on behalf of                                 )
FLEXTRONICS INTERNATIONAL LTD                        )
in the presence of:                                  )







FICO(HK)



SIGNED by                                            )
                                                     )
                                                     )
                                                     )     /s/   LAW SING HONG
       Law Sing Hong and Law Shun Hang               )        ------------------
                                                     )
for and on behalf of                                 )     /s/   LAW SHUN HANG
FICO FOREST INDUSTRIAL                               )        ------------------
CO.  LIMITED                                         )
in the presence of:                                  )


/s/ CHRISTINE C. KNIGHT
     -------------------------------

        Christine C. Knight
               Solicitor
            Hong Kong

                                  SCHEDULE 3

                                    CHARGE







                      DATED THIS 20th DAY OF DECEMBER 1996






                                    Between





                          FLEXTRONICS INTERNATIONAL LTD
                                  (the Chargee)


                                       And



                       FICO FOREST INDUSTRIAL CO. LIMITED
                                  (the Chargor)








                            ------------------------



                                     CHARGE



                            ------------------------

                                TABLE OF CONTENTS


Clause      Heading                                                        Page
------      -------                                                        ----

1.  INTERPRETATION .....................................................     1
2.  COVENANT AND CHARGE ................................................     2
3.  CONTINUING SECURITY ................................................     2
4.  REPRESENTATIONS AND WARRANTIES .....................................     2
5.  ADDITIONAL UNDERTAKINGS ............................................     3
6.  DIVIDENDS ..........................................................     3
7.  POWER OF ATTORNEY ..................................................     3
8.  REMEDIES AND SALE BY FIL ...........................................     4
9.  SECURITY ...........................................................     4
10. WAIVER AND SEVERABILITY ............................................     5
11. SUSPENSE ACCOUNT ...................................................     5
12. PROTECTION OF THIRD PARTIES ........................................     5
13. NOTICE .............................................................     5
14. GOVERNING LAW AND JURISDICTION .....................................     6
15. FEES AND EXPENSES ..................................................     7
16. MISCELLANEOUS PROVISIONS ...........................................     7
17. APPLICABILITY OF THE S&P AGREEMENT .................................     7
18. COUNTERPARTS .......................................................     7

THIS CHARGE is made on the 20th day of December 1996

BETWEEN:

(1) FLEXTRONICS INTERNATIONAL LTD, a company incorporated in Singapore and having its registered office at 36 Robinson Road, City House #18-01, Singapore 068877 ("FIL"); and


(2) FICO FOREST INDUSTRIAL CO. LIMITED, a company incorporated in Hong Kong and having its registered office at Unit 10, 5 & 4 18/F, Blk B, Kong Nam Ind. Building, 603 Castle Peak Road, Tsuen Wan, New Territories, Hong Kong ("CHARGOR").


WHEREAS:

Pursuant to a sale and purchase agreement dated 29 November 1996 and entered into between, the Chargor, FIL and Fico Investment Holding Limited ("COMPANY"), ("S&P AGREEMENT"), the Chargor has agreed with FIL to execute and deliver this Charge to FIL on the terms set out herein as security for the obligations and liabilities of the Chargor under the terms and conditions of the Agreements (as defined below).


NOW IT IS HEREBY AGREED as follows:

1.      INTERPRETATION

1.1 Unless the context otherwise requires terms and expressions defined in the S&P Agreement shall have the same meaning when used in this Charge:

        "AGREEMENTS" means the S&P Agreement, the Call Option Agreement, the Put Option Agreement, the Fico Call Option Agreement, the Escrow Agreement, the Deed of Indemnity and the Shareholders' Agreement;

        "COMPANY" means Fico Investment Holding Limited, a company incorporated in Hong Kong, and having its registered office at Rm 10, 18/F, Blk B, Kong Nam Ind. Building, 603 Castle Peak Road, Tsuen Wan, New Territories, Hong Kong;

        "OBLIGATIONS" means the obligations of the Chargor under the Agreements;

        "RELATED CORPORATIONS" in relation to any entity means any subsidiary or holding company or other subsidiary of the holding company of such entity; and

        "SHARES" means all the ordinary shares of HK$1.00 each in the share capital of the Company beneficially owned by the Chargor which, in aggregate, represent sixty per cent. (60%) of the issued and paid-up share capital of the Company beneficially owned by the Chargor at the date hereof, and such number of any and all other shares in the share capital of the Company issued to and beneficially owned by the Chargor subsequent to the date hereof consisting of, at any time all of the ordinary shares in the Company issued to and beneficially owned by the Chargor and, where the context permits, includes those rights, monies and other property referred to in Clause 2.4.

1.2 Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing a gender include every gender; references to this Charge or the Agreements shall be construed as references to such document as the same may be amended or supplemented from time to time; unless stated otherwise, references to clauses and schedule are to clauses and schedule of this Charge.

2.      COVENANT AND CHARGE

2.1 The Chargor covenants with FIL that it shall discharge the Obligations when due to FIL pursuant to the terms of the Agreements (as may be amended from time to time).

2.2 The Chargor as legal and beneficial owner of the Shares and as security for the discharge to FIL of the Obligations charges by way of a first fixed charge all of the Chargor's right, title and interest in and to the Shares and all rights, monies and property whatsoever which may at any time be derived from, accrue on or be offered in respect of the Shares whether by way of redemption, exchange, conversion, rights, bonus, capital reorganisation or otherwise, as specified in Clause 2.4.

2.3 The Chargor hereby undertakes forthwith to deposit or procure that there will be deposited with FIL or, as the case may be, the Escrow Agent (pursuant to the Escrow Agreement) the share certificate(s) in respect of the Shares together with registrable instruments of transfer and the sold notes in respect thereof duly executed by the Chargor in blank to the intent that the Shares may be registered in the name of FIL or its nominees as and in accordance with the terms of this Charge.

2.4 This Charge shall (subject as provided by Clause 6) extend to and include all dividends or interest (if any) paid or payable after the date hereof in respect of the Shares and all stocks, shares (and the dividends or interest in respect thereof), rights, monies or other property accruing or offered at any time in respect of the Shares (including any sums paid upon or with respect to the Shares upon the liquidation or dissolution of the Company and properties distributed upon reduction of capital or other capital reorganisation of the Company) and all allotments, accretions, offers, rights, benefits (including all shares of the Company issued subsequent to the date hereof) and advantages at any time accruing, made, offered or arising in respect of any of the same. If the Chargor acquires any other stocks or shares in the Company, it shall forthwith deliver or procure that there be delivered to FIL the share certificate(s) in respect thereof together with registrable instruments of transfer in respect thereof duly executed by the Chargor in blank.

2.5 Without prejudice to anything else contained in this Charge, the Chargor shall at any time at the request of FIL but at the cost of the Chargor promptly sign seal execute deliver and do all deeds instruments transfers renunciations proxies notices documents acts and things in such form as FIL or the Escrow Agent may from time to time require for perfecting or protecting the security over the Shares or any part of it or for facilitating its realisation, including but not limited to attending any board meeting and approving any transfer of the Shares made in accordance with this Charge, the cancellation of the share certificates representing the Shares held in the name of the Chargor and the issue of the new share certificate(s) under the common seal of the Company in accordance with its Articles of Association in the name of FIL or its nominees or any third party purchasing the Shares.



3.      CONTINUING SECURITY

        This Charge shall be a continuing security, and shall remain in full force and effect until the Obligations have been discharged in full notwithstanding the bankruptcy, insolvency or liquidation of any person or any intermediate settlement of account or other matter whatsoever.

4.      REPRESENTATIONS AND WARRANTIES

        The Chargor represents and warrants that:

         (a) the Chargor has good, unencumbered, marketable title to the Shares and all the Shares are validly issued and fully paid-up;

         (b) no Encumbrance exists over all or any part of the Shares (except as created by the Agreements and this Charge); and

         (c) save for the Call Option, the Chargor has not granted or resolved or agreed to grant in favour of any other person any interest in or any option or other rights in respect of any of the Shares.


5.       ADDITIONAL UNDERTAKINGS

5.1      The Chargor further agrees from time to time to:

         (a) pay to FIL, upon demand and upon receiving evidence in writing in respect thereof, the amount of all expenses which it may incur in, about or with a view to perfecting or enforcing this Charge or otherwise in connection therewith together with interest on the amount on any payments made by the Chargor from the date of payment until the date of repayment before as well as after judgement; and

         (b) promptly pay all calls and other payments which may become due in respect of the Shares and, in the event of default by the Chargor, FIL may do so on the Chargor's behalf and paragraph
                  (a) above shall apply accordingly.

5.2 The Chargor undertakes throughout the continuance of this Charge that the Chargor shall, unless FIL otherwise agrees in writing:

         (a) not to dispose of or create or agree to dispose of or create or permit to arise or exist any Encumbrance over all or any part of the Shares (except as created by the Agreements and this Charge) and any purported sale, transfer, disposal, mortgage, charge or security interest created without FIL's prior consent shall be absolutely void;

         (b) not grant in favour of any other person any interest in or any option or other rights in respect of any of the Shares; and

         (c)      at all times remain the beneficial owner of the Shares.


6.       DIVIDENDS

         FIL agrees with the Chargor that (subject to Clause 8.2) until the Obligations are discharged in full, FIL shall hold all interest, dividends and property paid on and received by FIL in respect of the Shares on trust for the Chargor.


7.       POWER OF ATTORNEY

         The Chargor hereby irrevocably appoints FIL to be the attorney of the Chargor with full power of substitution of its name and in its name and on its behalf and as its act and deed to execute, seal and deliver and otherwise perfect any deed, assurance, agreement, instrument or act it may deem necessary for any of the purposes of this Charge and in particular, but without limitation to do all or any of the following:

         (a) to effect any transfer of the Shares or any of them and to register and/or procure the registration of the same whether in the name of FIL or otherwise; and

         (b) to call or to procure the calling of and to attend any shareholders' meeting of the Company and to vote or to instruct any proxy to vote at such meeting in such manner as FIL may think fit.

         The Chargor hereby ratifies and confirms and agrees to ratify and confirm anything FIL shall lawfully and properly do or purport to do by virtue of this Clause 7 and all money expended by FIL shall be deemed to be expenses incurred by FIL under this Charge.


8.       REMEDIES AND SALE BY FIL

8.1 If the Obligations are not discharged in full in the manner stipulated in the Agreements and within the time limits set forth therein, the security constituted herein shall become immediately enforceable and FIL or its nominee, may without limitation to its other rights in law, at its option do one or more of the following:

         (a) sell or otherwise dispose of all or any title and interest in the Shares upon such terms and in such manner and for such consideration as FIL may in its sole and absolute discretion think fit, and FIL may apply the proceeds of any such sale or disposition in or towards the discharge of costs thereby incurred (including sale and/or attorneys' fees), with any surplus being retained by FIL but FIL shall not be liable for any loss or damage occasioned by such sale or disposal, unless caused by FIL's own wilful default;

         (b) transfer the Shares to itself but without prejudice to any other rights or remedies which FIL may have in law against the Chargor; and

         (c) complete and date the sold note(s), the instrument(s) of transfer and any other documents delivered pursuant to Clause
                  2.3 and appoint additional and/or replacement directors to the Board of the Company.

8.2 At any time after the power of sale has arisen, any interest, dividend or other payments which have been or may be received or receivable by FIL or any nominee of FIL in respect of any of the Shares (including any or all of those interests set forth in Clause 2.4) may be applied or retained by FIL as though they were proceeds of sale hereunder.

8.3 FIL is hereby authorized to give a good discharge for any monies received by it pursuant to the exercise of its power of sale and a purchaser shall not be bound to inquire whether the power of sale has arisen as herein provided nor be concerned with the manner of application of the proceeds of sale.


9.       SECURITY

         Neither the liability of the Chargor nor the validity or enforceability of this Charge shall be prejudiced, affected or discharged by:

         (a) the granting of any time or indulgence to the Chargor or any other person;

         (b) any variation or modification of the Agreements or any documents referred to therein;

         (c)      any irregularity in the exercise of this Charge;

         (d) any other security document, charge, debenture, guarantee or other security being or becoming held by or available to FIL or by any of the same or any right or remedy of FIL against the Company or the Chargor or any other person being or becoming wholly or partly void, voidable or unenforceable or by FIL at any time releasing, refraining from enforcing, varying or in any other way dealing with any of the same or any power, right or remedy FIL may now or hereafter have from or against the Chargor or any other person;

         (e) any waiver, exercise, omission to exercise, compromise, renewal or release of any rights against the Chargor or any other person or any compromise arrangement or settlement with any of the same; and

         (f) any act, omission, event or circumstance which would or may but for this provision operate to prejudice, affect or discharge this Charge or the Agreements or the liability of the Chargor hereunder or under the Agreements.


10.      WAIVER AND SEVERABILITY

         No failure or delay by FIL in exercising any right, power or remedy hereunder shall impair such right, power or remedy or operate as a waiver thereof nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies herein provided are cumulative and do not exclude any other rights, powers and remedies provided by law. If at any time any provision of this Charge is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, the legality, validity and enforceability of such provision under the laws of any other jurisdiction, and of the remaining provisions of this Charge, shall not be affected or impaired thereby.


11.      SUSPENSE ACCOUNT

         Subject to Clause 8, FIL may place and keep any monies received by virtue of this Charge (whether before or after the bankruptcy or liquidation of the Chargor or any other person) to the credit of a suspense account for so long as FIL may think fit in order to preserve the rights of FIL to sue or prove for the whole amount of its claim against the Chargor or any other person. Upon final settlement of all amounts and payments due to FIL, the Chargor shall have the right to verify any and all records of the suspense account pertaining to any and all monies received by virtue of this Charge and to the application and proceeds of the same.


12.      PROTECTION OF THIRD PARTIES

         No purchaser, mortgagee or other person dealing with FIL shall be concerned to enquire whether any power which it is purporting to exercise has become exercisable or whether any money is due under this Charge or as to the application of any money paid raised or borrowed or as to the propriety or regularity of any sale by or other dealing with FIL.


13.      NOTICE

         All notices, consents, approvals, waivers and other communication under this Charge shall be in writing and shall be deemed to have been duly given when delivered by telecopier and confirmed by delivery in person or by reputable air courier or certified or registered mail, return receipt requested, with postage prepaid addressed as follows:

         (a)      To FIL:                   Flextronics International Ltd
                                            514 Chai Chee Lane, #04-13
                                            Singapore 469029

                  Fax Number:               (65) 449-9548

                  Attention:                Mr Goh Chan Peng

         (b)      To the Chargor:           Fico Forest Industrial Co. Limited
                                            Unit 10, 18/F
                                            Blk B, Kong Nam Ind. Building
                                            603 Castle Peak Road, Tsuen Wan
                                            New Territories
                                            Hong Kong

                  Fax Number:               (852) 2412-0791

                  Attention:                Mr Law Sing Hong

         or to such other telecopier number and/or address as the parties may from time to time designate in writing.


14.      GOVERNING LAW AND JURISDICTION

14.1 This Charge shall be governed by, and construed in accordance with, the laws of Hong Kong.

14.2 Any dispute or difference arising out of or in connection with this Charge, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Hong Kong on or before 31 March 1997 and thereafter in Singapore. In respect of arbitration in Hong Kong, the arbitration shall be in accordance with the HKIAC Rules. In respect of arbitration in Singapore, the arbitration shall be in accordance with the SIAC Rules. The HKIAC Rules and the SIAC Rules are deemed to be incorporated by reference into this Clause 14.2 save to the extent that they are inconsistent with the express terms of this Charge.

14.3 The arbitral tribunal shall consist of three (3) independent arbitrators, one of whom shall be appointed by FIL, one of whom shall be appointed by the Chargor, and the third (who shall act as Chairman of the arbitral tribunal) to be appointed by the Chairman of SIAC or HKIAC, as the case may be.

14.4 For the purpose of this Charge a dispute shall be deemed to arise when one party serves on the other party a notice in writing (in this Clause, a "NOTICE OF DISPUTE") stating the nature of the dispute.

14.5 The party serving any Notice of Dispute shall appoint one arbitrator in such Notice of Dispute.

14.6 The party in receipt of any Notice of Dispute shall appoint an arbitrator within twenty-eight (28) days or such longer time as may be agreed between the parties or directed by the Chairman of SIAC or HKIAC, as the case may be. In default of such appointment by any party that arbitrator shall also be appointed by the Chairman of SIAC or HKIAC, as the case may be, within fourteen (14) days after such time period. The third arbitrator shall be appointed by the Chairman of SIAC or HKIAC, as the case may be, within twenty-eight (28) days of the receipt of such Notice of Dispute.

14.7 The prevailing party in the Arbitration shall be awarded the costs and expenses (including legal fees and expenses) reasonably incurred in connection with any such arbitration.


15.      FEES AND EXPENSES

         The Chargor shall pay all legal fees on a full indemnity basis and other costs and disbursements incurred in connection with demanding and enforcing payment of monies due hereunder or otherwise howsoever in enforcing this security and/or any of the covenants, undertakings, stipulations, terms and conditions or provisions of this Charge.


16.      MISCELLANEOUS PROVISIONS

16.1 Neither this Charge nor any term hereof may be changed, waived, discharged or terminated except by a written instrument expressly referring to this Charge and to the provisions so modified or limited, and executed by the parties hereto. This Charge and all obligations of the Chargor shall be binding upon the successors and permitted assigns of the Chargor and shall together with the rights and remedies of FIL hereunder, inure to the benefit of FIL, its successors or assigns.

16.2 Nothing herein shall be deemed or construed to derogate from or abrogate any of the covenants and obligations to be performed and observed on the part of the Chargor contained in the Agreements.

16.3 The Chargor certifies that neither the execution of this Charge nor the creation of the charges herein contained contravenes any of the provisions of the Memorandum and Articles of Association of the Company or of the Chargor or any agreement or transaction entered into by the Chargor.


17.      APPLICABILITY OF THE S&P AGREEMENT

         In the event of any inconsistency or conflict between the provisions of this Charge and the provisions of the S&P Agreement, the terms of this Charge shall prevail.


18.      COUNTERPARTS

         This Charge may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument.

IN WITNESS whereof this Charge has been executed the day and year first above written.




FIL


The Common Seal of                                   )
FLEXTRONICS INTERNATIONAL LTD                        )
has been affixed in the                              )
presence of:                                         )



                                                       /s/ S.L. Tsui
                                                       -----------------------
                                                       Director



                                                       /s/ Goh Chan Peng
                                                       -----------------------
                                                       Authorised Signatory


Chargor


The Common Seal of                                   )
FICO FOREST INDUSTRIAL                               )
CO. LIMITED has been affixed in the                  )
presence of:                                         )


                                                       -----------------------
                                                       Director

                                                       -----------------------
                                                       Director/Secretary

IN WITNESS whereof this Charge has been executed the day and year first above written.




FIL


The Common Seal of                                   )
FLEXTRONICS INTERNATIONAL LTD                        )
has been affixed in the                              )
presence of:                                         )



                                                            ____________________
                                                            Director

                                                            ____________________
                                                            Director/Secretary

Chargor


The Common Seal of                                   )
FICO FOREST INDUSTRIAL                               )
CO.  LIMITED has been affixed in the                 )
presence of:                                         )




                                                            /s/ Law Sing Hong
                                                            ____________________
                                                            Director




                                                            /s/ Law Shun Hang
                                                            ____________________
                                                            Director/Secretary


Christine C. Knight
    Solicitor
    Hong Kong

                                  SCHEDULE 4

                             EMPLOYMENT AGREEMENT




                       DATED THE 20TH DAY OF DECEMBER 1996







                                     Between



                         FICO INVESTMENT HOLDING LIMITED
                                (as the Company)

                                       and


                                  LAW SING HONG
                                  (as Employee)




                             ----------------------

                              EMPLOYMENT AGREEMENT

                             ----------------------

THIS AGREEMENT is made on the 20th day of December 1996

BETWEEN:

(1) FICO INVESTMENT HOLDING LIMITED, a company incorporated in Hong Kong and having its registered office at Rm 10, 18/F, Blk B, Kong Nam Ind. Building, 603 Castle Peak Road, Tsuen Wan, New Territories, Hong Kong ("COMPANY"); and

(2) LAW SING HONG of 9/17 Kelvin Tower, TMTL 196 Area 20, Tuen Mun, New Territories,Hong Kong ("EMPLOYEE").

NOW IT IS HEREBY AGREED as follows:

1. The Company shall employ the Employee and the Employee shall serve the Company in a senior executive capacity and in such capacity, for the period and upon and subject to the terms and conditions hereinafter contained.

2. As a senior executive of the Company, the Employee shall devote substantially his time and attention and whole skill to the affairs of the Company and in the discharge of his duties hereunder:

         (a) in undertaking such duties and exercising such powers in relation to the Company and its business as the board of directors of the Company ("BOARD") shall from time to time assign to or vest in him;

         (b) in the discharge of such duties and in the exercise of such powers conform to observe and comply with all resolutions regulations and directions from time to time made or given by the Board; and

         (c) undertake to do such other and additional work as may reasonably be requested of him and to perform such services for the Company's subsidiaries or holding company as the Board may from time to time reasonably require without further remuneration unless otherwise agreed.

3. The Employee shall not (without the previous written consent of the Board) during the continuance of this Agreement (either directly or indirectly) be engaged or interested in any capacity in any trade business profession or occupation whatsoever other than the business of the Company. In this Clause 3, the expression "OCCUPATION"shall include any other private work which in the opinion of the Board may hinder or otherwise interfere with the performance by the Employee of his duties under this Agreement.

4. The Employee shall at all times keep the Board promptly and fully informed of his conduct of the business or affairs of the Company and its subsidiaries and associated companies (where relevant) and provide such explanations as the Board may require.

5. The Employee shall not, except as required by law, or authorised or required by his duties reveal to any person, firm or company any trade secrets, secret or confidential operations processes or dealings or any information concerning the organization, business, finances, transactions or affairs of the Company or any of its subsidiaries, associated companies or holding company which may come to his knowledge during his employment hereunder and shall keep with complete secrecy all confidential information entrusted to him and shall not use or attempt to use such information in any manner which may injure or cause loss either directly or indirectly to the Company or its business or may be likely so to do at any time. This restriction shall continue to apply and be binding on him after the termination of this Agreement without limit in point of time but shall cease to apply to information or knowledge which may come into the public domain.

6.       (a)      Any discovery or invention or secret process or improvement in procedure made or discovered by the Employee while in the service of the Company in connection with or in any way affecting or relating to the business of the Company or of any subsidiaries or capable of being used or adapted for use therein or in connection therewith shall forthwith be disclosed to the Company and shall belong to and be the absolute property of the Company or such one of its subsidiary companies as the Company may nominate for the purpose;

         (b) The Employee if and whenever required so to do (whether during or after the termination of his appointment) shall at the expense of the Company or its nominee apply or join in applying for letters patent or other protection in Hong Kong or any other part of the world for any such discovery, invention, process or improvements as aforesaid and execute all instruments and do all things necessary for vesting the said letters patent or other protection when obtained and all rights and title to and interest in the same in the Company (or its nominee) absolutely and as sole beneficial owner or in such other person as the Company may require;

         (c) The Employee hereby irrevocably appoints the Company to be his attorney in his name and on his behalf to execute and do any such instrument or thing and generally to use his name for the purpose of giving to the Company (or its nominee) the full benefit of the provisions of this clause and in favour of any third party a certificate in writing signed by any director or the secretary of the Company that any instrument or act falls within the authority hereby conferred shall be conclusive evidence that such is the case;

         (d) The Employee shall take all reasonable precautions to safe-guard his health and keep himself fit to perform his duties under this Agreement and submit to such medical examination and/or treatment as the Company's medical advisers may from time to time consider necessary or advisable;

         (e) The Employee shall not promote encourage or participate in any public tumult or disorder nor do anything which might cause public scandal or bring the Company or any of its subsidiaries or associated companies or holding company into disrepute; and

         (f) The Employee may not without the prior written consent of the Board accept any gift and/or favour of whatever kind from any customer, client or supplier of the Company or any prospective customer, client or supplier of the Company.

7. This Agreement and all the provisions herein contained (either expressly or by implication) shall come into force as from 1 January 1997 and shall continue for a term of 3 years, subject to earlier termination as provided in Clause 11 hereof.

8.       (a)      Subject as hereinafter provided the Company shall pay to the
                  Employee during the continuance of his employment hereunder a salary at the sum of US$85,000 per month which said salary is inclusive of any sum receivable by the Employee as director's fee, car allowance, housing allowance or other remuneration from the Company (or such higher rate as may from time to time be agreed between the parties or determined upon and notified to the Employee by the Company). In the event of any increase of salary being so agreed or notified such increase shall thereafter have effect as if it were specifically provided for as a term of this Agreement. The said salary (less any deductions as shall be required by law to be made) shall be payable in arrears on the last day of each month;

         (b) In addition to his salary, the Employee shall participate in the Company's profit sharing bonus scheme for key senior officers authorised by the Board from time to time; and

         (c) The Employee shall also participate in the employee stock option scheme for all key employees of Flextronics International Ltd.

9.       The Company will reimburse the Employee for the following:

         (a) all travelling and hotel expenses when the Employee is required by the Company to travel to other countries in the discharge of his duties; and

         (b) all entertainment expenses incurred in the discharge of the Employee's duties to the Company.

10.      The Employee will be entitled to annual leave at the rate of fourteen
         (14) working days per annum and such leave shall be taken only at a time or times convenient to the Company.

11. Notwithstanding anything herein contained, this Agreement may be determined:

         (a)      by either party hereto giving to the other not less than three
                  (3) calendar months' notice in writing; or

         (b) by the Company summarily without notice or payment of compensation whatsoever in any of the following events:

                  (i) if the Employee is guilty of dishonesty or grave misconduct or commits any act or wilful neglect as in the opinion of the Company is likely to bring the Company or any of its subsidiaries or associated companies or its holding company or any of its or their officials or employees into disrepute whether such dishonesty, misconduct, act or neglect is or is not directly related to the affairs of the Company;

                  (ii) if the Employee becomes of unsound mind or becomes permanently incapacitated by accident or ill-health and is unable to perform his duties under this Agreement;

                  (iii) if the Employee becomes bankrupt or makes any arrangement or composition with his creditors;

                  (iv) if the Employee commits any material breach of any of his duties or obligations under this Agreement;

                  (v) if the Employee is convicted of any criminal offence other than an offence which in the reasonable opinion of the Board does not affect his position as an employee of the Company;

                  (vi) if the Employee is found to have made illegal monetary profit or received any gratuities or other rewards (whether in cash or kind) out of any of the Company's affairs; or

                  (vii) if the Company is required or requested by any authority (whether governmental or statutory) to terminate the services of the Employee.

         (c) Upon the termination of this Agreement for whatsoever reason the Employee shall upon the request of the Company resign without claim for compensation from office as a Employee of the Company and from all offices held by him in subsidiary or associated companies or the holding company of the Company and in the event of his failure to do so the Company is hereby irrevocably authorised to appoint such person in his name and on his behalf to execute any documents and to do all things requisite to give effect thereto.

12. The exercise by the Company of its rights of summary dismissal under the preceding clause hereof shall not debar it from exercising such other rights or remedies as may be available to it by law or otherwise by reason of any of the matters aforesaid.

13. The Employee undertakes that any question or matter relating to the following shall be determined by the Board and in so far as the Call Option (as defined in the Call Option Agreement) has not been exercised, such matters shall be determined pursuant to Clause 9 of the Shareholders' Agreement:

         (i)      any investment by the Company of $10,000 or more;

         (ii) appointment of (and any subsequent change in) the auditors, secretary and principal bankers and any subsequent change in the financial year end and the registered office of the Company;

         (iii) entry by the Company or its subsidiaries into any transaction of a financial nature including the incurring of any borrowing under any existing or future banking and credit facilities and granting of any guarantee, indemnity, performance bond, lien, pledge, charge (including fixed and floating charge), mortgage or other security and the incurring of any other form of indebtedness in excess of US$50,000.00;

         (iv) the incurring of any capital expenditure including the making or disposal of any investment in excess of (a) US$1,000,000 for the period commencing from 1 January 1997 and ending on 31 December 1997; (b) US$1,500,000 for the period commencing from 1 January 1998 and ending on 31 December 1998 and (c) US$1,875,000 for the period commencing from 1 January 1999 and ending on 31 December 1999;

         (v)      the payment of any remuneration or Director's fees;

         (vi) loans to Directors or to any corporation in which any Director or the Directors cumulatively has or have a controlling interest within the meaning of Section 157H of the Companies Ordinance in the issued share capital of that corporation;

         (vii)    a substantial change in the primary business of the Company;

         (viii) inter-company transactions with any company or businesses in which the Company have a financial interest;

         (ix) the declaration, recommendation, making and payment of any distribution (whether in cash or in kind);

         (x) sale transfer or disposal of the whole or a substantial part of the Company's undertaking, assets or property or purchase, sale, transfer, disposal, lease or licence of any real property or any interest therein;

         (xi) increase, reduction or other alteration to the authorised or issued share capital;

         (xii) commencement or carrying on of any type of business not being ancillary or incidental to or extension of the scope of operation or type of the Businesses;

         (xiii) merger, consolidation or amalgamation with any company, association, partnership or legal entity and acquisition of any shares in any body corporate or participation in any partnership or joint venture arrangement;

         (xiv)    amendment to the Memorandum and Articles of Association;

         (xv) sale, transfer or disposal of any asset or investment with a value in excess of US$10,000.00;

         (xvi) approval of the audited balance sheet and profit and loss account of the Company and any report or statement accompanying such balance sheet and profit and loss account;

         (xvii) establishment of any special reserves, provisions or retentions not in the ordinary course of business and application or utilisation of the same;

         (xviii) entry into any contract or arrangement with any Director or the Company or any person connected with such person;

         (xix) redemption purchase or cancellation of any shares or issue of further shares or other dilution of the interest of the shareholders of the Company or variation of any rights attaching to any shares of the Company;

         (xx) issue of partly-paid shares and making of any call upon moneys unpaid in respect of any issued shares;

         (xxi) subject to the provisions of this Agreement, the winding-up or dissolution of the Company unless it shall have become insolvent;

         (xxii) any material change in the Company's accounting or reporting practices;

         (xxiii) lending of any moneys other than placing of deposits with banks and financial institutions;

         (xxiv) commencement or settlement of any litigation or arbitration proceedings having a value or likely value in excess of US$10,000.00;

         (xxv) approval of the Company's annual operating budget and strategic plans;

         (xxvi)   any change in the number of Directors of the Company;

         (xxvii) save as is otherwise provided herein, any matter involving the Company with any Director or with another firm, company or corporation in which any Director is interested as a proprietor, partner, director or other officer or creditor of or a shareholder in, except as a shareholder of a public company or a public corporation whose shares are listed on a stock exchange;

         (xxviii) any public issue of Shares of the Company or any of its subsidiaries with a view to obtaining the listing of the Company or such subsidiary on any other stock exchange;

         (xxix) the authorised signatories of all and any banking or credit facilities or accounts; and

         (xxx) the appointment of any Managing Director, Executive Director, General Manager, Financial Controller or similar senior executive or officer of the Company.

14. The Employee hereby further covenants with and undertakes to the Company that for a period of two (2) years from the date of the termination of his employment with the Company, he shall not do any of the following without first obtaining the written consent of the
         Company:

         (a) directly or indirectly carry on (whether alone or in partnership or joint venture with anyone else) or otherwise be concerned with or interested in (whether as trustee, principal, agent, shareholder, unit holder or in any other capacity) any business similar to or competitive with the Business (as defined below) of the Company, its subsidiaries or holding company for two (2) years after the date of termination of this Agreement, in any country where the Company, its subsidiaries or holding company currently carries on the Business and/or sells its products, including, without limitation, Europe, Hong Kong, Japan, Korea, Malaysia, Mexico, the People's Republic of China, Singapore and the United States of America;

         (b) solicit or persuade any person or corporation which is a customer or client of the Company, its subsidiaries or holding company, or who is or was a customer or client of or in respect of the Business, to cease doing business with the Company, its subsidiaries or holding company or reduce the amount of business which the customer or client would normally do in respect of the Business for two (2) years after the date of termination of this Agreement;

         (c) accept from a customer or client referred to in Clause 14(b) above any business of the kind ordinarily forming part of the Business, of the Company, its subsidiaries or holding company for two (2) years after the date of termination of this Agreement;

         (d) at any time use or disclose to any third party any trade secrets, product information or confidential information of the Business of the Company, its subsidiaries and holding company which is not generally known or available in the market place or which but for a breach of this Clause 14 would not be generally known or available in the market place;

         (e) at any time induce or attempt to induce any person who is at the date of this Agreement or who later becomes an employee of the Company, its subsidiaries or holding company in the Business to terminate his or her employment with the Company, its subsidiaries or holding company;

         (f) for the purposes of this Clause 14, the expression "BUSINESS" shall mean the sale and manufacture of plastic material products and its by-products (including all associated importation, exportation, marketing and related activities) carried on by the Company, its subsidiaries, holding company or related corporations, anywhere in the world;

         (g) each and every obligation under this Clause 14 shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part such part or parts as are unenforceable shall be deleted from this Clause 14 and any such deletion shall not affect the enforceability of all such parts of this Clause 14 as remain not so deleted; and

         (h) while the restrictions contained in this Clause 14 are considered by the parties to be reasonable in all the circumstances it is recognised that restrictions of the nature in question may fail for technical reasons unforeseen and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Company, its subsidiaries, holding company and related corporations but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope the said restriction shall apply with such modifications as may be necessary to make it valid and effective.

15. This Agreement is in substitution for all previous contracts of service between the Company and the Employee which shall be deemed to have been terminated by mutual consent as from the date on which this Agreement commences.

16. In case any provision in this Agreement shall be, or at any time shall become invalid, illegal or unenforceable in any respect under any law, such invalidity, illegality or unenforceability shall not in any way affect or impair any other provisions of this Agreement but this Agreement shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

17.      (a)      This Agreement shall be governed by, and construed in
                  accordance with, the laws of Hong Kong.

         (b) Any dispute or difference arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Hong Kong on or before 31 March 1997 and thereafter in Singapore. In respect of arbitration in Hong Kong, the arbitration shall be in accordance with the HKIAC Rules. In respect of arbitration in Singapore, the arbitration shall be in accordance with the SIAC Rules. The HKIAC Rules and the SIAC Rules are deemed to be incorporated by reference into this Clause 17 save to the extent that they are inconsistent with the express terms of this Agreement.

         (c) The arbitral tribunal shall consist of three (3) independent arbitrators, one of whom shall be appointed by the Company, one of whom shall be appointed by the Employee, and the third (who shall act as Chairman of the arbitral tribunal) to be appointed by the Chairman of SIAC or HKIAC, as the case may be.

         (d) For the purpose of this Agreement a dispute shall be deemed to arise when one party serves on the other party a notice in writing (in this Clause, a ("NOTICE OF DISPUTE") stating the nature of the dispute.

         (e) The party serving any Notice of Dispute shall appoint one arbitrator in such Notice of Dispute.

         (f) The party in receipt of any Notice of Dispute shall appoint an arbitrator within twenty-eight (28) days or such longer time as may be agreed between the parties or directed by the Chairman of SIAC or HKIAC, as the case may be. In default of such appointment by any party that arbitrator shall also be appointed by the Chairman of SIAC or HKIAC, as the case may be, within fourteen (14) days after such time period. The third arbitrator shall be appointed by the Chairman of SIAC or HKIAC, as the case may be, within twenty-eight (28) days of the receipt of such Notice of Dispute.

         (g) The prevailing party in the Arbitration shall be awarded the costs and expenses (including legal fees and expenses) reasonably incurred in connection with any such arbitration.

AS WITNESS the hands of the parties hereto.





SIGNED BY LAW SHUN HANG      )
& LAW SING HONG              )   /s/ Law Shun Hang
for and on behalf of the     )   /s/ Law Sing Hong
Company in the presence of:  )


/s/ Christine C. Knight

    Christine C. Knight
        Solicitor
        Hong Kong


SIGNED BY                    )
LAW SING HONG                )  /s/ Law Sing Hong
in the presence of:          )


/s/ Christine C. Knight

    Christine C. Knight
        Solicitor
        Hong Kong

                       DATED THE 20th DAY OF December 1996

                                     Between

                         FICO INVESTMENT HOLDING LIMITED

                                (as the Company)

                                       and

                                  LAW SHUN HANG

                                  (as Employee)

   ----------------------------------------------------------------------------
                              EMPLOYMENT AGREEMENT
  -----------------------------------------------------------------------------

THIS AGREEMENT is made on the 20th day of December 1996

BETWEEN:

 (1) FICO INVESTMENT HOLDING LIMITED, a company incorporated in Hong Kong and having its registered office at Rm 10, 18/F, Blk B, Kong Nam Ind. Building, 603 Castle Peak Road, Tsuen Wan, New Territories, Hong Kong ("COMPANY"); and

 (2) LAW SHUN HANG of Flat B, 5/F, Block 1, Faraday House, 6 Tsing Yung Street, Tuen Mun, New Territories, Hong Kong ("EMPLOYEE").


NOW IT IS HEREBY AGREED as follows:

1. The Company shall employ the Employee and the Employee shall serve the Company in a senior executive capacity and in such capacity, for the period and upon and subject to the terms and conditions hereinafter contained.

2. As a senior executive of the Company, the Employee shall devote substantially his time and attention and whole skill to the affairs of the Company and in the discharge of his duties hereunder:

         (a) in undertaking such duties and exercising such powers in relation to the Company and its business as the board of directors of the Company ("BOARD") shall from time to time assign to or vest in him;

         (b) in the discharge of such duties and in the exercise of such powers conform to observe and comply with all resolutions regulations and directions from time to time made or given by the Board; and

         (c) undertake to do such other and additional work as may reasonably be requested of him and to perform such services for the Company's subsidiaries or holding company as the Board may from time to time reasonably require without further remuneration unless otherwise agreed.

3. The Employee shall not (without the previous written consent of the Board) during the continuance of this Agreement (either directly or indirectly) be engaged or interested in any capacity in any trade business profession or occupation whatsoever other than the business of the Company. In this Clause 3, the expression "OCCUPATION" shall include any other private work which in the opinion of the Board may hinder or otherwise interfere with the performance by the Employee of his duties under this Agreement.

4. The Employee shall at all times keep the Board promptly and fully informed of his conduct of the business or affairs of the Company and its subsidiaries and associated companies (where relevant) and provide such explanations as the Board may require.

 5. The Employee shall not, except as required by law, or authorised or required by his duties reveal to any person, firm or company any trade secrets, secret or confidential operations processes or dealings or any information concerning the organization, business, finances, transactions or affairs of the Company or any of its subsidiaries, associated companies or holding company which may come to his knowledge during his employment hereunder and shall keep with complete secrecy all confidential information entrusted to him and shall not use or attempt to use such information in any manner which may injure or cause loss either directly or indirectly to the Company or its business or may be likely so to do at any time. This restriction shall continue to apply and be binding on him after the termination of this Agreement without limit in point of time but shall cease to apply to information or knowledge which may come into the public domain.

6.       (a)      Any discovery or invention or secret process or improvement in procedure made or discovered by the Employee while in the service of the Company in connection with or in any way affecting or relating to the business of the Company or of any subsidiaries or capable of being used or adapted for use therein or in connection therewith shall forthwith be disclosed to the Company and shall belong to and be the absolute property of the Company or such one of its subsidiary companies as the Company may nominate for the purpose;

         (b) The Employee if and whenever required so to do (whether during or after the termination of his appointment) shall at the expense of the Company or its nominee apply or join in applying for letters patent or other protection in Hong Kong or any other part of the world for any such discovery, invention, process or improvements as aforesaid and execute all instruments and do all things necessary for vesting the said letters patent or other protection when obtained and all rights and title to and interest in the same in the Company (or its nominee) absolutely and as sole beneficial owner or in such other person as the Company may require;

         (c) The Employee hereby irrevocably appoints the Company to be his attorney in his name and on his behalf to execute and do any such instrument or thing and generally to use his name for the purpose of giving to the Company (or its nominee) the full benefit of the provisions of this clause and in favour of any third party a certificate in writing signed by any director or the secretary of the Company that any instrument or act falls within the authority hereby conferred shall be conclusive evidence that such is the case;

         (d) The Employee shall take all reasonable precautions to safe-guard his health and keep himself fit to perform his duties under this Agreement and submit to such medical examination and/or treatment as the Company's medical advisers may from time to time consider necessary or advisable;

         (e) The Employee shall not promote encourage or participate in any public tumult or disorder nor do anything which might cause public scandal or bring the Company or any of its subsidiaries or associated companies or holding company into disrepute; and

         (f) The Employee may not without the prior written consent of the Board accept any gift and/or favour of whatever kind from any customer, client or supplier of the Company or any prospective customer, client or supplier of the Company.

7. This Agreement and all the provisions herein contained (either expressly or by implication) shall come into force as from 1 January 1997 and shall continue for a term of 3 years, subject to earlier termination as provided in Clause 11 hereof.

8.       (a)      Subject as hereinafter provided the Company shall pay to the
                  Employee during the continuance of his employment hereunder a salary at the sum of US$85,000 per month which said salary is inclusive of any sum receivable by the Employee as director's fee, car allowance, housing allowance or other remuneration from the Company (or such higher rate as may from time to time be agreed between the parties or determined upon and notified to the Employee by the Company). In the event of any increase of salary being so agreed or notified such increase shall thereafter have effect as if it were specifically provided for as a term of this Agreement. The said salary (less any deductions as shall be required by law to be made) shall be payable in arrears on the last day of each month;

         (b) In addition to his salary, the Employee shall participate in the Company's profit sharing bonus scheme for key senior officers authorised by the Board from time to time; and

         (c) The Employee shall also participate in the employee stock option scheme for all key employees of Flextronics International Ltd.

 9.      The Company will reimburse the Employee for the following:

         (a) all travelling and hotel expenses when the Employee is required by the Company to travel to other countries in the discharge of his duties; and

         (b) all entertainment expenses incurred in the discharge of the Employee's duties to the Company.

 10.     The Employee will be entitled to annual leave at the rate of fourteen
         (14) working days per annum and such leave shall be taken only at a time or times convenient to the Company.

 11. Notwithstanding anything herein contained, this Agreement may be determined:

         (a)      by either party hereto giving to the other not less than three
                  (3) calendar months' notice in writing; or

         (b) by the Company summarily without notice or payment of compensation whatsoever in any of the following events:

                  (i) if the Employee is guilty of dishonesty or grave misconduct or commits any act or wilful neglect as in the opinion of the Company is likely to bring the Company or any of its subsidiaries or associated companies or its holding company or any of its or their officials or employees into disrepute whether such dishonesty, misconduct, act or neglect is or is not directly related to the affairs of the Company;

                  (ii) if the Employee becomes of unsound mind or becomes permanently incapacitated by accident or ill-health and is unable to perform his duties under this Agreement;

                  (iii) if the Employee becomes bankrupt or makes any arrangement or composition with his creditors;

                  (iv) if the Employee commits any material breach of any of his duties or obligations under this Agreement;

                  (v) if the Employee is convicted of any criminal offence other than an offence which in the reasonable opinion of the Board does not affect his position as an employee of the Company;

                  (vi) if the Employee is found to have made illegal monetary profit or received any gratuities or other rewards (whether in cash or kind) out of any of the Company's affairs; or

                  (vii) if the Company is required or requested by any authority (whether governmental or statutory) to terminate the services of the Employee.

         (c) Upon the termination of this Agreement for whatsoever reason the Employee shall upon the request of the Company resign without claim for compensation from office as a Employee of the Company and from all offices held by him in subsidiary or associated companies or the holding company of the Company and in the event of his failure to do so the Company is hereby irrevocably authorised to appoint such person in his name and on his behalf to execute any documents and to do all things requisite to give effect thereto.

12. The exercise by the Company of its rights of summary dismissal under the preceding clause hereof shall not debar it from exercising such other rights or remedies as may be available to it by law or otherwise by reason of any of the matters aforesaid.

13. The Employee undertakes that any question or matter relating to the following shall be determined by the Board and in so far as the Call Option (as defined in the Call Option Agreement) has not been exercised, such matters shall be determined pursuant to Clause 9 of the Shareholders' Agreement:

                  (i)      any investment by the Company of $10,000 or more;

                  (ii) appointment of (and any subsequent change in) the auditors, secretary and principal bankers and any subsequent change in the financial year end and the registered office of the Company;

                  (iii) entry by the Company or its subsidiaries into any transaction of a financial nature including the incurring of any borrowing under any existing or future banking and credit facilities and granting of any guarantee, indemnity, performance bond, lien, pledge, charge (including fixed and floating charge), mortgage or other security and the incurring of any other form of indebtedness in excess of US$50,000.00;

                  (iv) the incurring of any capital expenditure including the making or disposal of any investment in excess of
                           (a) US$1,000,000 for the period commencing from 1 January 1997 and ending on 31 December 1997; (b) US$1,500,000 for the period commencing from 1 January 1998 and ending on 31 December 1998 and (c) US$1,875,000 for the period commencing from 1 January 1999 and ending on 31 December 1999;

                  (v)      the payment of any remuneration or Director's fees;

                  (vi) loans to Directors or to any corporation in which any Director or the Directors cumulatively has or have a controlling interest within the meaning of Section 157H of the Companies Ordinance in the issued share capital of that corporation;

                  (vii) a substantial change in the primary business of the Company;

                  (viii) inter-company transactions with any company or businesses in which the Company have a financial interest;

                  (ix) the declaration, recommendation, making and payment of any distribution (whether in cash or in kind);

                  (x) sale transfer or disposal of the whole or a substantial part of the Company's undertaking, assets or property or purchase, sale, transfer, disposal, lease or licence of any real property or any interest therein;

                  (xi) increase, reduction or other alteration to the authorised or issued share capital;

                  (xii) commencement or carrying on of any type of business not being ancillary or incidental to or extension of the scope of operation or type of the Businesses;

                  (xiii) merger, consolidation or amalgamation with any company, association, partnership or legal entity and acquisition of any shares in any body corporate or participation in any partnership or joint venture arrangement;

                  (xiv) amendment to the Memorandum and Articles of Association;

                 (xv)     sale, transfer or disposal of any asset or investment
                           with a value in excess of US$10,000.00;

                  (xvi) approval of the audited balance sheet and profit and loss account of the Company and any report or statement accompanying such balance sheet and profit and loss account;

                  (xvii) establishment of any special reserves, provisions or retentions not in the ordinary course of business and application or utilisation of the same;

                  (xviii) entry into any contract or arrangement with any Director or the Company or any person connected with such person;

                  (xix) redemption purchase or cancellation of any shares or issue of further shares or other dilution of the interest of the shareholders of the Company or variation of any rights attaching to any shares of the Company;

                  (xx) issue of partly-paid shares and making of any call upon moneys unpaid in respect of any issued shares;

                  (xxi) subject to the provisions of this Agreement, the winding-up or dissolution of the Company unless it shall have become insolvent;

                  (xxii) any material change in the Company's accounting or reporting practices;

                  (xxiii) lending of any moneys other than placing of deposits with banks and financial institutions;

                  (xxiv) commencement or settlement of any litigation or arbitration proceedings having a value or likely value in excess of US$10,000.00;

                  (xxv) approval of the Company's annual operating budget and strategic plans;

                  (xxvi)   any change in the number of Directors of the Company;

                  (xxvii) save as is otherwise provided herein, any matter involving the Company with any Director or with another firm, company or corporation in which any Director is interested as a proprietor, partner, director or other officer or creditor of or a shareholder in, except as a shareholder of a public company or a public corporation whose shares are listed on a stock exchange;

                  (xxviii) any public issue of Shares of the Company or any of its subsidiaries with a view to obtaining the listing of the Company or such subsidiary on any other stock exchange;

                  (xxix) the authorised signatories of all and any banking or credit facilities or accounts; and

                  (xxx) the appointment of any Managing Director, Executive Director, General Manager, Financial Controller or similar senior executive or officer of the Company.

14. The Employee hereby further covenants with and undertakes to the Company that for a period of two (2) years from the date of the termination of his employment with the Company, he shall not do any of the following without first obtaining the written consent of the
         Company:

         (a) directly or indirectly carry on (whether alone or in partnership or joint venture with anyone else) or otherwise be concerned with or interested in (whether as trustee, principal, agent, shareholder, unit holder or in any other capacity) any business similar to or competitive with the Business (as defined below) of the Company, its subsidiaries or holding company for two (2) years after the date of termination of this Agreement, in any country where the Company, its subsidiaries or holding company currently carries on the Business and/or sells its products, including, without limitation, Europe, Hong Kong, Japan, Korea, Malaysia, Mexico, the People's Republic of China, Singapore and the United States of America;

         (b) solicit or persuade any person or corporation which is a customer or client of the Company, its subsidiaries or holding company, or who is or was a customer or client of or in respect of the Business, to cease doing business with the Company, its subsidiaries or holding company or reduce the amount of business which the customer or client would normally do in respect of the Business for two (2) years after the date of termination of this Agreement;

         (c) accept from a customer or client referred to in Clause 14(b) above any business of the kind ordinarily forming part of the Business, of the Company, its subsidiaries or holding company for two (2) years after the date of termination of this Agreement;

         (d) at any time use or disclose to any third party any trade secrets, product information or confidential information of the Business of the Company, its subsidiaries and holding company which is not generally known or available in the market place or which but for a breach of this Clause 14 would not be generally known or available in the market place;

         (e) at any time induce or attempt to induce any person who is at the date of this Agreement or who later becomes an employee of the Company, its subsidiaries or holding company in the Business to terminate his or her employment with the Company, its subsidiaries or holding company;

         (f) for the purposes of this Clause 14, the expression "BUSINESS" shall mean the sale and manufacture of plastic material products and its by-products (including all associated importation, exportation, marketing and related activities) carried on by the Company, its subsidiaries, holding company or related corporations, anywhere in the world;

         (g) each and every obligation under this Clause 14 shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part such part or parts as are unenforceable shall be deleted from this Clause 14 and any such deletion shall not affect the enforceability of all such parts of this Clause 14 as remain not so deleted; and

         (h) while the restrictions contained in this Clause 14 are considered by the parties to be reasonable in all the circumstances it is recognised that restrictions of the nature in question may fail for technical reasons unforeseen and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Company, its subsidiaries, holding company and related corporations but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope the said restriction shall apply with such modifications as may be necessary to make it valid and effective.

 15. This Agreement is in substitution for all previous contracts of service between the Company and the Employee which shall be deemed to have been terminated by mutual consent as from the date on which this Agreement commences.

16. In case any provision in this Agreement shall be, or at any time shall become invalid, illegal or unenforceable in any respect under any law, such invalidity, illegality or unenforceability shall not in any way affect or impair any other provisions of this Agreement but this Agreement shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

17.      (a)      This Agreement shall be governed by, and construed in
                  accordance with, the laws of Hong Kong.

         (b) Any dispute or difference arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Hong Kong on or before 31 March 1997 and thereafter in Singapore. In respect of arbitration in Hong Kong, the arbitration shall be in accordance with the HKIAC Rules. In respect of arbitration in Singapore, the arbitration shall be in accordance with the SIAC Rules. The HKIAC Rules and the SIAC Rules are deemed to be incorporated by reference into this Clause 17 save to the extent that they are inconsistent with the express terms of this Agreement.

         (c) The arbitral tribunal shall consist of three (3) independent arbitrators, one of whom shall be appointed by the Company, one of whom shall be appointed by the Employee, and the third (who shall act as Chairman of the arbitral tribunal) to be appointed by the Chairman of SIAC or HKIAC, as the case may be.

         (d) For the purpose of this Agreement a dispute shall be deemed to arise when one party serves on the other party a notice in writing (in this Clause, a "NOTICE OF DISPUTE") stating the nature of the dispute.

         (e) The party serving any Notice of Dispute shall appoint one arbitrator in such Notice of Dispute.

         (f) The party in receipt of any Notice of Dispute shall appoint an arbitrator within twenty-eight (28) days or such longer time as may be agreed between the parties or directed by the Chairman of SIAC or HKIAC, as the case may be. In default of such appointment by any party that arbitrator shall also be appointed by the Chairman of SIAC or HKIAC, as the case may be, within fourteen (14) days after such time period. The third arbitrator shall be appointed by the Chairman of SIAC or HKIAC, as the case may be, within twenty-eight (28) days of the receipt of such Notice of Dispute.

         (g) The prevailing party in the Arbitration shall be awarded the costs and expenses (including legal fees and expenses) reasonably incurred in connection with any such arbitration.

AS WITNESS the hands of the parties hereto.

SIGNED BY Law Sing                          )  /s/ LAW SING HONG
                                               ------------------
Hong & Law Shun Hang                        )  /s/ LAW SHUN HANG
                                               ------------------
for and on behalf of the                    )
Company in the presence of:                 )


/s/ CHRISTINE C. KNIGHT
-------------------------
Christine C.  Knight
     Solicitor
     Hong Kong

SIGNED BY               )
LAW SHUN HANG           ) /s/ LAW SHUN HANG
                         ------------------
in the presence of:     )

/s/ CHRISTINE C. KNIGHT
-----------------------
Christine C.  Knight
     Solicitor
     Hong Kong

                       DATED THE 20TH DAY OF December 1996

                                     Between

                         FICO INVESTMENT HOLDING LIMITED

                                (as the Company)

                                       and

                                  LAW KIN PING

                                  (as Employee)

                              EMPLOYMENT AGREEMENT

 THIS AGREEMENT is made on the 20th day of December 1996 BETWEEN:

 (1) FICO INVESTMENT HOLDING LIMITED, a company incorporated in Hong Kong and having its registered office at Rm 10, 18/F, Blk B, Kong Nam Ind. Building, 603 Castle Peak Road, Tsuen Wan, New Territories, Hong Kong ("COMPANY"); and

 (2) LAW KIN PING of Flat A, 10/F, Block 2, Faraday House, 6 Tsing Yung Street, Tuen Mun, New Territories, Hong Kong ("EMPLOYEE").


NOW IT IS HEREBY AGREED as follows:

1. The Company shall employ the Employee and the Employee shall serve the Company in a senior executive capacity and in such capacity, for the period and upon and subject to the terms and conditions hereinafter contained.

 2. As a senior executive of the Company, the Employee shall devote substantially her time and attention and whole skill to the affairs of the Company and in the discharge of her duties hereunder:

         (a) in undertaking such duties and exercising such powers in relation to the Company and its business as the board of directors of the Company ("BOARD") shall from time to time assign to or vest in her;

         (b) in the discharge of such duties and in the exercise of such powers conform to observe and comply with all resolutions regulations and directions from time to time made or given by the Board; and

         (c) undertake to do such other and additional work as may reasonably be requested of her and to perform such services for the Company's subsidiaries or holding company as the Board may from time to time reasonably require without further remuneration unless otherwise agreed.

3. The Employee shall not (without the previous written consent of the Board) during the continuance of this Agreement (either directly or indirectly) be engaged or interested in any capacity in any trade business profession or occupation whatsoever other than the business of the Company. In this Clause 3, the expression "OCCUPATION" shall include any other private work which in the opinion of the Board may hinder or otherwise interfere with the performance by the Employee of her duties under this Agreement.

4. The Employee shall at all times keep the Board promptly and fully informed of her conduct of the business or affairs of the Company and its subsidiaries and associated companies (where relevant) and provide such explanations as the Board may require.

 5. The Employee shall not, except as required by law, or authorised or required by her duties reveal to any person, firm or company any trade secrets, secret or confidential operations processes or dealings or any information concerning the organization, business, finances, transactions or affairs of the Company or any of its subsidiaries, associated companies or holding company which may come to her knowledge during her employment hereunder and shall keep with complete secrecy all confidential information entrusted to her and shall not use or attempt to use such information in any manner which may injure or cause loss either directly or indirectly to the Company or its business or may be likely so to do at any time. This restriction shall continue to apply and be binding on her after the termination of this Agreement without limit in point of time but shall cease to apply to information or knowledge which may come into the public domain.

6.       (a)      Any discovery or invention or secret process or improvement in procedure made or discovered by the Employee while in the service of the Company in connection with or in any way affecting or relating to the business of the Company or of any subsidiaries or capable of being used or adapted for use therein or in connection therewith shall forthwith be disclosed to the Company and shall belong to and be the absolute property of the Company or such one of its subsidiary companies as the Company may nominate for the purpose;

         (b) The Employee if and whenever required so to do (whether during or after the termination of her appointment) shall at the expense of the Company or its nominee apply or join in applying for letters patent or other protection in Hong Kong or any other part of the world for any such discovery, invention, process or improvements as aforesaid and execute all instruments and do all things necessary for vesting the said letters patent or other protection when obtained and all rights and title to and interest in the same in the Company (or its nominee) absolutely and as sole beneficial owner or in such other person as the Company may require;

         (c) The Employee hereby irrevocably appoints the Company to be her attorney in her name and on her behalf to execute and do any such instrument or thing and generally to use her name for the purpose of giving to the Company (or its nominee) the full benefit of the provisions of this clause and in favour of any third party a certificate in writing signed by any director or the secretary of the Company that any instrument or act falls within the authority hereby conferred shall be conclusive evidence that such is the case;

         (d) The Employee shall take all reasonable precautions to safe-guard her health and keep herself fit to perform her duties under this Agreement and submit to such medical examination and/or treatment as the Company's medical advisers may from time to time consider necessary or advisable;

         (e) The Employee shall not promote encourage or participate in any public tumult or disorder nor do anything which might cause public scandal or bring the Company or any of its subsidiaries or associated companies or holding company into disrepute; and

         (f) The Employee may not without the prior written consent of the Board accept any gift and/or favour of whatever kind from any customer, client or supplier of the Company or any prospective customer, client or supplier of the Company.

7. This Agreement and all the provisions herein contained (either expressly or by implication) shall come into force as from 1 January 1997 and shall continue for a term of 3 years, subject to earlier termination as provided in Clause 11 hereof.


8.      (a)       Subject as hereinafter provided the Company shall pay to the
                  Employee during the continuance of her employment hereunder a salary at the sum of US$55,000 per month which said salary is inclusive of any sum receivable by the Employee as director's fee, car allowance, housing allowance or other remuneration from the Company (or such higher rate as may from time to time be agreed between the parties or determined upon and notified to the Employee by the Company). In the event of any increase of salary being so agreed or notified such increase shall thereafter have effect as if it were specifically provided for as a term of this Agreement. The said salary (less any deductions as shall be required by law to be made) shall be payable in arrears on the last day of each month;

         (b) In addition to her salary, the Employee shall participate in the Company's profit sharing bonus scheme for key senior officers authorised by the Board from time to time; and

         (c) The Employee shall also participate in the employee stock option scheme for all key employees of Flextronics International Ltd.

9.       The Company will reimburse the Employee for the following:

         (a) all travelling and hotel expenses when the Employee is required by the Company to travel to other countries in the discharge of her duties; and

         (b) all entertainment expenses incurred in the discharge of the Employee's duties to the Company.

10.      The Employee will be entitled to annual leave at the rate of fourteen
         (14) working days per annum and such leave shall be taken only at a time or times convenient to the Company.

 11. Notwithstanding anything herein contained, this Agreement may be determined:

         (a)      by either party hereto giving to the other not less than three
                  (3) calendar months' notice in writing; or

         (b) by the Company summarily without notice or payment of compensation whatsoever in any of the following events:

                  (i) if the Employee is guilty of dishonesty or grave misconduct or commits any act or wilful neglect as in the opinion of the Company is likely to bring the Company or any of its subsidiaries or associated companies or its holding company or any of its or their officials or employees into disrepute whether such dishonesty, misconduct, act or neglect is or is not directly related to the affairs of the Company;

                  (ii) if the Employee becomes of unsound mind or becomes permanently incapacitated by accident or ill-health and is unable to perform her duties under this Agreement;

                  (iii) if the Employee becomes bankrupt or makes any arrangement or composition with her creditors;

                  (iv) if the Employee commits any material breach of any of her duties or obligations under this Agreement;

                  (v) if the Employee is convicted of any criminal offence other than an offence which in the reasonable opinion of the Board does not affect her position as an employee of the Company;

                  (vi) if the Employee is found to have made illegal monetary profit or received any gratuities or other rewards (whether in cash or kind) out of any of the Company's affairs; or

                  (vii) if the Company is required or requested by any authority (whether governmental or statutory) to terminate the services of the Employee.

         (c) Upon the termination of this Agreement for whatsoever reason the Employee shall upon the request of the Company resign without claim for compensation from office as a Employee of the Company and from all offices held by her in subsidiary or associated companies or the holding company of the Company and in the event of her failure to do so the Company is hereby irrevocably authorised to appoint such person in her name and on her behalf to execute any documents and to do all things requisite to give effect thereto.

12. The exercise by the Company of its rights of summary dismissal under the preceding clause hereof shall not debar it from exercising such other rights or remedies as may be available to it by law or otherwise by reason of any of the matters aforesaid.

13. The Employee undertakes that any question or matter relating to the following shall be determined by the Board and in so far as the Call Option (as defined in the Call Option Agreement) has not been exercised, such matters shall be determined pursuant to Clause 9 of the Shareholders' Agreement:

        (i)     any investment by the Company of $10,000 or more;

        (ii) appointment of (and any subsequent change in) the auditors, secretary and principal bankers and any subsequent change in the financial year end and the registered office of the Company;

        (iii) entry by the Company or its subsidiaries into any transaction of a financial nature including the incurring of any borrowing under any existing or future banking and credit facilities and granting of any guarantee, indemnity, performance bond, lien, pledge, charge (including fixed and floating charge), mortgage or other security and the incurring of any other form of indebtedness in excess of US$50,000.00;

        (iv) the incurring of any capital expenditure including the making or disposal of any investment in excess of (a) US$1,000,000 for the period commencing from 1 January 1997 and ending on 31 December 1997; (b) US$1,500,000 for the period commencing from 1 January 1998 and ending on 31 December 1998 and (c) US$1,875,000 for the period commencing from 1 January 1999 and ending on 31 December 1999;

        (v)     the payment of any remuneration or Director's fees;

        (vi) loans to Directors or to any corporation in which any Director or the Directors cumulatively has or have a controlling interest within the meaning of Section 157H of the Companies Ordinance in the Issued share capital of that corporation;

        (vii)   a substantial change in the primary business of the Company;

        (viii) inter-company transactions with any company or businesses in which the Company have a financial interest;

        (ix) the declaration, recommendation, making and payment of any distribution (whether in cash or in kind);

        (x) sale transfer or disposal of the whole or a substantial part of the Company's undertaking, assets or property or purchase, sale, transfer, disposal, lease or license of any real property or any interest therein;

        (xi) increase, reduction or other alteration to the authorised or issued share capital;


        (xii) commencement or carrying on of any type of business not being ancillary or incidental to or extension of the scope of operation or type of the Businesses;

        (xiii) merger, consolidation or amalgamation with any company, association, partnership or legal entity and acquisition of any shares in any body corporate or participation in any partnership or joint venture arrangement;


        (xiv)   amendment to the Memorandum and Articles of Association;

        (xv) sale, transfer or disposal of any asset or investment with a value in excess of US$10,000.00;

        (xvi) approval of the audited balance sheet and profit and loss account of the Company and any report or statement accompanying such balance sheet and profit and loss account;

        (xvii) establishment of any special reserves, provisions or retentions not in the ordinary course of business and application or utilisation of the same;

        (xviii) entry into any contract or arrangement with any Director of the Company or any person connected with such person;

        (xix) redemption purchase or cancellation of any shares or issue of further shares or other dilution of the interest of the shareholders of the Company or variation of any rights attaching to any shares of the Company;

        (xx) issue of partly-paid shares and making of any call upon moneys unpaid in respect of any issued shares;

        (xxi) subject to the provisions of this Agreement, the winding-up or dissolution of the Company unless it shall have become insolvent;

        (xxii) any material change in the Company's accounting or reporting practices;

        (xxiii) lending of any moneys other than placing of deposits with banks and financial institutions;

        (xxiv) commencement or settlement of any litigation or arbitration proceedings having a value or likely value in excess of US$10,000.00;

        (xxv) approval of the Company's annual operating budget and strategic plans;

        (xxvi)   any change in the number of Directors of the Company;

        (xxvii) save as is otherwise provided herein, any matter involving the Company with any Director or with another firm, company or corporation in which any Director is interested as a proprietor, partner, director or other officer or creditor of or a shareholder in, except as a shareholder of a public company or a public corporation whose shares are listed on a stock exchange;

        (xxviii) any public issue of Shares of the Company or any of its subsidiaries with a view to obtaining the listing of the Company or such subsidiary on any other stock exchange;

        (xxix) the authorised signatories of all and any banking or credit facilities or accounts; and

        (xxx) the appointment of any Managing Director, Executive Director, General Manager, Financial Controller or similar senior executive or officer of the Company.

14. The Employee hereby further covenants with and undertakes to the Company that for a period of two (2) years from the date of the termination of her employment with the Company, she shall not do any of the following without first obtaining the written consent of the Company;

        (a) directly or indirectly carry on (whether alone or in partnership or joint venture with anyone else) or otherwise be concerned with or interested in (whether as trustee, principal, agent, shareholder, unit holder or in any other capacity) any business similar to or competitive with the Business (as defined below) of the Company, its subsidiaries or holding company for two (2) years after the date of termination of this Agreement, in any country where the Company, its subsidiaries or holding company currently carries on the Business and/or sells its products, including, without limitation, Europe, Hong Kong, Japan, Korea, Malaysia, Mexico, the People's Republic of China, Singapore and the United States of America;

        (b) solicit or persuade any person or corporation which is a customer or client of the Company, its subsidiaries or holding company, or who is or was a customer or client of or in respect of the Business, to cease doing business with the Company, its subsidiaries or holding company or reduce the amount of business which the customer or client would normally do in respect of the Business for two (2) years after the date of termination of this Agreement;

        (c) accept from a customer or client referred to in Class 14(b) above any business of the kind ordinarily forming part of the Business, of the Company, its subsidiaries or holding company for two (2) years after the date of termination of this Agreement;

        (d) at any time use or disclose to any third party any trade secrets, product information or confidential information of the Business of the Company, its subsidiaries and holding company which is not generally known or available in the market place or which but for a breach of this Clause 14 would not be generally known or available in the market place;

        (e) at any time induce or attempt to induce any person who is at the date of this Agreement or who later becomes an employee of the Company, its subsidiaries or holding company in the Business to terminate his or her employment with the Company, its subsidiaries or holding company;

        (f) for the purposes of this Clause 14, the expression "Business" shall mean the sale and manufacture of plastic material products and its by-products (including all associated importation, exportation, marketing and related activities) carried on by the Company, its subsidiaries, holding company or related corporations, anywhere in the world;

        (g) each and every obligation under this Clause 14 shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part such part or parts as are unenforceable shall be deleted from this Clause 14 and any such deletion shall not affect the enforceability of all such parts of this Clause 14 as remain not as deleted; and

        (h) while the restrictions contained in this Clause 14 are considered by the parties to be reasonable in all the circumstances it is recognised that restrictions of the nature in question may fail for technical reasons unforeseen and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Company, its subsidiaries, holding company and related corporations but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope the said restriction shall apply with such modifications as may be necessary to make it valid and effective.

15. This Agreement is in substitution for all previous contracts of service between the Company and the Employee which shall be deemed to have been terminated by mutual consent as from the date on which this Agreement commences.

16. In case any provision in this Agreement shall be, or at any time shall become invalid, illegal or unenforceable in any respect under any law, such invalidity, illegality or unenforceability shall not in any way affect or impair any other provisions of this Agreement but this Agreement shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

17.     (a)     This Agreement shall be governed by, and construed in
                accordance with, the laws of Hong Kong.

        (b) Any dispute or difference arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Hong Kong on or before 31 March
                1997 and thereafter in Singapore. In respect of arbitration in Hong Kong, the arbitration shall be in accordance with HKIAC Rules. In respect of arbitration in Singapore, the arbitration shall be in accordance with the SIAC Rules. The HKIAC Rules and the SIAC Rules are deemed to be incorporated by reference into this Clause 17 save to the extent that they are inconsistent with the express terms of this Agreement.

        (c) The arbitral tribunal shall consist of three (3) independent arbitrators, one of whom shall be appointed by the Company, one of whom shall be appointed by the Employee, and the third (who shall act as Chairman of the arbitral tribunal) to be appointed by the Chairman of SIAC or HKIAC, as the case may be.

        (d) For the purpose of this Agreement a dispute shall be deemed to arise when one party serves on the other party a notice in writing (in this Clause, a "NOTICE OF DISPUTE") stating the nature of the dispute.

        (e) The party serving any Notice of Dispute shall appoint one arbitrator in such Notice of Dispute.

        (f) The party in receipt of any Notice of Dispute shall appoint an arbitrator within twenty-eight (28) days or such longer time as amy be agreed between the parties or directed by the Chairman of SIAC or HKIAC, as the case may be. In default of such appointment by any party that arbitrator shall also be appointed by the Chairman of SIAC or HKIAC, as the case may be, within fourteen (14) days after such time period. The third arbitrator shall be appointed by the Chairman of SIAC or HKIAC, as the case may be, within twenty-eight (28) days of the receipt of such Notice of Dispute.

        (g) The prevailing party in the Arbitration shall be awarded the costs and expenses (including legal fees and expenses) reasonably incurred in connection with any such arbitration.

AS WITNESS the hands of the parties hereto.


SIGNED BY LAW SHUN HANG     )
  & LAW SING HONG           )    /s/ Law Shun Hang   /s/ Law Sing Hong
for and on behalf of the    )    -----------------   -----------------
Company in the presence of: )

/s/ Christine C. Knight
--------------------------
    Christine C. Knight
         Solicitor
         Hong Kong



SIGNED BY                   )
LAW KIN PING                )    /s/ Law Kin Ping
in the presence of:         )    -----------------

/s/ Christine C. Knight
--------------------------
    Christine C. Knight
         Solicitor
         Hong Kong

                                  SCHEDULE 5

                               ESCROW AGREEMENT



                      DATED THE 20th DAY OF DECEMBER, 1996









                                     Between
                          FLEXTRONICS INTERNATIONAL LTD
                       FICO FOREST INDUSTRIAL CO. LIMITED

                                       And

                                  ERNST & YOUNG
                                 as Escrow Agent







                                ESCROW AGREEMENT

                                TABLE OF CONTENTS


Clause       Heading                                                        Paqe
------       -------                                                        ----
 1. DEFINITIONS AND INTERPRETATION .....................................     1
 2. ESCROW .............................................................     1
 3. APPOINTMENT OF ESCROW AGENT ........................................     1
 4. THE DOCUMENTS ......................................................     2
 5. POWER OF ATTORNEY ..................................................     2
 6. FEES ...............................................................     2
 7. THE ESCROW AGENT ...................................................     3
 8. COMMUNICATIONS .....................................................     3
 9. FORCE MAJEURE ......................................................     3
10. GOVERNING LAW AND DISPUTE RESOLUTION ...............................     3
11. COUNTERPARTS .......................................................     4
  APPENDIX NOTICE FROM FIL .............................................     6

 THIS ESCROW AGREEMENT is made on the 20TH day of December, 1996 BETWEEN:


(1) FLEXTRONICS INTERNATIONAL LTD, a company incorporated in the Republic of Singapore and having its registered office at 36 Robinson Road, #18-01 City House, Singapore 068877 ("FIL")

(2) FICO FOREST INDUSTRIAL CO. LIMITED, a company incorporated in Hong Kong and having its registered office at Unit 10, 5 & 4 18/F, Blk B, Kong Nam Ind. Building, 603 Castle Peak Road, Tsuen Wan, New Territories, Hong Kong ("FICO(HK)"); and

(3) ERNST & YOUNG, an international accounting firm in Hong Kong having its place of business at 10/F Tower 2, The Gateway 25-27, Canton Road, Kowloon, Hong Kong ("ESCROW Agent").


WHEREAS:

(A) FICO(HK) is the legal and beneficial owner of 6,000 ordinary shares of HK$1.00 each ("SHARES") comprising sixty per cent. (60%) of all the issued and paid-up share capital of Fico Investment Holding Limited. ("COMPANY")

(B) Pursuant to a Charge of even date entered into between FIL and FICO(HK), FICO(HK) had agreed to deposit all the Documents (as defined below) with the Escrow Agent pursuant to the terms of this Escrow Agreement, and the Escrow Agent has consented to act as the escrow agent upon the terms and conditions herein contained.


NOW IT IS HEREBY AGREED AS FOLLOWS:


1.       DEFINITIONS AND INTERPRETATION

1.1 Terms defined in the Charge shall, unless otherwise defined herein, bear the same meaning when used in this Escrow Agreement.

1.2 References to Recitals, Clauses, Schedules and Appendices are to recitals, clauses of and schedules and appendices to this Agreement.


2.       ESCROW

         The parties hereto have agreed that all the share certificate(s) in respect of the Shares (including all right, title and interest in and to the Shares and all rights, monies and property whatsoever which may at any time be derived from, accrue on or be offered in respect of the Shares whether by way of redemption, exchange, conversion, rights, bonus, capital reorganisation or otherwise) together with registrable instruments of transfer and sold notes in respect thereof duly executed by FICO(HK) in blank ("DOCUMENTS") shall be delivered by FICO(HK) to the Escrow Agent on the date of this Agreement and shall be held by the Escrow Agent in accordance with the provisions of this Escrow Agreement.


3.       APPOINTMENT OF ESCROW AGENT

3.1 The Escrow Agent is hereby appointed as escrow agent upon the terms and conditions of this Escrow Agreement.

3.2 The sole duties of the Escrow Agent shall be to act in accordance with the provisions of this Escrow Agreement, which the Escrow Agent is hereby unconditionally and irrevocably authorised and instructed to do by each of the parties hereto.


4.       THE DOCUMENTS

4.1 The Escrow Agent will receive and hold the Documents until it receives notice (upon which the Escrow Agent shall be entitled to rely without further inquiry and notwithstanding any matter or thing of which the Escrow Agent may otherwise be aware) from time to time from FIL to release the Documents to such persons designated by FIL and the Escrow Agent shall release the Documents in accordance with such instructions set out in the notice which shall be in the form set out in the Appendix hereto or such other form as may be determined by FIL in its discretion and such notice shall be signed by any director of FIL for and on behalf of FIL.

4.2 The Escrow Agent shall not release any of the Documents except in accordance with the instructions or notifications referred to in Clause 4.1.


5.       POWER OF ATTORNEY

5.1 FICO(HK) hereby irrevocably appoints the Escrow Agent and FIL jointly and severally to be its attorneys with full power of substitution and in its name and on its behalf and as its act and deed to execute, seal and deliver and otherwise perfect any deed, assurance, agreement, instrument or act the Escrow Agent or FIL may deem necessary and in particular, but without limitation to do all or any of the following:

         (a) to effect any transfer of the Shares or any of them and to register and/or procure the registration of the same whether in the name of FIL or otherwise; and

         (b) to call or to procure the calling of and to attend any shareholders meeting of the Company and to vote or to instruct any proxy to vote at such meeting in such manner as it may think fit,

         Provided Always that the Escrow Agent is hereby authorised and shall act in accordance with the wishes and directions of FIL.

5.2 FICO(HK) hereby ratifies and confirms and agrees to ratify and confirm anything the Escrow Agent and/or FIL shall lawfully and properly do or purport to do by virtue of Clause 5.1 and all money expended by either of the Escrow Agent or FIL shall be payable by FICO(HK) upon demand.


6.       FEES

6.1 For its services as Escrow Agent hereunder, the Escrow Agent shall be paid, within seven (7) Business Days of the signing hereof, a fee to be agreed to be borne as to fifty per cent. (50%) of such fee by FIL and as to the remaining fifty per cent. (50%) by FICO(HK).

6.2 The parties hereto (other than the Escrow Agent) hereby agree to indemnify, in equal proportions between FIL on the one hand and FICO(HK) on the other hand, the Escrow Agent and keep the Escrow Agent fully indemnified on demand in respect of the Escrow Agent's legal costs and other expenses which have been or may be incurred by the Escrow Agent in the performance of its duties hereunder.

7.       THE ESCROW AGENT

7.1 Neither the Escrow Agent nor any of the officers, employees, partners, servants or agents thereof shall, by reason of any matter or thing contained in this Escrow Agreement, be deemed to be a trustee for or have any fiduciary relationship with any of the parties hereto or any other person.

7.2 The Escrow Agent will be entitled to rely, for the purposes of discharging its duties hereunder, on any original notice, letter or other document received by it pursuant to the terms of this Escrow Agreement without any obligation on its part to investigate whether any statement contained in the original notice, letter or other document is correct, whether the same has been validly authorised and issued, whether the same has been properly dated, whether any notice, letter or other document conforms with the original, or otherwise howsoever, and the Escrow Agent shall not be under any liability in relying and acting on any such original notice, letter or other document.


8.       COMMUNICATIONS

         All notices and other communications to the Escrow Agent hereunder shall be given in writing delivered personally or sent by first class post (airmail if overseas) or by facsimile transmission delivered or addressed to the Escrow Agent at the address above written or such other address as the Escrow Agent may notify to the other parties hereto in writing from time to time, and addressed to such person as the Escrow Agent may notify to the other parties from time to time. Any such communication sent by post or facsimile transmission shall be treated as being duly delivered on its actual receipt by the Escrow Agent (in the case of a facsimile with all pages complete) and the Escrow Agent's certificate as to the time of actual receipt shall, in the absence of manifest error, be conclusive.


9.       FORCE MAJEURE

         No party shall be held responsible for any loss, damage or delay suffered by the other parties owing to any Act of God which shall mean earthquakes and other such natural calamities. Any party wishing to rely on the provisions of this Clause 9 shall give notice to the other parties stating the relevant cause ("FORCE MAJEURE NOTICE"). The party serving such Force Majeure Notice shall promptly resume performance of its obligations the moment such cause or causes cease to operate.


10.      GOVERNING LAW AND DISPUTE RESOLUTION

10.1 This Agreement shall be governed by, and construed in accordance with, the laws of Hong Kong.

10.2 Any dispute or difference arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Hong Kong on or before 31 March 1997 and thereafter in Singapore. In respect of arbitration in Hong Kong, the arbitration shall be in accordance with the HKIAC Rules. In respect of arbitration in Singapore, the arbitration shall be in accordance with the SIAC Rules. The HKIAC Rules and the SIAC Rules are deemed to be incorporated by reference into this Clause 10.2 save to the extent that they are inconsistent with the express terms of this Agreement.

10.3 The arbitral tribunal shall consist of three (3) independent arbitrators, one of whom shall be appointed by FIL, one of whom shall be appointed by FICO(HK), and the third (who shall act as Chairman of the arbitral tribunal) to be appointed by the Chairman of SIAC or HKIAC, as the case may be.

10.4 For the purpose of this Agreement a dispute shall be deemed to arise when one party serves on the other party a notice in writing (in this Clause, a "NOTICE OF DISPUTE") stating the nature of the dispute.

10.5 The party serving any Notice of Dispute shall appoint one arbitrator in such Notice of Dispute.

10.6 The party in receipt of any Notice of Dispute shall appoint an arbitrator within twenty-eight (28) days or such longer time as may be agreed between the parties or directed by the Chairman of SIAC or HKIAC, as the case may be. In default of such appointment by any party that arbitrator shall also be appointed by the Chairman of SIAC or HKIAC, as the case may be, within fourteen (14) days after such time period. The third arbitrator shall be appointed by the Chairman of SIAC or HKIAC, as the case may be, within twenty-eight (28) days of the receipt of such Notice of Dispute.

10.7 The prevailing party in the Arbitration shall be awarded the costs and expenses (including legal fees and expenses) reasonably incurred in connection with any such arbitration.


11.      COUNTERPARTS

         This Agreement may be signed in any number of counterparts, all of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF this Agreement has been entered into on the date appearing at the head hereof.




FIL


SIGNED by                                         )
S.L. Tsui                                         )
for and on behalf of                              )          /s/ S.L. Tsui
FLEXTRONICS INTERNATIONAL LTD                     )
in the presence of)


/s/ Cosmas Wong Cin Tzieh
COSMAS WONG CIN TZIEH
Advocate & Solicitor
Singapore



FICO(HK)


SIGNED by                                            )

for and on behalf of                                 )
FICO FOREST INDUSTRIAL                               )
CO.  LIMITED                                         )
in the presence of)                                  )



The Escrow Agent


SIGNED by                                            )

for and on behalf of                                 )
ERNST & YOUNG                                        )
in the presence of)                                  )

IN WITNESS WHEREOF this Agreement has been entered into on the date appearing at the head hereof.

FIL


SIGNED by                                          )
                                                   )
for and on behalf of                               )
FLEXTRONICS INTERNATIONAL LTD                      )
in the presence of:




FICO(HK)


SIGNED by LAW SING HONG &                            )        /s/ Law Sing Hong
LAW SHUN HANG                                        )        /s/ Law Shun Hang
for and on behalf of                                 )
FICO FOREST INDUSTRIAL                               )
CO.  LIMITED                                         )
in the presence of:                                  )

/s/ Christine C. Knight
Christine C. Knight
Solicitor
Hong Kong

The Escrow Agent


SIGNED by Susan Lo,                                  )
Director                                             )
for and on behalf of                                 )        /s/ Susan Lo
ERNST & YOUNG                                        )
in the presence of:                                  )


/s/ Christine C. Knight
Christine C. Knight
Solicitor
Hong Kong

                                    APPENDIX

                                 NOTICE FROM FIL

To       :       ERNST & YOUNG
                 10/F Tower 2
                 The Gateway 25-27
                 Canton Road, Kowloon
                 Hong Kong

Attn     :               [               ]



Dear Sirs

ESCROW AGREEMENT DATED                           1996 ("ESCROW AGREEMENT")

We refer to the Escrow Agreement entered into among (1) Flextronics International Ltd; (2) Fico Forest Industrial Co. Limited; and (3) Ernst & Young ("ESCROW AGENT"). Save as otherwise stated herein, terms defined in the Escrow Agreement bear the same meanings when used herein.

Pursuant to the Escrow Agreement, we, FIL, hereby instruct you to release the following Documents referred to below to the following person(s)/party(s):

[                     ]

Yours faithfully,
for and on behalf of
FLEXTRONICS INTERNATIONAL LTD




[Name]
[Designation]

                                  SCHEDULE 6

                          FICO CALL OPTION AGREEMENT



                       DATED THE 20TH DAY OF DECEMBER 1996





                                     Between
                          FLEXTRONICS INTERNATIONAL LTD
                                       And
                       FICO FOREST INDUSTRIAL CO. LIMITED



      --------------------------------------------------------------------
                           FICO CALL OPTION AGREEMENT
                       relating to all the ordinary shares
                             in the share capital of
                         FICO INVESTMENT HOLDING LIMITED
                                     held by
                          FLEXTRONICS INTERNATIONAL LTD

      --------------------------------------------------------------------

                                                          TABLE OF CONTENTS

CLAUSE   HEADING                                                          PAGE
------   -------                                                          ----
1. INTERPRETATION ......................................................    1
2. FICO CALL OPTION ....................................................    2
3. FICO CALL OPTION COMPLETION .........................................    3
4. DURATION OF OBLIGATIONS .............................................    4
5. FIL'S WARRANTIES ....................................................    4
6. COMMUNICATIONS ......................................................    4
7. GENERAL .............................................................    5
8. GOVERNING LAW AND DISPUTE RESOLUTION ................................    5

 THIS AGREEMENT is made on the 20th day of December 1996 BETWEEN:


(1) FLEXTRONICS INTERNATIONAL LTD, a company incorporated in Singapore and having its registered office at 36 Robinson Road, City House, #18-01, Singapore 068877 ("FIL");

(2) FICO FOREST INDUSTRIAL CO. LIMITED, a company incorporated in Hong Kong and having its registered office at Unit 10, 5 & 4 18/F, Blk B, Kong Nam Ind. Building, 603 Castle Peak Road, Tsuen Wan, New Territories, Hong Kong ("FICO(HK)")


WHEREAS:

(A) Fico Investment Holdings Limited ("COMPANY") is a company limited by shares incorporated in Hong Kong and has at the date hereof an authorised share capital of 10,000 ordinary shares of HK$1.00 each, of which 10,000 of the said ordinary shares have been issued and are fully paid-up.

(B) FICO(HK) is the legal and beneficial owner of 6,000 ordinary shares of HK$1.00 each in the Company consisting sixty per cent. (60%) of the issued and paid-up capital of the Company.

(C) By a Call Option Agreement of even date, FICO(HK) had granted to FIL a Call Option to purchase the remaining 6,000 ordinary shares of HK$1.00 each in the Company consisting sixty per cent. (60%) of the issued and paid-up capital of the Company to be exercised by FIL in the event that certain conditions are met.

(D) This Agreement is entered into pursuant to the Sale and Purchase Agreement ("SALE AND PURCHASE AGREEMENT") dated 29 November 1996, and made between (1) FICO(HK), as purchaser (2) FIL, as Vendor and (3) the Company and the Call Option Agreement of even date, and made between FIL and FICO(HK). FIL wishes to grant to FICO(HK) a call option in respect of the Fico Call Option Shares (as defined below) for the consideration and on the terms and conditions set out in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1 .     INTERPRETATION

         1.1 In this Agreement except to the extent that the context otherwise requires:

                  "BANKER'S DRAFT" means a banker's draft drawn on a bank in Hong Kong;

                  "EXERCISE DATE" means the date of service of a Fico Call Option Notice under Clause 2.3;

                  "FICO CALL OPTION COMPLETION" means the performance by FICO(HK) and FIL of the obligations assumed by them respectively under Clause 3.2;

                  "FICO CALL OPTION COMPLETION DATE" means 1 1.00 a.m. on the date falling fourteen (14) days from the Exercise Date;

                  "FICO CALL OPTION PERIOD" means the period commencing on the date of this Agreement and expiring on the date falling on the first anniversary of the end of the Second Financial Period (as defined in the Call Option Agreement) (both dates inclusive);

         "FICO CALL OPTION PRICE" means the aggregate of the Investment and interest at the rate of FIL's cost of funds plus two per cent. (2%) per annum (as may be certified any officer of FIL, such certification to be final and conclusive in the absence of manifest error) from the date of payment of the Investment (or parts thereof) under the Sale and Purchase Agreement or the Call Option Agreement, as the case may be (or such deferred date pursuant to Clause 3.3), such interest to be calculated on the basis of a 360-day year and the actual number of days elapsed;

         "FICO CALL OPTION" shall have the meaning ascribed to it in Clause 2.1;

         "FICO CALL OPTION NOTICE" means a notice exercising the Fico Call Option given pursuant to Clause 2.3;

         "FICO CALL OPTION SHARES" means all the Shares held by FIL in the capital of the Company at the time the Fico Call Option is exercised;

         "INVESTMENT" means the total equity investment made by FIL in the Company and all monies paid to FICO (HK) pursuant to the Sale and Purchase Agreement, including, without limitation, (i) the Consideration (as defined in the Sale and Purchase Agreement) and (ii) the Purchase Price (as defined in the Call Option Agreement);

         "SHAREHOLDERS' AGREEMENT" means the shareholders' agreement of even date and entered into between (1) FICO(HK), (2) FIL and (3) the Company;

         "SHARES" means ordinary shares of HK$1.00 each in the capital of the Company;

         "TRANSFER TERMS" means the entire legal and beneficial interest in all the Fico Call Option Shares shall be sold and purchased free from any Encumbrance and together with all rights attaching thereto as at the Exercise Date or at any time thereafter and that the consideration for the Fico Call Option Shares shall be the Fico Call Option Price; and

         "US$" means the lawful currency of the United States of America.

1.2 All terms and references used in this Agreement and which are defined or construed in the Sale and Purchase Agreement but are not defined or construed in this Agreement shall have the same meaning and construction in this Agreement. All references in this Agreement to the Sale and Purchase Agreement are to the Sale and Purchase Agreement as from time to time amended, modified or supplemented.

1.3 References to Recitals and Clauses are to recitals and clauses of this Agreement. The headings in this Agreement are for convenience only and shall not affect the interpretation of this Agreement. Words importing the singular number include the plural number and vice versa. References to documents include variations and replacements thereof and supplements thereto. References to a party include its permitted assigns and transferees and its successors-in-title.

2.       FICO CALL OPTION

2.1 In consideration of the sum of US$1.00 (receipt of which FIL hereby acknowledges), FIL hereby grants to FICO(HK) the right, in the event that (i) a court having jurisdiction in Singapore shall enter a decree or order for relief in respect of FIL in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of FIL or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or
         (ii) FIL is unable to discharge its liabilities under the First Consideration Note or the Second Consideration Note pursuant to Clauses 3.6 and 3.7 respectively of the Call Option Agreement; or
         (iii) a notice of termination is served by FICO (HK) under Clause 12(B) of the Shareholder's Agreement pursuant to Clause 12(C)(i) of the Shareholders' Agreement (each of (i), (ii) and (iii) hereinafter referred to as a "PRECONDITION EVENT"), to require the FIL to sell to FICO(HK) all the Fico Call Option Shares on the terms and subject to the conditions of this Agreement ("FICO CALL OPTION").

2.2 On the exercise of the Fico Call Option, the FICO(HK) will become bound to purchase and FIL will become bound to complete the sale of the Fico Call Option Shares on the Transfer Terms.

2.3 The Fico Call Option must be exercised by notice in writing by FICO(HK) served only during the Fico Call Option Period and subject to the fulfilment of a Precondition Event, failing which it will lapse and cease to have any further effect.

2.4 For the purposes of this Clause, a certificate signed by a director of FIL confirming the Fico Call Option Price shall, in the absence of manifest error, be final and conclusive.


3.       FICO CALL OPTION COMPLETION

3.1 Completion of the sale and purchase of the Fico Call Option Shares shall take place in Hong Kong at the Hong Kong branch office of FIL (or at such other place as may be agreed) on the Fico Call Option Completion Date, provided that if such a day is not a Business Day then the Fico Call Option Completion shall take place at 12 noon on the first Business Day thereafter.

3.2      On Fico Call Option Completion:

         (a) FIL shall deliver to the FICO(HK) duly executed transfers and duly executed sold notes in favour of the FICO(HK) in respect of the Fico Call Option Shares accompanied by the relative share certificate(s) and shall do all things and execute such documents as shall be necessary or as FICO(HK) may reasonably request to give effect to the sale of the Fico Call Option Shares pursuant to Clause 2 on the Transfer Terms;

         (b) FIL shall procure the resignations of the existing Directors of the Company, which said resignations shall take effect on the Fico Call Option Completion; and

         (c) the FICO(HK) shall pay the Fico Call Option Price to FIL by way of telegraphic transfer to an account designated by FIL to FICO(HK) not later than three (3) Business Days prior to the Fico Call Option Completion Date or by way of a banker's draft.

3.3 If any of the provisions of Clause 3.2 are not complied with on the Fico Call Option Completion Date the party not in default may (without prejudice to his other rights and remedies):

         (a) defer Fico Call Option Completion to a date not more than twenty eight (28) days after the Fico Call Option Completion Date (and so that the provisions of this Clause 3 shall apply to Fico Call Option Completion as so deferred); or

         (b) proceed to Fico Call Option Completion so far as practicable (without prejudice to his rights hereunder); or

         (c) rescind the contract of sale arising by virtue of the exercise of the Fico Call Option.

4.       DURATION OF OBLIGATIONS

4.1 This Agreement shall terminate on the date falling on the first anniversary of the end of the Second Financial Period if no Fico Call Option Notice shall have been served on or prior to such date.

4.2 If the Fico Call Option Notice shall have been served on or prior to the date mentioned in Clause 4.1 this Agreement shall continue in force after such date until the fulfilment of the parties' obligations hereunder in relation to the Fico Call Option Notice whereupon it shall terminate.


5.       FIL'S WARRANTIES

5.1 FIL warrants to FICO(HK) that it is and will remain until the expiry of the Fico Call Option Period or the Fico Call Option Completion Date, whichever is the later, the sole legal and beneficial owner of the Fico Call Option Shares, subject to the Fico Call Option and the Put Option (as defined in the Put Option Agreement).

5.2 FIL shall not prior to the expiry of the Fico Call Option Period or the Fico Call Option Completion Date, whichever is the later, transfer, dispose of or permit any Encumbrance save for the Fico Call Option, over its interest in any of the Fico Call Option Shares and the Fico Call Option Shares shall upon Fico Call Option Completion be sold free of any Encumbrance.


6.       COMMUNICATIONS

6.1 Except as otherwise provided in the Agreement, all notices required or permitted to be given hereunder shall be in writing and in the English language and shall be sent by facsimile or in writing.

6.2      Any notice hereunder shall be addressed as follows:

         In the case of FICO(HK):           Fico Forest Industrial Co. Limited
                                            Unit 10, 18/F
                                            Blk B, Kong Nam Ind. Building
                                            603 Castle Peak Road, Tsuen Wan
                                            New Territories
                                            Hong Kong

         Fax Number:                        (852) 2412-0791

         Attention:                         Mr Law Sing Hong

         In the case of FIL:                Flextronics International Ltd
                                            514 Chai Chee Lane, #04-13
                                            Singapore 469029

         Fax Number:                        (65) 449-9548

         Attention:                         Mr Goh Chan Peng

6.3 Any party may from time to time by notice hereunder change its address or telefax number for notice. Notice given by facsimile shall be deemed to have been served on the next Business Day in the place of address following the day of transmission.

7. GENERAL

7.1 This Agreement may be assigned in whole or in part by FIL. Notwithstanding this, this Agreement shall not be assigned in whole or in part by the FICO(HK). It is expressly agreed that this Agreement shall be binding upon and shall enure for the benefit of the parties' successors.

7.2 This Agreement supersedes any previous agreement between the parties hereto in relation to the matters dealt with herein, represents (together with any documents referred to herein) the entire agreement between the parties herein in relation to such matters and no variation hereof shall be effective unless made in writing.

7.3 The failure of any of the parties hereto at any time to require performance by any other party or to claim a breach of any term of this Agreement shall not be deemed to be a waiver of any right under this Agreement.

7.4 The parties hereto shall, and shall use their respective reasonable endeavours to procure that any necessary third parties shall, execute and do all such further deeds, documents and things as either party may reasonably require by notice in writing to the other party to carry the provisions of this Agreement into full force and effect and (so far as they are able) shall do anything necessary (including, without limitation, exercising their powers as shareholders) to give effect to the spirit and intent of this Agreement).

7.5 Any date or period mentioned in this Agreement may be extended by agreement between the parties hereto (or such of the parties as may be affected thereby), but as regards any date or period (whether or not extended as aforesaid) time shall be of the essence of this Agreement.

7.6 Subject as specifically provided herein, each of the parties hereto shall bear its own costs and expenses relating to this Agreement, save that the FICO(HK) shall bear all stamp duty payable in respect of the grant of the Fico Call Option and the purchase of the Fico Call Option Shares.

7.7 The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

7.8 Notwithstanding the completion of the sale and purchase of the Fico Call Option Shares herein, the terms and condition of this Agreement shall not merge with the transfer or conveyance of the Fico Call Option Shares and be extinguished but shall remain in full force and effect as between FICO(HK) and FIL insofar as the same shall not have been fulfilled.


8.       GOVERNING LAW AND DISPUTE RESOLUTION

8.1 This Agreement shall be governed by, and construed in accordance with, the laws of Hong Kong.

8.2 Any dispute or difference arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Hong Kong on or before 31 March 1997 and thereafter in Singapore. In respect of arbitration in Hong Kong, the arbitration shall be in accordance with the HKIAC Rules. In respect of arbitration in Singapore, the arbitration shall be in accordance with the SIAC Rules. The HKIAC Rules and the SIAC Rules are deemed to be incorporated by reference into this Clause 8.2 save to the extent that they are inconsistent with the express terms of this Agreement.

8.3 The arbitral tribunal shall consist of three (3) independent arbitrators, one of whom shall be appointed by FICO(HK), one of whom shall be appointed by FIL, and the third (who shall act as Chairman of the arbitral tribunal) to be appointed by the Chairman of SIAC or HKIAC, as the case may be.

8.4 For the purpose of this Agreement a dispute shall be deemed to arise when one party serves on the other party a notice in writing (in this Clause, a "NOTICE OF DISPUTE") stating the nature of the dispute.

8.5 The party serving any Notice of Dispute shall appoint one arbitrator in such Notice of Dispute.

8.6 The party in receipt of any Notice of Dispute shall appoint an arbitrator within twenty-eight (28) days or such longer time as may be agreed between the parties or directed by the Chairman of SIAC or HKIAC, as the case may be. In default of such appointment by any party that arbitrator shall also be appointed by the Chairman of SIAC or HKIAC, as the case may be, within fourteen (14) days after such time period. The third arbitrator shall be appointed by the Chairman of SIAC or HKIAC, as the case may be, within twenty-eight (28) days of the receipt of such Notice of Dispute.

8.7 The prevailing party in the arbitration shall be awarded the costs and expenses (including legal fees and expenses) reasonably incurred in connection with any such arbitration.

IN WITNESS WHEREOF the parties set their hands this day and year first above written.






FICO(HK)



Signed by                                )
                                         )
/s/   LAW SING HONG & LAW SHIN TANG      )
-----------------------------------------)
       Law Sing Hong & Law Shin Tang     )
                                         )
for and on behalf of                     )
FICO FOREST INDUSTRIAL                   )
CO. LIMITED                              )
in the presence of:                      )

/s/ CHRISTINE C. KNIGHT
-----------------------------------
    Christine C. Knight
        Solicitor
        Hong Kong


FIL


Signed by                                )
                                         )
for and on behalf of                     )
FLEXTRONICS INTERNATIONAL LTD            )
in the presence of:                      )

IN WITNESS WHEREOF the parties set their hands this day and year first above written.






FICO(HK)



Signed by                        )
                                 )
for and on behalf of             )
FICO FOREST INDUSTRIAL           )
CO. LIMITED                      )
in the presence of:              )


FIL



Signed by                        )
                                 )
/s/  S. L. TSUI                  )
-------------------------------- )
     S. L. Tsui                  )
                                 )
for and on behalf of             )
FLEXTRONICS INTERNATIONAL LTD    )
in the presence of:              )

/s/   COSMAS WONG CIN TZIEH
--------------------------------
      Cosmas Wong Cin Tzieh
      Advocate and Solicitor
            Singapore

                                  SCHEDULE 8

                              DEED OF INDEMNITY



                       Dated the 20th day of December 1996

                                     Between

                       FICO FOREST INDUSTRIAL CO. LIMITED

                                       And

                          FLEXTRONICS INTERNATIONAL LTD

                         FICO INVESTMENT HOLDING LIMITED

                  FOREST KEYBOARD MANUFACTURING (SHENZHEN) LTD.

   ---------------------------------------------------------------------------

                                DEED OF INDEMNITY

  ----------------------------------------------------------------------------

THIS DEED OF INDEMNITY is made on the 20th day of December 1996

BETWEEN:

 (1) FICO FOREST INDUSTRIAL CO. LIMITED, a company incorporated in Hong Kong with its registered office at Unit 10, 5 & 4 18/F, Blk B, Kong Nam Ind. Building, 603 Castle Peak Road, Tsuen Wan, New Territories, Hong Kong ("FICO(HK)")

 (2) FLEXTRONICS INTERNATIONAL LTD, a company incorporated in Singapore with its registered office at 36 Robinson Road, #18-01 City House, Singapore 068877 ("FIL");

 (3) FICO INVESTMENT HOLDING LIMITED, a company incorporated in Hong Kong with its registered office at Rm 10, 18/F, Blk B, Kong Nam Ind. Building, 603 Castle Peak Road, Tsuen Wan, New Territories, Hong Kong ("Company"); and

 (4) FOREST KEYBOARD MANUFACTURING (SHENZHEN) LTD., a company registered and validly existing in the People's Republic of China with its registered office at Gong Ming Zhen, Chang Zhen Village Industrial Zone, China ("FICO(PRC)").

WHEREAS this Deed is entered into pursuant to the provisions of a Sale and Purchase Agreement dated 29 November 1996 ("S&P Agreement") and made between (1) FICO(HK) as Vendor, (2) FIL as Purchaser and (3) the Company, relating to the purchase by FIL of 4,000 ordinary shares in the share capital of the Company consisting of forty per cent. (40%) of the issued and paid-up share capital of the Company.

NOW IT IS HEREBY AGREED as follows:

1.   In this Deed:

         (i) words and expressions defined in the S&P Agreement shall have the same meaning wherever used herein and the provisions of Clause 1 of the S&P Agreement shall be deemed to be incorporated herein;

         (ii)     the following expressions bear the following meanings, namely:

                  "CLAIM" means any notice, demand, assessment, letter or other document issued or action taken by any revenue or taxing authority in Singapore, Hong Kong or the PRC or other statutory or governmental authority, body or official whosoever (whether of Singapore, Hong Kong or the PRC or elsewhere in the world) whereby any of the Group Companies is or may be placed or sought to be placed under a liability to make a payment on any Taxes or deprived of any relief, allowance, credit or repayment otherwise available;

                  "COMPLETION" means completion of the transfer of the Sale Shares (as defined in the S&P Agreement) under the S&P Agreement;

                  "GROUP COMPANY" means the Company and FICO(PRQ, and "GROUP

                  COMPANY" means any one of them;

                  "PRC" means the People's Republic of China;

                  "TAXES" or "TAXATION" means all forms of taxation whether of Singapore, Hong Kong or the PRC, including all state or local taxation, past, present and deferred (including, without limitation, income tax (including net income and gross income), corporate, value added, occupation, real and personal property, social security, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, occupation, premium or windfall profit taxes, estate duty, stamp duty, customs and other import or export duties, or charges of any kind whatsoever, estimated and other taxes, together with any interest and levies and all penalties, charges, costs and additions to tax, payable by or due from any of the Group Companies, or any additional amounts, duties and levies, imposts and all penalties, charges, fees, costs and interest deductions or withholding relating to any Claim imposed by any government, governmental agency, statutory body or any revenue authority, upon any Group Company; and

                  "TRANSACTION" includes any transaction, act, event or omission of whatever nature.

         (iii) where any person suffers a loss of or reduction in the amount of any relief, allowance or credit or has a right to the repayment of Taxation nullified or cancelled in whole or in part and such relief, allowance, credit or right to repayment related to a Transaction effected on or before Completion or was granted by reference to any income, profits or gains earned, accrued or received on or before Completion, then such person shall be treated as having incurred a corresponding depletion in or reduction in the value of its or his assets as a result of a Claim for Taxation made in the circumstances falling within Clause 2(A);

         (iv) references to any Transaction effected on or before Completion include the combined result of two or more Transactions, the first of which shall have taken place (or be deemed to have taken place) or the commencement of which shall have occurred (or be deemed to have occurred) on or before Completion;

         (v) references to income, profits or gains earned, accrued or received include income, profits or gains deemed to have been or treated as earned, accrued or received for Taxation purposes;

         (vi) references to Clauses and the Schedule are to Clauses of and the Schedule to this Deed unless the subject or context otherwise requires; and

         (vii) words and expressions defined for the purposes of any relevant taxing or other legislation shall herein bear the same meaning.

2. (A) Subject as hereinafter provided, FICO(HK) hereby agrees with and undertakes to FIL and each of the Group Companies to indemnify and keep indemnified FIL and each of the Group Companies against any depletion in or reduction in value of its or their assets or increase in its or their liabilities in relation to the Group Companies as a result or in consequence of any Claim for Taxation which has been made or may hereafter be made:

         (i) in respect of or arising from any Transaction effected or deemed to have been effected on or before Completion; or

                  (ii) by reference to any income, profits or gains earned, accrued or received on or before Completion.

                  The indemnity in this Clause 2(A) shall include all reasonable costs and expenses properly payable in connection with any Claim or liability referred to herein.

         (B) In the event of default by FICO(HK) in the payment on demand of any sum due under this Deed determined by agreement or pursuant to an order of a court or by the Purchaser's Auditors hereunder, the liability of FICO(HK) shall be increased to include interest on such sum from the date of payment of such sum by the relevant Group Company toward satisfaction of any Claim for Taxation referred to in Clause 2(A) above to the date of actual payment by FICO(HK) (as well after as before judgment) at a rate per annum being two per cent. (2%) above the prime lending rate for Dollars as quoted by Citibank, Singapore Branch from time to time. Interest determined in accordance with this Clause 2(B) shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall accrue from day to day.

 3. Any liability to FIL hereunder may in whole or in part be released, compounded or compromised or time or indulgence given by FIL in its absolute discretion without in any way prejudicing or affecting its rights against FICO(HK).

 4. In the event of FIL becoming aware of any Claim which could give rise to a liability under this Deed, FIL shall procure that notice thereof be given to FICO(HK) in manner hereinafter provided and as regards any such Claim, FIL shall, or shall procure the relevant Group Company to, take such action as it may reasonably request to avoid, dispute, resist, appeal, compromise or defend the Claim and any adjudication in respect thereof but subject to FIL and the relevant Group Company being indemnified and secured to their satisfaction by FICO(HK) against all losses (including additional Taxation), costs, damages and expenses which may thereby be incurred.

 5.      (A)      In the event of any dispute as to the liability hereunder of
                  FICO(HK) and/or any ofthe Group Companies, the matter shall be determined by the Purchaser's Auditors.

         (B) The Purchaser's Auditors shall be deemed to act as experts and not as arbitrators in any determination made by them hereunder and in the absence of manifest error, their determination shall be conclusive and binding on all concerned. The proper charges and disbursements of the Purchaser's Auditors shall be paid and borne on each occasion by such of the parties concerned and in such proportions as the Purchaser's Auditors may in their absolute discretion consider fair and reasonable.

 6. A notice, demand or other communication under this Deed shall be delivered to the addresses given in Clause 17 of the S&P Agreement and shall be given or made, and shall be deemed to have been received, in accordance with the provisions of Clause 17 of the S&P Agreement.

 7. This Deed shall come into force on the date stated at the beginning and shall continue in force from such date.

 8. This Deed shall be binding on and shall enure for the benefit of the parties and their respective legal personal representatives, successors and permitted assigns. Any reference in this Deed to any of the parties shall be construed accordingly.

 9. If any term or provision in this Deed shall be held to be illegal or unenforceable, in whole or in part, under any enactment or rule of law, such term or provision or part shall to that extent be deemed not to form part of this Deed but the enforceability of the remainder of this Deed shall not be affected.

 10. This Deed may be executed in any number of counterparts, all of which taken together and when delivered to each party hereto shall constitute one and the same instrument. Any party may enter into this Deed by signing any such counterpart.

 11.     (A)      This Deed shall be governed by, and construed in accordance with, the laws of Hong Kong.

         (B) Any dispute or difference arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Hong Kong on or before 31 March 1997 and thereafter in Singapore. In respect of arbitration in Hong Kong, the arbitration shall be in accordance with the HKIAC Rules. In respect of arbitration in Singapore, the arbitration shall be in accordance with the SIAC Rules. The HKIAC Rules and the SIAC Rules are deemed to be incorporated by reference into this Clause 11(B) save to the extent that they are inconsistent with the express terms of this Agreement.

         (C) The arbitral tribunal shall consist of three (3) independent arbitrators, one of whom shall be appointed by the Purchaser, one of whom shall be appointed by the Vendor, and the third (who shall act as Chairman of the arbitral tribunal) to be appointed by the Chairman of SIAC or HKIAC, as the case may be.

         (D) For the purpose of this Agreement a dispute shall be deemed to arise when one party serves on the other party a notice in writing (in this Clause, a "NOTICE OF DISPUTE") stating the nature of the dispute.

         (E) The party serving any Notice of Dispute shall appoint one arbitrator in such Notice of Dispute.

         (F) The party in receipt of any Notice of Dispute shall appoint an arbitrator within twenty-eight (28) days or such longer time as may be agreed between the parties or directed by the Chairman of SIAC or HKIAC, as the case may be. In default of such appointment by any party that arbitrator shall also be appointed by the Chairman of SIAC or HKIAC, as the case may be, within fourteen (14) days after such time period. The third arbitrator shall be appointed by the Chairman of SIAC or HKIAC, as the case may be, within twenty-eight (28) days of the receipt of such Notice of Dispute.

         (G) The prevailing party in the Arbitration shall be awarded the costs and expenses (including legal fees and expenses) reasonably incurred in connection with any such arbitration.

IN WITNESS WHEREOF this Deed has been entered into the day and year first abovewritten.

FICO(HK)

                                                       [SEAL}

The Common Seal of              )
FICO FOREST INDUSTRIAL          )
CO.  LIMITED has been affixed   )
in the presence of:             )




                                              ----------------------------------
                                              Director

                                              ----------------------------------
                                              Director/Secretary

FIL

                                                       [SEAL]

The Common Seal of              )
FLEXTRONICS INTERNATIONAL LTD   )
has been affixed                )
in the presence of:             )


                                             /s/      S.L. Tsui
                                              ----------------------------------
                                                      Director

                                             /s/      Gon Chan Peng
                                              ----------------------------------
                                                      Authorised Signatory

IN WITNESS WHEREOF this Deed has been entered into the day and year first abovewritten.

FICO(HK)

                                                       [SEAL}

The Common Seal of                           )
FICO FOREST INDUSTRIAL                       )
CO.  LIMITED has been affixed                )
in the presence of:                          )

          /s/ Christine C. Knight
         ------------------------------
          Christine C. Knight                         /s/ Law Sing Hong
              Solicitor                               ------------------------
              Hong Kong                               Director


                                                      /s/ Law Shun Hang
                                                      ------------------------
                                                      Director/Secretary

FIL

                                                      [SEAL]

The Common Seal of                           )
FLEXTRONICS INTERNATIONAL LTD                )
has been affixed                             )
in the presence of:                          )


                                                      --------------------------
                                                      Director

                                                      --------------------------
                                                      Director/Secretary

                                                                 [SEAL}
The Company



The Common Seal of                )
FICO INVESTMENT                   )
HOLDING LIMITED has been affixed  )
in the presence of:               )

          /S/ Christine C. Knight
          --------------------------
          Christine C. Knight                         /s/ Law Shun Hang
          Solicitor                                   ------------------------
          Hong Kong                                   Director


                                                      /s/ Law Sing Hong
                                                      ------------------------
                                                      Director/Secretary

FICO(PRC)

SIGNED BY LAW SHUN HANG           )
                                  )

as legal representative           )
for and on behalf of              )                   /s/ Law Shun Hang
FOREST KEYBOARD                   )                   ------------------------
MANUFACTURING (SHENZHEN)          )
LTD.                              )

                                  SCHEDULE 11

                             PUT OPTION AGREEMENT




                       DATED THE 20TH DAY OF DECEMBER 1996


                                     Between

                          FLEXTRONICS INTERNATIONAL LTD

                                       And

                       FICO FOREST INDUSTRIAL CO. LIMITED



                      ------------------------------------

                              PUT OPTION AGREEMENT
                        relating to 4,000 ordinary shares
                                  consisting of
                         40% of all the ordinary shares
                             in the share capital of
                         FICO INVESTMENT HOLDING LIMITED


                      ------------------------------------

                                TABLE OF CONTENTS

         Clause   Heading                                                   Page
         ------   -------                                                   ----

         1. INTERPRETATION .................................................  1

         2. PUT OPTION .....................................................  2

         3. PUT OPTION COMPLETION ..........................................  3

         4. DURATION OF OBLIGATIONS ........................................  3

         5. FIL'S WARRANTIES ...............................................  3

         6. COMMUNICATIONS .................................................  4

         7. GENERAL ........................................................  4

         8. GOVERNING LAW AND DISPUTE RESOLUTION ...........................  5

         THIS AGREEMENT is made the 20th day of December 1996 BETWEEN:

(1) FLEXTRONICS INTERNATIONAL LTD, a company incorporated in Singapore and having its registered office at 36 Robinson Road, City House, #18-01, Singapore 068877 ("FIL");

(2) FICO FOREST INDUSTRIAL CO. LIMITED, a company incorporated in Hong Kong and having its registered office at Unit 10, 5 & 4 18/F, Blk B, Kong Nam Ind. Building, 603 Castle Peak Road, Tsuen Wan, New Territories, Hong Kong ("GRANTOR")

WHEREAS:

(A) Fico Investment Holdings Limited ("COMPANY") is a company limited by shares incorporated in Hong Kong and has at the date hereof an authorised share capital of 10,000 ordinary shares of HK$ 1.00 each, of which 10,000 of the said ordinary shares have been issued and are fully paid-up.

(B) FIL is the legal and beneficial owner of 4,000 ordinary shares of HK$1.00 each in the Company consisting forty per cent. (40%) of the issued and paid-up capital of the Company.

(C) This Agreement is entered into pursuant to a Sale and Purchase Agreement ("SALE AND PURCHASE AGREEMENT") dated 29 November 1996, made between (1) FIL, as purchaser (2) the Grantor as Vendor and (3) the Company. The Grantor wishes to grant to FIL a put option in respect of the Put Option Shares (as defined below) for the consideration and on the terms and conditions set out in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.       INTERPRETATION

1.1 In this Agreement except to the extent that the context otherwise requires:

         "BANKER'S DRAFT" means a banker's draft drawn on a bank in Hong Kong;

         "EXERCISE DATE" means the date of service of a Put Option Notice under Clause 2.3;

         "PUT OPTION" shall have the meaning ascribed to it in Clause 2.1;

         "PUT OPTION COMPLETION" means the performance by FIL and the Grantor of the obligations assumed by them respectively under Clause 3.2;

         "PUT OPTION COMPLETION DATE" means 11.00 a.m. on the date falling thirty (30) days from the Exercise Date;

         "PUT OPTION NOTICE" means a notice exercising the Put Option given pursuant to Clause 2.3;

         "PUT OPTION PERIOD" means the period commencing on the date of this Agreement and expiring on the date falling on the first anniversary of the end of the Financial Period (both dates inclusive);

         "PUT OPTION SHARES" means 4,000 Shares consisting forty per cent. (40%) of the issued and paid-up capital of the Company;

         "SALE PRICE" means the aggregate of the Consideration and interest accrued thereon at the rate of eight per cent. (8%) from the date of payment of the Consideration (or parts thereof) under the Sale and Purchase Agreement to the Put Option Completion Date (or such deferred date pursuant to Clause 3.3), such interest to be calculated on the basis of a 360-day year and the actual number of days elapsed;

         "SHARES" means ordinary shares of HK$1.00 each in the capital of the Company;

         "SHAREHOLDERS' AGREEMENT" means the shareholders' agreement of even date entered into between (1) FIL, (2) the Grantor and (3) the Company;

         "TRANSFER TERMS" means the entire legal and beneficial interest in all the Put Option Shares shall be sold and purchased free from any Encumbrance and together with all rights attaching thereto as at the Exercise Date or at any time thereafter and that the consideration for the Put Option Shares shall be the Sale Price; and

         "US$" means the lawful currency of the United States of America.

1.2 All terms and references used in this Agreement and which are defined or construed in the Sale and Purchase Agreement but are not defined or construed in this Agreement shall have the same meaning and construction in this Agreement. All references in this Agreement to the Sale and Purchase Agreement are to the Sale and Purchase Agreement are to the Sale and Purchase Agreement as from time to time amended, modified or supplemented.


1.3 References to Recitals and Clauses are to recitals and clauses of this Agreement. The headings in this Agreement are for convenience only and shall not affect the interpretation of this Agreement. Words importing the singular number include the plural number and vice versa. References to documents include variations and replacements thereof and supplements thereto. References to a party include its permitted assigns and transferees and its successors-in-title.

2.       PUT OPTION

2.1 In consideration of the sum of US$1.00 (receipt of which the Grantor hereby acknowledges), the Grantor hereby grants to FIL the right, in the event that (i) it is determined pursuant to Clause 10 of the Sale and Purchase Agreement that the Profit Target exceeded the Net Profit After Taxation of the Company in respect of the Financial Period; (ii) the Purchaser, at its sole and absolute discretion and determination, is not satisfied with the state of affairs of the Company as reported in the audited accounts of the Company for the financial year ending 31 December 1996 pursuant to Clause 4.2 of the Sale and Purchase Agreement; (iii) a notice of termination is served under Clause 12(B) of the Shareholders' Agreement pursuant to Clause 12(C)(ii) of the Shareholders' Agreement; or (iv) the Balance Consideration is not paid pursuant to Clause 4.2 of the Sale and Purchase Agreement (each of (i),
         (ii) (iii) and (iv) hereinafter referred to as a "PRECONDITION EVENT"), to require the Grantor to purchase from FIL all the Put Option Shares on the terms and subject to the conditions of this Agreement ("PUT OPTION").

2.2 On the exercise of the Put Option, the Grantor will become bound to purchase and FIL will become bound to complete the sale of the Put Option Shares on the Transfer Terms.

2.3 The Put Option must be exercised by notice in writing by FIL served only during the Put Option Period and subject to the fulfilment of a Precondition Event, failing which it will lapse and cease to have any further effect.

  3.     PUT OPTION COMPLETION

3.1 Put Option Completion of the sale and purchase of the Put Option Shares shall take place in Hong Kong at the Hong Kong branch office of FIL (or at such other place as may be agreed) on the Put Option Completion Date, provided that if such a day is not a Business Day then Put Option Completion shall take place at 12 noon on the first Business Day thereafter.

3.2      On Put Option Completion:

         (a) FIL shall deliver to the Grantor duly executed transfers and duly executed sold notes in favour of the Grantor in respect of the Put Option Shares accompanied by the relative share certificate(s) and shall do all things and execute such documents as shall be necessary or as the Grantor may reasonably request to give effect to the sale of the Put Option Shares pursuant to Clause 2 on the Transfer Terms;

         (b) FIL shall procure the resignations of the existing Directors of the Company nominated by them pursuant to Clause 4(B) of the Shareholders' Agreement, which said resignations shall take effect on Put Option Completion; and

         (c) the Grantor shall pay the Sale Price to FIL by way of telegraphic transfer to an account designated by FIL to the Grantor not later than three (3) Business Days prior to the Put Option Completion Date or by way of a banker's draft.

3.3 If any of the provisions of Clause 3.2 are not complied with on the Put Option Completion Date the party not in default may (without prejudice to his other rights and remedies):

         (a) defer Put Option Completion to a date not more than twenty-eight (28) days after the Put Option Completion Date (and so that the provisions of this Clause 3 shall apply to Put Option Completion as so deferred); or

         (b) proceed to Put Option Completion so far as practicable (without prejudice to his rights hereunder); or

         (c) rescind the transaction arising by virtue of the exercise of the Put Option.

4.       DURATION OF OBLIGATIONS

4.1 This Agreement shall terminate on the date falling on the first anniversary of the end of the Financial Period if no Put Option Notice shall have been served on or prior to such date.

4.2 If the Put Option Notice shall have been served on or prior to the date mentioned in Clause 4.1 this Agreement shall continue in force after such date until the fulfilment of the parties' obligations hereunder in relation to the Put Option Notice whereupon it shall terminate.

5.       FIL'S WARRANTIES

5.1 FIL warrants to the Grantor that it is and will remain until the expiry of the Put Option Period or the Put Option Completion Date, whichever is the later, the sole legal and beneficial owner of the Option Shares, subject only to the Put Option and the Fico Call Option (as defined in the Fico Call Option Agreement).

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
5.2 FIL shall not prior to the expiry of the Put Option Period or the Put Completion Date, whichever is the later, transfer, dispose of or permit an Encumbrance save for the Put Option and the Fico Call Option (as defined in the Fico Call Option Agreement) over its interest in any of the Put Option Shares and the Put Option Shares shall upon Put Option Completion be sold free of any Encumbrance.

5.3 At the date of this Agreement the Put Option Shares represent forty per cent. (40%) of the issued and paid-up share capital of the Company issued or agreed to be issued and there is no option or right outstanding in favour of any third party to subscribe for any share or loan capital of the Company.

6.       COMMUNICATIONS

6.1 Except as otherwise provided in the Agreement, all notices required or permitted to be given hereunder shall be in writing and in the English language and shall be sent by facsimile or in writing.

6.2      Any notice hereunder shall be addressed as follows:

         In the case of FIL        :       Flextronics International Ltd
                                           514 Chai Chee Lane, #04-13
                                           Singapore 469029

         Fax Number                :       (65) 449-9548

         Attention                 :       Mr Goh Chan Peng

         In the case of the Grantor:       Gico Forest Industrial Co. Limited
                                           Unit 10, 18/F
                                           Blk B, Kong Nam Ind. Building
                                           603 Castle Peak Road, Tsuen Wan
                                           New Territories
                                           Hong Kong

         Fax Number                :       (852) 2412-0791

         Attention                 :       Mr Law Sing Hong

6.3 Any party may from time to time by notice hereunder change its address or telefax number for notice. Notice given by facsimile shall be deemed to have been served on the next Business Day in the place of address following the day of transmission.

7.       GENERAL

7.1 This Agreement may be assigned in whole or in part by FIL. Notwithstanding this, this Agreement shall not be assigned in whole or in part by the Grantor. It is expressly agreed that this Agreement shall be binding upon and shall enure for the benefit of the parties' successors.

7.2 This Agreement supersedes any previous agreement between the parties hereto in relation to the matters dealt with herein, represents (together with any documents referred to herein) the entire agreement between the parties herein in relation to such matters and no variation hereof shall be effective unless made in writing.

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

7.3 The failure of any of the parties hereto at any time to require performance by any other party or to claim a breach of any term of this Agreement shall not be deemed to be a waiver of any right under this Agreement.

7.4 The parties hereto shall, and shall use their respective reasonable endeavours to procure that any necessary third parties shall, execute and do all such further deeds, documents and things as either party may reasonably require by notice in writing to the other party to carry the provisions of this Agreement into full force and effect and (so far as they are able) shall do anything necessary (including, without limitation, exercising their powers as shareholders) to give effect to the spirit and intent of this Agreement.

7.5 Any date or period mentioned in this Agreement may be extended by agreement between the parties hereto (or such of the parties as may be affected thereby), but as regards any date or period (whether or not extended as aforesaid) time shall be of the essence of this Agreement.

7.6 Subject as specifically provided herein, each of the parties hereto shall bear its own costs and expenses relating to this Agreement, save that the Grantor shall bear all stamp duty payable in respect of the grant of the Put Option and the purchase of the Put Option Shares.

7.7 The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

7.8 Notwithstanding the completion of the sale and purchase of the Put Option Shares herein, the terms and conditions of this Agreement shall not merge with the transfer or conveyance of the Put Option Shares and be extinguished but shall remain in full force and effect as between FIL and the Grantor insofar as the same shall not have been fulfilled.

8.       GOVERNING LAW AND DISPUTE RESOLUTION

8.1 This Agreement shall be governed by, and construed in accordance with, the laws of Hong Kong.

8.2 Any dispute or difference arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Hong Kong on or before 31 March 1997 and thereafter in Singapore. In respect of arbitration in Hong Kong, the arbitration shall be in accordance with the HKIAC Rules. In respect of arbitration in Singapore, the arbitration shall be in accordance with the SIAC Rules. The HKIAC Rules and the SIAC Rules are deemed to be incorporated by reference into this Clause 8.2 save to the extent that they are inconsistent with the express terms of this Agreement.

8.3 The arbitral tribunal shall consist of three (3) independent arbitrators, one of whom shall be appointed by FIL, one of whom shall be appointed by the Grantor, and the third (who shall act as Chairman of the arbitral tribunal) to be appointed by the Chairman of SIAC or HKIAC, as the case may be.

8.4 For the purpose of this Agreement a dispute shall be deemed to arise when one party serves on the other party a notice in writing (in this Clause, a "NOTICE OF DISPUTE") stating the nature of the dispute.

8.5 The party serving any Notice of Dispute shall appoint one arbitrator in such Notice of Dispute.

8.6 The party in receipt of any Notice of Dispute shall appoint an arbitrator within twenty-eight (28) days or such longer time as may be agreed between the parties or directed by the Chairman of SIAC or HKIAC, as the case may be. In default of such appointment by any party that arbitrator shall also be appointed by the Chairman of SIAC or HKIAC, as the case may be, within fourteen (14) days after such time period. The third arbitrator shall be appointed by the Chairman of SIAC or HKIAC, as the case may be, within twenty-eight (28) days of the receipt of such Notice of Dispute.

  8.7 The prevailing party in the arbitration shall be awarded the costs and expenses (including legal fees and expenses) reasonably incurred in connection with any such arbitration.


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
         IN WITNESS WHEREOF the parties set their hands this day and year first above written.

         FIL

         Signed by

         /s/ S.L. Tsui

         for and on behalf of

         FLEXTRONICS INTERNATIONAL LTD

         in the presence of:

         /s/COSMAS WONG CIN TZIEH
             Cosmas Wong Cin Tzieh
              Advocate & Solicitor
                Singapore

         The Grantor

         Signed by

         for and on behalf of
         FICO FOREST INDUSTRIAL CO. LIMITED
         in the presence of:

         IN WITNESS WHEREOF the parties set their hands this day and year first above written.

         FIL

         Signed by

         for and on behalf of
         FLEXTRONICS INTERNATIONAL LTD
         in the presence of:

         The Grantor

         Signed by
         /s/ Law Shun Hang &
         /s/ Law Sing Hong
         for and on behalf of
         FICO FOREST INDUSTRIAL
         CO. LIMITED

         in the presence of:

         /s/ Christine C. Knight
         Christine C. Knight
         Solicitor
         Hong Kong

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